EXHIBIT 10.1

OFFICE LEASE

THE LANDMARK @ ONE MARKET

San Francisco, California

TMG/ONE MARKET, L.P.

And

CROSSMARKET, LLC

LANDLORD

SALESFORCE.COM, INC.

TENANT

JUNE 23, 2000

OFFICE LEASE

THE LANDMARK @ ONE MARKET

San Francisco, California

BASIC LEASE INFORMATION

Lease Date:	June 23, 2000

Landlord:	TMG/ONE MARKET, L.P., a Delaware limited partnership and CROSSMARKET, LLC, a Nevada limited liability company

Tenant:	SALESFORCE.COM, INC., a Delaware corporation

Premises:	58,988 square feet of Rentable Area located on the Bayside portion of the 3rd Floor of the Building (28,513 square feet of Rentable Area, the “Third Floor Portion”), on the Cityside portion of the Fourth (4th) Floor of the Building (14,528 square feet of Rentable Area, the “Fourth Floor Portion”) and on the First (1st) Floor and Mezzanine of the Building (15,947 square feet of Rentable Area, the “First Floor Portion”), as shown on the Floor Plans attached as Exhibit A. The Premises shall also include the storage area outlined on the Floor Plan attached as Exhibit A, located in the basement of the Building containing approximately 3,500 square feet (the “Storage Space”). The entire Building contains 360,021 square feet of Rentable Area.

Term:	Commencing on the Initial Possession Date (as defined in Section 5.1 of Exhibit C attached to this Lease) and continuing until a date ten (10) years from the Commencement Date (the “Initial Term”), subject to Landlord’s option of partial termination, described in Section 2.2, hereof and one (1) option to extend the Term for a single period of five (5) years (the “Extended Term”).

Anticipated Possession Date:	June 23, 2000

Commencement Date:	The date one hundred twenty (120) days after the Possession Date. The term “Initial Commencement Date” shall mean October 21, 2000.

Expiration Date:	The date which is ten (10) years after the Commencement Date, or the last day of the Extended Term, if the Extended Term is properly exercised.

	Period of Term	Amount
Base Rent:
	Initial Commencement Date to Commencement Date	$215,824.16/month (“Start Rent”)

	Commencement Date to Second anniversary of Commencement Date	$3,865,650.00/year (“Preliminary Base Rent”)

	Second anniversary of Commencement Date to Fourth anniversary of Commencement Date	$4,017,197.00/year (“Initial Base Rent”)

	Fourth anniversary of Commencement Date to Seventh anniversary of Commencement Date	$4,175,215.20/year (“Middle Base Rent”)

	Seventh anniversary of Commencement Date to End of Initial Term	$4,258,962.20/year (“Final Base Rent”)

	Extended Term:	The fair market rent for the Premises (including Storage Space) as of the first day of the Extended Term, as determined in accordance with Section 3.2 of the Lease

Base Year:	The 2000 calendar year.

Tenant’s Percentage Share:	16.38% (Excludes Storage Space)

Permitted Use:	General office use

Security Deposit:	$3,500,000.00

Building Directory Spaces:	See Section 33.13 below

Tenant’s Address:	101 Spear Street #203, San Francisco, CA 94105, until Tenant’s occupancy of the Premises, then the Premises

Landlord’s Address:	100 Bush Street, Suite 2600 San Francisco, CA 94104

Brokers:

Landlord’s Broker:     CB Richard Ellis, Inc.

Tenant’s Broker:         BT Commercial Real Estate

Exhibits and Addenda:

Exhibit A:	Floor Plan(s) of Premises
Exhibit B:	Legal Description of Land
Exhibit C:	Work Letter
Exhibit D:	Rules and Regulations of the Building
Exhibit E:	Confirmation of Lease Term
Exhibit F:	Janitorial Specifications
Exhibit F-1:	Holidays
Exhibit F-2:	Security

The Basic Lease Information is incorporated into and made a part of the Lease. Each reference in the Lease to any Basic Lease Information shall mean the applicable information set forth above. In the event of any conflict between an item in the Basic Lease Information and the Lease, the Lease shall control.

OFFICE LEASE

THIS LEASE is made and entered into by and between Landlord and Tenant as of the Lease Date. This Lease amends and restates in its entirety that certain Office Lease between Landlord and Tenant dated April 26, 2000. Landlord and Tenant hereby agree as follows:

1. Definitions.

1.1. Terms Defined. The following terms have the meanings set forth below. Certain other terms have the meanings set forth in the Basic Lease Information or elsewhere in this Lease.

Alterations: Alterations, additions or other improvements to the Premises made by or on behalf of Tenant (but not including Tenant’s moveable trade fixtures, moveable items of personal property or the alterations, additions or other improvements, if any, made by or on behalf of Tenant during the initial improvement of the Premises pursuant to and governed by the provisions of the Work Letter attached hereto as Exhibit C).

Annex: The office building consisting of 6-stories located adjacent to the westerly wing of the Building.

Annex Lease: That certain sublease dated as of even date with this Lease, between Landlord and Tenant for a portion of the space located in the Annex.

Base Operating Expenses and Base Real Estate Taxes: The Operating Expenses and the Real Estate Taxes paid or incurred by Landlord in the Base Year. For purposes of determining Real Estate Taxes for the Base Year, Landlord shall make an appropriate adjustment to the Real Estate Taxes for such year as reasonably determined by Landlord using sound accounting and management principles, to determine the amount of Real Estate Taxes (including the annual installment of any special assessment, including any special assessment first assessed after 2000, but relating to the renovation of the Building or the initial buildout of the Premises) that would have been incurred during such year if the tenant improvements in the Building had been fully constructed and the Land, the Building, and all tenant improvements in the Building had been fully assessed for Real Estate Tax purposes. For purposes of determining Operating Expenses for the Base Year, if Landlord does not obtain earthquake insurance for the Building during the Base Year, Landlord shall make an appropriate adjustment to the amount of Operating Expenses for the Base Year at such time as Landlord elects to obtain earthquake insurance so as to impute the amount of the premium that would have been incurred as an Operating Expense if not self insured (assuming such insurance was competitively bid and included customary coverage and exclusions and commercially reasonable deductibles).

Building: The office building consisting of an 11-story building located on the Land, commonly known as The Landmark @ One Market, One Market Street, San Francisco, California, and any additions to such Building.

Escalation Rent: Tenant’s Percentage Share of the total dollar increase, if any, in Operating Expenses and in Real Estate Taxes, each as paid or incurred by Landlord in each calendar year, or part thereof, after the Base Year, over the amount of Base Operating Expenses and Base Real Estate Taxes. If the Building is less than ninety-five percent (95%) occupied during any part of any year (including the Base Year), Landlord shall make an appropriate adjustment of the variable components of Operating

Expenses and Real Estate Taxes for that year, as reasonably determined by Landlord using sound accounting and management principles, to determine the amount of Operating Expenses and Real Estate Taxes that would have been incurred during such year if the Building had been ninety-five percent (95%) occupied during the entire year. If the management fees for the Building for any year are calculated as a different percentage of gross revenue than in the Base Year, then the percentage used in the calculation of management fees in any such year shall be adjusted upward or downward to be identical to the percentage used during the Base Year. This amount shall be considered to have been the amount of Operating Expenses and Real Estate Taxes for that year. For purposes hereof, “variable components” include only those component expenses that are affected by variations in occupancy levels.

Impositions: Taxes, assessments, charges, excises and levies, business taxes, licenses, permits, inspection and other authorization fees, transit development fees, assessments or charges for housing funds, service payments in lieu of taxes and any other fees or charges of any kind at any time levied, assessed, charged or imposed by any federal, state or local entity, (i) upon, measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures or other personal property located in the Premises, or the cost or value of any alterations, additions or other improvements to the Premises made by or on behalf of Tenant during the initial improvement of the Premises pursuant to and governed by the Work Letter which exceed Building standard improvements (which are defined to mean tenant improvements costing less than $37.50 per square foot of Rentable Area) and any subsequent Alterations; (ii) upon, or measured by, any Rent payable hereunder, including any gross receipts tax; (iii) upon, with respect to or by reason of the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; or (iv) upon this Lease transaction, or any document to which Tenant is a party creating or transferring any interest or estate in the Premises. Impositions do not include Real Estate Taxes, franchise, transfer, inheritance or capital stock taxes, or income taxes measured by the net income of Landlord from all sources, unless any such taxes are levied or assessed against Landlord as a substitute for, in whole or in part, any Imposition.

Land: The parcel of land described on Exhibit B attached to this Lease.

Operating Expenses: All costs of management, operation, maintenance and repair of the Building and the Land, including, but not limited to, the following: (i) salaries, wages, benefits and other payroll expenses of employees engaged in the operation, maintenance or repair of the Building; (ii) property management fees and expenses (not to exceed 3.5% of the gross revenue from the Building and the Land); (iii) rent (or rental value) and expenses for Landlord’s and any property manager’s offices in the Building; (iv) electricity, natural gas, water, waste disposal, sewer, heating, lighting, air conditioning and ventilating and other utilities; (v) janitorial, maintenance, security, life safety and other services, such as alarm service, window cleaning and elevator maintenance and uniforms for personnel providing services; (vi) repair and replacement, resurfacing or repaving of paved areas, sidewalks, curbs and gutters (except that any such work which constitutes a capital improvement shall be included in Operating Expenses in the manner provided in clause (xiv) below); (vii) landscaping, ground keeping, management, operation, and maintenance and repair of all public, private and park areas adjacent to the Building; (viii) materials, supplies, tools and rental equipment; (ix) license, permit and inspection fees and costs; (x) insurance premiums and costs (including an imputed insurance premium if Landlord self-insures, or a proportionate share if Landlord insures under a “blanket” policy), and the deductible portion of any insured loss under Landlord’s insurance; (xi) sales, use and excise taxes; (xii) legal, accounting and other professional services for the Building, including costs, fees and expenses of contesting the validity or applicability of any law, ordinance, rule, regulation or order relating to the Building; (xiii) depreciation on personal property, including exterior window draperies provided by Landlord and floor coverings in the common areas and other public portions of the Building, and/or rental costs of leased furniture, fixtures, and equipment; and (xiv) the cost of any capital improvements to the Building made at any time that are intended in Landlord’s judgment as labor saving devices, or to reduce or eliminate other Operating Expenses or to effect other economies in the operation, maintenance, or management of the Building, or that are necessary or appropriate in Landlord’s judgment for the health and safety of occupants of the Building, or that are required under any law, ordinance, rule, regulation or order which was not applicable to the Building as of the Possession Date, all amortized over such reasonable period as Landlord shall determine at an interest rate of ten percent (10%) per annum, or, if applicable, the rate paid by Landlord on funds borrowed for the purpose of constructing or installing such capital improvements. Operating Expenses shall not include: (A) Real Estate Taxes; (B) legal fees, brokers’ commissions or other costs incurred in the negotiation, termination, or extension of leases or in proceedings involving a specific tenant; (C) depreciation, except as set forth above; (D) interest, amortization or other payments on loans to Landlord except as a component of amortization as set forth above; (E) the cost of capital improvements, except as set forth above; (F) except as provided in item (xiv) above, costs incurred in connection with the original construction of the Building or in connection with any major change in the Building, such as adding or deleting floors; (G) except as provided in item (xiv) above, costs of alterations or improvements, other than maintenance items to the Premises or the leased premises of other tenants; (H) interest, principal, late charges, default fees, prepayment penalties or premiums on any debt owed by Landlord, including any mortgage debt; (i) costs of correcting defects in or inadequacy of the renovation of the Building; (J) expenses directly resulting from the negligence of the Landlord, its agents, servants or employees; (K) legal fees, space planners’ fees, real estate brokers’ leasing commissions and advertising expenses incurred in connection with the original development or original leasing of the Building or future leasing of the Building; (L) costs for which Landlord is fully reimbursed by any tenant or occupant of the Building or by insurance by its carrier or any tenant’s carrier or by anyone else; (M) any bad debt loss, rent loss, or reserves for bad debts or rent loss; (N) expenses of extraordinary services provided to other tenants in the Building which are made available to Tenant at cost or for which Tenant is separately charged; (O) costs associated with the operation of the business of the partnership which constitutes Landlord, as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be the issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building, costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitrations respecting Landlord and/or the Building and/or the site upon which the Building is situated; (P) the wages and benefits of any employee who does not devote substantially all of his or her time to the Building unless such wages and benefits are prorated to reflect time spent on maintaining, securing, repairing, operating or managing the Building vis-a-vis time spent on matters unrelated to such activities; (Q) damages, costs, fees, fines, penalties and interest arising from a default by Landlord under any obligation to a third party; (R) amounts paid as ground rental by Landlord; (S) any costs or expenses incurred in connection with any portion of the ground floor, to the extent devoted to retail operation, unless such square footage is included in the Rentable Area computation for the Building; (T) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building; (U) costs paid to Landlord or to affiliates of Landlord for services in the Building to the extent the same materially exceed or would materially exceed the costs for such services if rendered by first class unaffiliated third parties on a competitive basis; (V) electric power costs for which any tenant directly contracts with the local public service company; (W) costs arising from Landlord’s political or charitable contributions; (X) costs arising from latent defects in the Building or improvements installed by Landlord; (Y) costs, other than those incurred in ordinary maintenance, for sculpture, paintings or other objects of art; (Z) Landlord’s general corporate overhead; (AA) all costs in connection with the ownership, operation and maintenance of any off-site garage facilities associated with the Building, and all costs in connection with the operation of any parking facilities in the Building except costs of all utilities (heating, ventilating, air cooling, if any, electricity, water, serer, elevators), for repairs and replacements and for steam cleaning; (BB) capital expenditures required solely by Landlord’s failure to comply with laws applicable to the Building, including the Premises, as of the Possession Date; (CC) income, franchise taxes and dividends; (DD) capital expenditures to common areas on multi-tenant floors to the extent such expenditures are made solely to accommodate the tenants on such floors; and (EE) the cost of removal or remediation of hazardous substances required in order to comply with any Environmental Law (as defined below) (i) applicable to the Building, including the Premises, as of the Possession Date or (ii) with respect to subsurface removal or remediation only, not applicable to the Building, including the Premises, as of the Possession Date, which subsurface removal or remediation is required in connection with the re-construction of the Building following an earthquake or casualty. Subject to the provisions of this definition, the determination of Operating Expenses shall be made by Landlord in accordance with generally accepted accounting principles and practices consistently applied.

Real Estate Taxes: All taxes, assessments and charges now or hereafter levied or assessed upon, or with respect to, the Building or any portion thereof, or any personal property of Landlord used in the operation thereof or located therein, or Landlord’s interest in the Building or such personal property, by any federal, state or local entity, including: (i) all real property taxes and general and special assessments; (ii) charges, fees or assessments for transit, housing, day care, open space, art, police, fire or other governmental services or benefits to the Building; (iii) service payments in lieu of taxes; (iv) any tax, fee or excise on the use or occupancy of any part of the Building, or on rent for space in the Building; (v) any other tax, fee or excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Estate Taxes; and (vi) reasonable fees and expenses, including those of consultants or attorneys, incurred in connection with proceedings to contest, determine or reduce Real Estate Taxes. Real Estate Taxes do not include: (A) franchise, transfer, inheritance or capital stock taxes, or income taxes measured by the net income of Landlord from all sources, unless any such taxes are levied or assessed against Landlord as a substitute for, in whole or in part, any Real Estate Tax; (B) Impositions and all similar amounts payable by tenants of the Building under their leases; and (C) penalties, fines, interest or charges due for late payment of Real Estate Taxes by Landlord. If any Real Estate Taxes are payable, or may at the option of the taxpayer be paid, in installments, such Real Estate Taxes shall, together with any interest that would otherwise be payable with such installment, be deemed to have been paid in installments, amortized over the maximum time period allowed by applicable law.

Rent: Base Rent, Escalation Rent and all other additional charges and amounts payable by Tenant in accordance with this Lease.

Rentable Area: The aggregate of (i) the Leased Area (as defined below) of the portion of the floor occupied by Tenant, plus (ii) the result obtained by multiplying (1) the area of the Common Area (as defined below) on such floor by (2) a fraction whose numerator is the Leased Area of Tenant’s portion of the floor and whose denominator is the Leased Area of all tenant space on such floor, plus (iii) in the event that Landlord must enlarge or alter in any way, shape or fashion the Common Area to accommodate Tenant’s Leased Area, the total additional Common Area space. For purposes of this paragraph, “Leased Area” shall mean all floor area in a tenant space, measured to the inside glass surface of exterior Building walls, to the center of corridors and other permanent partitions, and to the center of partitions that separate tenant space from adjoining tenant spaces, without deduction for columns and projections necessary to the Building; and “Common Area” shall mean the total area on a floor consisting of restrooms, janitor, telephone and electrical closets, mechanical areas and public corridors providing access to tenant space on such floor, but excluding the main Building lobby, public stairs, elevator shafts and pipe shafts. At any time within three (3) business days after the Lease Date, Tenant may engage an independent licensed architect or surveyor to measure the Rentable Area of the Premises. Tenant’s architect or surveyor shall determine the Rentable Area in accordance with the standards set forth in this paragraph. If the architect’s or surveyor’s measurement of the Rentable Area is less than the area of the Premises set forth in the Basic Lease Information by greater than two percent (2%), then Tenant shall have the right to terminate the Lease by delivering to Landlord, within three (3) business days after the Lease Date, written notice of its intentions to terminate the Lease based upon such variance. Tenant’s failure to deliver such notice to Landlord within such three (3) business day period shall constitute Tenant’s waiver of its right to terminate the Lease pursuant to this paragraph. In addition, before the Possession Date, Landlord’s architect shall reasonably remeasure the Rentable Area of the First Floor Portion (the “Remeasurement”). If such Remeasurement discloses that the Rentable Area of the First Floor Portion is less than or greater than 15,947 square feet, then Landlord and Tenant shall execute an amendment to this Lease pursuant to which Landlord equitably adjusts the Rentable Area of the Premises, the Base Rent and the Tenant’s Percentage Share.

Scient Lease. That certain lease dated October 15, 1999 between Landlord and Scient Corporation (“Scient”) for a portion of the Building, without reference to any amendment or modification that is subsequent to such date.

Tenant’s Percentage Share: The percentage figure specified in the Basic Lease Information. Landlord and Tenant acknowledge that Tenant’s Percentage Share has been obtained by dividing the Rentable Area of the Premises, as specified in the Basic Lease Information by the total Rentable Area of the Building, and multiplying such quotient by one hundred (100). In the event Tenant’s Percentage Share is changed during a calendar year by reason of a change in the Rentable Area of the Premises or a change in the total Rentable Area of the Building, Tenant’s Percentage Share shall thereafter mean the result obtained by dividing the then Rentable Area of the Premises by the then total Rentable Area of the Building and multiplying such quotient by one hundred (100). For the purposes of determining Tenant’s Percentage Share of Escalation Rent, Tenant’s Percentage Share shall be determined on the basis of the number of days during such calendar year at each such Percentage Share.

Term: The period from the Possession Date to the Expiration Date.

Wattage Allowance: The product obtained by multiplying the Rentable Area of the Premises by 6 watts. “Lighting Wattage Allowance” means thirty-three percent (33%) of the Wattage Allowance.

1.2. Effect of Certain Defined Terms. The parties acknowledge that the Rentable Area of the Premises and the Building have been finally determined by the parties as part of this Lease for all purposes, including the calculation of Tenant’s Percentage Share and will not, except as otherwise provided in this Lease, be changed.

2. Lease of Premises.

2.1. Premises. Landlord leases to Tenant and Tenant leases from Landlord the Premises, together with the non-exclusive right to use, in common with others, the lobbies, entrances, stairs, elevators, plazas, pedestrian walkways, restrooms, and other public portions of the Building, all subject to the terms, covenants and conditions set forth in this Lease. Subject to compliance with applicable law, Tenant shall have the right at its cost to decorate the stair wells within its Premises and to install a card access system to the doors from the stairwells to the Premises (including all cabling required for such system) so as to permit travel by Tenant between the floors of the Premises. The right to use the stairwells however shall remain non-exclusive. All the windows and exterior walls of the Premises, the terraces adjacent to the Premises, if any, and any space in the Premises used for shafts, columns, projections, stacks, pipes, conduits, ducts, electric utilities, sinks or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of management, operation, maintenance and repairs, are reserved to Landlord.

2.2. Deletion of Portion of Premises. Only if Scient exercises its right to expand its premises pursuant to the terms of the Scient Lease during the twelve (12) month period described in Section 2.4 of the Scient Lease, and provided that Landlord terminates the Annex Lease as of the same date, then Landlord shall have the right, in Landlord’s sole discretion, upon providing Tenant nine (9) months written notice and a copy of written notice of Scient exercising such right (“Deletion Notice”), to terminate this Lease as to the Fourth Floor Portion of the Premises (which termination shall not be effective before a date three (3) years after the Commencement Date). If Landlord timely delivers a Deletion Notice to Tenant, then Landlord shall concurrently deliver to Tenant an amendment to this Lease memorializing the termination of this Lease as to the Fourth Floor Portion from the Premises (the “Deletion Amendment”). The Deletion Amendment shall provide the following: (i) the definition of the Premises shall be modified to exclude the Fourth Floor Portion, (ii) Tenant’s Percentage Share shall be decreased to reflect the deletion of the Fourth Floor Portion from the Premises, (iii) the Initial Base Rent shall be reduced by $1,033,868.00 (provided, however, that if the provisions of Section 2.6 previously resulted in a reduction of Base Rent, then the Initial Base Rent shall only be reduced by $813,568.00), (iv) the Middle Base Rent shall be reduced by $1,058,506.20 (provided, however, that if the provisions of Section 2.6 previously resulted in a reduction of Base Rent, then the Initial Base Rent shall only be reduced by $857,152.00), (v) the Final Base Rent shall be reduced by $1,081,846.20 (provided, however, that if the provisions of Section 2.6 previously resulted in a reduction of Base Rent, then the Initial Base Rent shall only be reduced by $871,680.00), and (vi) the then current amount of the Security Deposit shall be proportionately reduced to reflect the reduction in the aggregate Base Rent under this Lease and the Annex Lease in proportion to the then current aggregate Base Rent under this Lease and the Annex Lease. If Tenant fails to execute the Deletion Amendment within thirty (30) days after receipt of the Deletion Amendment from Landlord, or if Tenant fails to vacate the Fourth Floor Portion of the Premises on or before the effective date of the Deletion Amendment, then Tenant shall be in default under this Lease and Landlord shall have the right to exercise all of its rights and remedies under this Lease. If Scient properly rescinds its notice delivered with the Retention Notice, then Landlord shall advise Tenant of such rescission in writing and Tenant shall have the right, for a period of ten (10) days after receipt of Landlord’s notice, to elect in writing to cause the Deletion Amendment to be rescinded and to remain in possession of the Fourth Floor Portion on the terms and conditions of this Lease.

2.3. Satellite Dish/Antennae. Subject to Tenant’s compliance (at Tenant’s sole cost and expense) with all applicable laws, rules and ordinances, and subject to Tenant obtaining Landlord’s prior written consent, which shall not be unreasonably withheld, Tenant shall have the right to elect, by delivery of written notice to Landlord, to install, at Tenant’s sole cost and expense, an antenna or satellite dish on the roof of the Building in a location determined by Landlord in its sole discretion (the “Dish”). Tenant shall be solely responsible for the installation, insurance, maintenance and repair of the Dish and the repair of any damage to the roof of the Building caused by Tenant’s use, installation or maintenance of the Dish. The Dish shall be of reasonable size and design so as not to materially and adversely affect the Building structure, loading, systems or aesthetics. The use and installation of any antenna or satellite dish on the roof of the Building by any other tenant or occupant of the Building shall not interfere with Tenant’s use of the Dish and Tenant’s use and installation of the Dish shall not interfere with the use of antennas or satellite dishes by other tenants of the Building. The Dish may be installed only after the acquisition by Tenant of all appropriate permits, consents and licenses. The provisions of this Lease regarding Alterations shall apply as if the installation of the Dish were a Tenant Alteration.

2.4. Conditions Precedent. If Tenant does not obtain a reasonably satisfactory subordination, non-disturbance and attornment agreement from Union Bank on or before July 14, 2000, then Tenant may terminate this Lease at any time before July 17, 2000 by giving Landlord written notice, in which event Landlord shall promptly return all consideration previously paid by Tenant to Landlord. In addition, this Lease with respect to the Fourth Floor Portion only is expressly conditioned upon the approval of the Annex Lease by the master landlord (“Master Landlord”) under the Annex Lease. If Landlord fails to obtain Master Landlord’s consent on or before July 14, 2000, then Landlord or Tenant may terminate this Lease with respect to the Fourth Floor Portion only and the Annex Lease (but not one of such leases and not the other) at any time thereafter, but before the date such consent is obtained, by giving the other party written notice, in which event Landlord shall deliver to Tenant an amendment to this Lease memorializing the termination of this Lease as to the Fourth Floor Portion from the Premises (the “Annex Deletion Amendment”). The Annex Deletion Amendment shall provide the following: (i) the definition of the Premises shall be modified to exclude the Fourth Floor Portion, (ii) Tenant’s Percentage Share shall be decreased to reflect the deletion of the Fourth Floor Portion from the Premises, (iii) the Preliminary Base Rent shall be reduced by $987,188.00, (iv) the Initial Base Rent shall be reduced by $1,033,868.00, (v) the Middle Base Rent shall be reduced by $1,058,506.20, (vi) the Final Base Rent shall be reduced by $1,081,846.20, (vii) the Start Rent shall be reduced to equal $133,558,50/month, and (viii) the then current amount of the Security Deposit shall be proportionately reduced to reflect the reduction in the aggregate Base Rent under this Lease and the Annex Lease in proportion to the then current aggregate Base Rent under this Lease and the Annex Lease, and Landlord shall promptly return all consideration previously paid by Tenant to Landlord with respect to the Fourth Floor Portion. If Tenant fails to execute the Annex Deletion Amendment within thirty (30) days after receipt of the Annex Deletion Amendment from Landlord, then Tenant shall be in default under this Lease and Landlord shall have the right to exercise all of its rights and remedies under this Lease. Landlord shall use reasonable efforts to obtain the satisfaction of the foregoing conditions.

2.5 Use Change. Landlord and Tenant acknowledge that the First Floor Portion may not currently be used for office purposes. In addition, Landlord and Tenant acknowledge that it may be economically unfeasible to configure a mezzanine in the First Floor Portion (the “Mezzanine”) in accordance with the requirements of all Laws and this Lease (including Schedule 1 hereto). Landlord shall use reasonable efforts to obtain all approvals necessary to permit the use of the First Floor Portion for office purposes, at Landlord’s sole cost and expense (the “Office Permits”), and Landlord shall use reasonable efforts to obtain an economically feasible plan for the configuration of the Mezzanine in the First Floor Portion in accordance with the requirements of all Laws and this Lease (including Schedule 1 hereto) (the “Mezzanine Plans”). Landlord shall promptly notify Tenant upon its receipt of all Office Permits (“Office Permits Notice”). Landlord shall promptly notify Tenant upon its determination that it has developed economically feasible Mezzanine Plans to construct and deliver the Mezzanine as a portion of Landlord’s Work (the “Mezzanine Acceptance Notice”).

2.5.1 Office Permits. If Landlord does not obtain the Office Permits on or before September 1, 2000, then Landlord or Tenant may terminate this Lease with respect to the First Floor Portion at any time thereafter, but before delivery of the Office Permits Notice, by giving the other party written notice (the “First Floor Notice”). Upon proper delivery of any First Floor Notice pursuant to this Section 2.5.1, Landlord shall promptly deliver to Tenant an amendment to this Lease memorializing the deletion of the First Floor Portion from the Premises (the “First Floor Deletion Amendment”). The First Floor Deletion Amendment shall provide the following: (i) the definition of the Premises shall be modified to exclude the First Floor Portion, (ii) Tenant’s Percentage Share shall be decreased to reflect the deletion of the First Floor Portion from the Premises, (iii) the Preliminary Base Rent shall be reduced by $1,275,760.00, (iv) the Initial Base Rent shall be reduced by $1,323,601.00, (v) the Middle Base Rent shall be reduced by $1,371,442.00, (vi) the Final Base Rent shall be reduced by $1,403,336.00, (vii) the then current amount of the Security Deposit shall be proportionately reduced to reflect the percentage reduction in the Base Rent, (viii) the “Initial Possession Date” shall be deemed to be the “Possession Date”, and (ix) all references in the Lease to the First

Floor Portion shall be deemed deleted. If Tenant fails to execute the First Floor Deletion Amendment within thirty (30) days after receipt of the First Floor Deletion Amendment from Landlord, then Tenant shall be in default under this Lease and Landlord shall have the right to exercise all of its rights and remedies under this Lease.

2.5.2 Mezzanine. If Landlord does not obtain economically feasible Mezzanine Plans on or before September 1, 2000, then Landlord or Tenant may terminate this Lease with respect to the Mezzanine at any time thereafter, but before delivery of the Mezzanine Acceptance Notice, by giving the other party written notice (the “Mezzanine Notice”). Upon proper delivery of any Mezzanine Notice pursuant to this Section 2.5.2, Landlord shall promptly deliver to Tenant an amendment to this Lease memorializing the deletion of the Mezzanine from the Premises (the “Mezzanine Deletion Amendment”). The Mezzanine Deletion Amendment shall provide the following: (i) the definition of the Premises shall be modified to exclude the Mezzanine and to reduce the Rentable Area of the First Floor Portion to 11,947 square feet, (ii) Tenant’s Percentage Share shall be decreased to reflect the reduction in the Rentable Area of the First Floor Portion, (iii) the Preliminary Base Rent shall be reduced by $320,000.00, (iv) the Initial Base Rent shall be reduced by $332,000.00, (v) the Middle Base Rent shall be reduced by $344,000.00, (vi) the Final Base Rent shall be reduced by $352,000.00, (vii) the then current amount of the Security Deposit shall be proportionately reduced to reflect the percentage reduction in the Base Rent, (viii) Landlord shall have no obligation to construct an elevator or stairways in the First Floor Portion, and (ix) all references in the Lease to the Mezzanine shall be deemed deleted. If Tenant fails to execute the Mezzanine Deletion Amendment within thirty (30) days after receipt of the Mezzanine Deletion Amendment from Landlord, then Tenant shall be in default under this Lease and Landlord shall have the right to exercise all of its rights and remedies under this Lease.

2.6. Termination of Annex Lease. If for any reason the Annex Lease terminates and the Fourth Floor Portion remains included in the Premises, then Landlord shall promptly deliver to Tenant an amendment to this Lease memorializing the termination of the Annex Lease (the “Annex Termination Amendment”). The Annex Termination Amendment shall provide only the following: (i) the Preliminary Base Rent shall be reduced by $202,676.00 (ii) the Initial Base Rent shall be reduced by $220,300.00, (iii) the Middle Base Rent shall be reduced by $201,354.00, and (iv) the Final Base Rent shall be reduced by $210,166.20. If Tenant fails to execute the Annex Termination Amendment within thirty (30) days after receipt of the Annex Termination Amendment from Landlord, then Tenant shall be in default under this Lease and Landlord shall have the right to exercise all of its rights and remedies under this Lease.

3. Term; Condition and Acceptance of Premises.

3.1 Initial Term and Acceptance of Premises. Except as hereinafter provided, and unless sooner terminated pursuant to the provisions of this Lease, the Term of this Lease shall commence on the earlier of the Initial Possession Date and the Possession Date and end on the Expiration Date. Except as otherwise provided in the Tenant Improvement Agreement attached to this Lease as Exhibit C (the “Work Letter”), Landlord shall deliver the Premises to Tenant on the Possession Date (and the Initial Possession Date with respect to the Third Floor Portion and the Fourth Floor Portion) in the condition required under the Work Letter and this Lease. If Landlord, for any reason whatsoever, cannot deliver the Premises to Tenant in the condition specified herein by the Anticipated Possession Date, this Lease shall not be void or voidable. No delay in delivery of the Premises for any reason whatsoever shall operate to extend the Expiration Date or the Term. In the event that the Premises are delivered to Tenant on any date other than the Anticipated Possession Date set forth in the Basic Lease Information of this Lease, Landlord and Tenant shall execute a Confirmation of Lease Term in the form as set forth in Exhibit E attached to this Lease. Tenant’s occupancy of all or any portion of the (i) Third Floor Portion shall constitute Tenant’s acceptance of the Third Floor

Portion, (ii) Fourth Floor Portion shall constitute Tenant’s acceptance of the Fourth Floor Portion and (iii) the First Floor Portion shall constitute Tenant’s acceptance of the First Floor Portion, in the condition called for by this Lease, except for punchlist items described in Section 5.1 of the Work Letter and except for latent defects in the windows discovered within one (1) year after the Possession Date and latent defects in other Landlord’s Work discovered within sixty (60) days after the Possession Date. Notwithstanding the foregoing, if the Possession Date occurs after September 1, 2000 as a result of events other than delays caused by the acts or omissions of Tenant, or Tenant’s contractors, employees or agents (“Tenant Delays”), then “Commencement Date” shall be a date calculated as follows: (1) four (4) months after the Possession Date, plus (ii) the number of days by which the Possession Date exceeds September 1, 2000, minus (iii) the number of days of delay that Landlord is actually delayed in delivering the Premises to Tenant caused by Tenant Delays.

3.2 Option to Extend.

3.2.1. Exercise of Option to Extend Term. If no “Suspension Condition” (as hereinafter defined) exists at the time of Tenant’s exercise of the option to extend the Term or at the commencement of the Extended Term, and if Tenant has timely and properly exercised the option to extend set forth in the Annex Lease for the comparable extended term, Tenant shall have one (1) option (the “Extension Option”) to extend the Initial Term for an additional period of five (5) years (an “Extended Term”). To exercise Tenant’s option with respect to the Extended Term, Tenant shall give notice to Landlord not less than twelve (12) months prior to the expiration of the Initial Term (“Election Notice”). A “Suspension Condition” shall mean the existence of any event or condition of default after the expiration of any applicable grace, notice or cure periods. Notwithstanding any provision in this Lease to the contrary, Tenant shall have no right to exercise the Extension Option unless Tenant simultaneously properly exercises the extension option under the Annex Lease.

3.2.2. Fair Market Rent. If Tenant properly and timely exercises the Extension Option pursuant to Section 3.2.1 above, such Extended Term shall be upon all of the same terms, covenants and conditions of this Lease; provided, however, that the Base Rent applicable to the Premises for the Extended Terms shall be the greater of: (1) the Base Rent and Escalation Rent as of the last month of the Initial Term, or (ii) one hundred percent (100%) of the “Fair Market Rent” for space comparable to the Premises as of the commencement of the Extended Term; provided further, however, that the Base Year during the Extended Term shall be the first full calendar year following the first day of the Extended Term. “Fair Market Rent” shall mean the annual rental being charged for first class space comparable to the Premises in buildings comparable to the Building in the financial district of San Francisco, taking into account location, condition and improvements to the space; provided, however, that Fair Market Rent shall not be discounted to reflect tenant improvement allowances granted to other tenants, but Landlord shall be obligated to contribute to Tenant upon commencement of the applicable Extended Term a refurbishment allowance equivalent to the refurbishment allowances granted to renewal tenants in buildings comparable to the Building in the financial district of San Francisco, which refurbishment allowance shall be used by Tenant, within one (1) year after receipt, for the improvement of the Premises. Tenant shall pay all leasing commissions and consulting fees payable in connection with such extensions, unless such leasing commissions or consulting fees arise solely out of a contractual relationship between Landlord and a broker or consultant. All other terms and conditions of the Lease, which may be amended from time to time by the parties in accordance with the provisions of the Lease, shall remain in full force and effect and shall apply during the Extended Term, except that there shall be no further option to extend the Term beyond a date five (5) years after the expiration of the Initial Term.

3.2.3. Determination of Rent. Within forty-five (45) days after the date of the Election Notice, Landlord and Tenant shall negotiate in good faith in an attempt to determine Fair Market Rent for the Extended Term. If they are unable to agree within said forty-five (45) day period, then the Fair Market Rent shall be determined as provided in Section 3.2.4 below.

3.2.4. Appraisal. If it becomes necessary to determine the Fair Market Rent for the Premises by appraisal, the real estate appraiser(s) indicated in this Section 3.2.4, each of whom shall be members of the American Institute of Real Estate Appraisers and each of whom have at least five (5) years experience appraising office space located in the vicinity of the Premises, shall be appointed and shall act in accordance with the following procedures:

(i) If the parties are unable to agree on the Fair Market Rent within the allowed time, either party may demand an appraisal by giving written notice to the other party, which demand to be effective must state the name, address and qualifications of an appraiser selected by the party demanding the appraisal (“Notifying Party”). Within ten (10) days following the Notifying Party’s appraisal demand, the other party (“Non-Notifying Party”) shall either approve the appraiser selected by the Notifying Party or select a second properly qualified appraiser by giving written notice of the name, address and qualification of said appraiser to the Notifying Party. If the Non-Notifying Party fails to select an appraiser within the ten (10) day period, the appraiser selected by the Notifying Party shall be deemed selected by both parties and no other appraiser shall be selected. If two (2) appraisers are selected, they shall select a third appropriately qualified appraiser. If the two (2) appraisers fail to select a third qualified appraiser, the third appraiser shall be appointed by the then presiding judge of the county where the Premises are located upon application by either party.

(ii) If only one appraiser is selected, that appraiser shall notify the parties in simple letter form of its determination of the Fair Market Rent for the Premises within fifteen (15) days following his or her selection, which appraisal shall be conclusively determinative and binding on the parties as the appraised Fair Market Rent.

(iii) If multiple appraisers are selected, the appraisers shall meet not later than ten (10) days following the selection of the last appraiser. At such meeting, the appraisers shall attempt to determine the Fair Market Rent for the Premises as of the commencement date of the Extended Term by the agreement of at least two (2) of the appraisers.

(iv) If two (2) or more of the appraisers agree on the Fair Market Rent for the Premises at the initial meeting, such agreement shall be determinative and binding upon the parties hereto and the agreeing appraisers shall forthwith notify both Landlord and Tenant of the amount set by such agreement. If multiple appraisers are selected and two (2) appraisers are unable to agree on the Fair Market Rent for the Premises, each appraiser shall submit to Landlord and Tenant his or her respective independent appraisal of the Fair Market Rent for the Premises, in simple letter form, within twenty (20) days following appointment of the final appraiser. The parties shall then determine the Fair Market Rent for the Premises by averaging the appraisals; provided that any high or low appraisal, differing from the middle appraisal by more than ten percent (10%) of the middle appraisal, shall be disregarded in calculating the average.

(v) If only one (1) appraiser is selected, then each party shall pay one-half (1/2) of the fees and expenses of that appraiser. If three (3) appraisers are selected, each party shall bear the fees and expenses of the appraiser it selects and one-half (1/2) of the fees and expenses of the third appraiser.

(vi) Notwithstanding anything to the contrary contained in this Section 3.2, in no event shall the Base Rent for the Extended Term be less than the Base Rent plus Escalation Rent immediately preceding the Extended Term.

3.2.5. Amendment to Lease. Immediately after the Fair Market Rent has been determined, the parties shall enter into an amendment to this Lease setting forth the Base Rent for the Extended Term and the new Expiration Date of the Term of the Lease.

4. Rent.

4.1. Obligation to Pay Base Rent. Tenant shall pay Base Rent to Landlord with respect to the Third Floor Portion, the Fourth Floor Portion and the Storage Space, in advance, in equal monthly installments, commencing on or before the Initial Commencement Date, and thereafter on or before the first day of each calendar month during the Term until the Commencement Date. Commencing on the Commencement Date, Tenant shall pay Base Rent to Landlord, in advance, in equal monthly installments for the entire Premises, and thereafter on or before the first day of each calendar month during the Term. If the Initial Commencement Date, Commencement Date and/or Expiration Date is other than the first day of a calendar month, the installment of Base Rent for the applicable fractional month of the Term shall be prorated on a daily basis. On the Initial Commencement Date, Tenant shall pay to Landlord the first month’s Base Rent with respect to the Third Floor Portion, the Fourth Floor Portion and the Storage Space.

4.2. Manner of Rent Payment. All Rent shall be paid by Tenant without notice, demand, abatement, deduction or offset, in lawful money of the United States of America, payable to Landlord, at Landlord’s Address as set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate by notice to Tenant.

4.3. Additional Rent. All Rent not characterized as Base Rent or Escalation Rent shall constitute additional rent, and if payable to Landlord shall, unless otherwise specified in this Lease, be due and payable fifteen (15) days after Tenant’s receipt of Landlord’s invoice therefor.

4.4. Late Payment of Rent; Interest. Tenant acknowledges that late payment by Tenant of any Rent will cause Landlord to incur administrative costs not contemplated by this Lease, the exact amount of which are extremely difficult and impracticable to ascertain based on the facts and circumstances pertaining as of the Lease Date. Accordingly, if any Rent is not paid by Tenant when due, Tenant shall pay to Landlord, with such Rent, a late charge equal to three percent (3%) of such Rent; provided, however, that the following additional provisions shall apply to such late charge: (i) the first two late payments in any calendar year shall not result in any late charge payment unless such payment of Rent is not received within one (1) business day after telephonic notice by Landlord to each of Tenant’s Controller and Chief Financial Officer (or any person succeeding such person for whom notice has been provided to Landlord), and (ii) if there are more than three (3) late payments of Rent by Tenant in any calendar year, then the late charge for each subsequent late payment in such calendar year shall be five percent (5%). Any Rent, other than late charges, due Landlord under this Lease, if not paid when due, shall also bear interest from the date due until paid, at the rate of ten percent (10%) per annum or, if a higher rate is legally permissible, at the highest rate legally permitted. The parties acknowledge that such late charge and interest represent a fair and reasonable estimate of the administrative costs and loss of use of funds Landlord will incur by reason of a late Rent payment by Tenant, but Landlord’s acceptance of such late charge and/or interest shall not constitute a waiver of Tenant’s default with respect to such Rent or prevent Landlord from exercising any other rights and remedies provided under this Lease, at law or in equity.

5. Calculation and Payments of Escalation Rent. During each full or partial calendar year of the Term subsequent to the Base Year, Tenant shall pay to Landlord Escalation Rent in accordance with the following procedures:

5.1. Payment of Estimated Escalation Rent. During December of the Base Year and December of each subsequent calendar year, or as soon thereafter as practicable (and Landlord shall use reasonable efforts to provide such information on or before March 1 of each subsequent calendar year), Landlord shall give Tenant notice of its estimate of Escalation Rent due for the next ensuing calendar year. On or before the first day of each month during such next ensuing calendar year, Tenant shall pay to Landlord in advance, in addition to Base Rent, one-twelfth (1/12th) of such estimated Escalation Rent. In the event such notice is given after December 31st of any year during the Term, (i) Tenant shall continue to pay Escalation Rent on the basis of the prior calendar year’s estimate until the month after such notice is given, (ii) subsequent payments by Tenant shall be based of the estimate of Escalation Rent set forth in Landlord’s notice, and (iii) with the first monthly payment of Escalation Rent based on the estimate set forth in Landlord’s notice, Tenant shall also pay the difference, if any, between the amount previously paid for such calendar year and the amount which Tenant would have paid through the month in which such notice is given, based on Landlord’s noticed estimate or, in the alternative, if such amount previously paid by Tenant for such calendar year through the month in which such notice is given exceeds the amount which Tenant would have paid through such month based on Landlord’s noticed estimate, Landlord shall credit such excess amount against the next monthly payments of Escalation Rent due from Tenant. If at any time Landlord reasonably determines that the Escalation Rent for the current calendar year will vary from Landlord’s estimate by more than five percent (5%), Landlord may, by notice to Tenant, revise its estimate for such calendar year, and subsequent payments by Tenant for such calendar year shall be based upon such revised estimate.

5.2. Escalation Rent Statement and Adjustment. Within one hundred twenty (120) days after the close of each calendar year, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of (i) the calculation of the Base Operating Expenses and the Base Real Estate Taxes with respect only to the initial calendar year following the Base Year and (ii) the actual Escalation Rent for such calendar year, accompanied by a statement prepared by Landlord showing in reasonable detail the Operating Expenses and the Real Estate Taxes comprising the actual Escalation Rent. If Landlord’s statement shows that Tenant owes an amount less than the payments previously made by Tenant for such calendar year, Landlord shall credit the difference first against any sums then owed by Tenant to Landlord and then against the next payment or payments of Rent due Landlord, except that if a credit amount is due Tenant after termination of this Lease, Landlord shall pay to Tenant any excess remaining after Landlord credits such amount against any sums owed by Tenant to Landlord. If Landlord’s statement shows that Tenant owes an amount more than the payments previously made by Tenant for such calendar year, Tenant shall pay the difference to Landlord within fifteen (15) days after delivery of the statement. Tenant shall have the right to inspect Landlord’s books and records relating to the calculation of Base Operating Expenses and Base Real Estate Taxes and/or Operating Expenses and Real Estate Taxes, subject to the following limitations: (i) such inspection shall be conducted no more than one time per calendar year, (ii) such inspection shall be conducted within two (2) years after Tenant’s receipt of Landlord’s statement of Base Operating Expenses and Base Real Estate Taxes and Operating Expenses and Real Estate Taxes; (iii) subject to the following, such inspection may not be conducted by a person or entity whose compensation is in any way calculated based on the results of such audit; provided, however, that if such inspection is conducted by such person or entity, then Tenant shall pay to Landlord on demand all of Landlord’s reasonable costs and expenses incurred in connection with such inspection; and (iv) such information shall be kept in the strictest confidence by Tenant and any other person or entity performing such inspection. If Tenant in good faith disputes the accuracy of any statement on the basis of any such inspection, such dispute must be alleged in reasonable detail in a written notice to Landlord within ninety (90) days following Tenant’s completion of such inspection. If actual Operating Expenses or Real Estate Taxes are ultimately determined to have been overstated by Landlord for any calendar year, then Landlord shall within thirty (30) days thereafter refund to Tenant the applicable overpayment of Escalation Rent.

5.3. Proration for Partial Year. If this Lease terminates other than on the last day of a calendar year (other than due to Tenant’s default), the amount of Escalation Rent for such fractional calendar year shall be prorated on a daily basis. Upon such termination, Landlord may, at its option, calculate the adjustment in Escalation Rent prior to the time specified in Section 5.2 above. Tenant’s obligation to pay Escalation Rent, as set forth in Paragraph 5.2, above, shall survive the expiration or termination of this Lease.

6. Impositions Payable by Tenant. Tenant shall pay all Impositions prior to delinquency. If billed directly to Tenant, then, subject to Tenant’s right to contest such Impositions (upon the posting of a bond or other security reasonably satisfactory to Landlord), Tenant shall pay such Impositions and concurrently deliver to Landlord evidence of such payments. If any Impositions are billed to Landlord or included in bills to Landlord for Real Estate Taxes or other charges, then Tenant shall pay to Landlord all such amounts within fifteen (15) days after delivery of Landlord’s invoice therefor. If applicable law prohibits Tenant from reimbursing Landlord for an Imposition, but Landlord may lawfully increase the Base Rent to account for Landlord’s payment of such Imposition, the Base Rent payable to Landlord shall be increased to net to Landlord the same return without reimbursement of such Imposition as would have been received by Landlord with reimbursement of such Imposition. Tenant’s obligation to pay Impositions which have accrued and remain unpaid upon the expiration or earlier termination of this Lease shall survive the expiration or earlier termination of this Lease.

7. Use of Premises.

7.1. Permitted Use. The Premises shall be used solely for the Permitted Use and for no other use or purpose.

7.2. No Violation of Legal and Insurance Requirements. Tenant shall not do or permit to be done, or bring or keep or permit to be brought or kept, in or about the Premises, or any other portion of the Building, anything which (i) is prohibited by or will in any way conflict with any law, ordinance, rule or regulation; (ii) would invalidate or be in conflict with the provisions of any insurance policy carried by Landlord or Tenant on any portion of the Building or Premises, or any property therein; or (iii) would cause a cancellation of any such insurance, increase the existing rate of or affect any such Landlord’s insurance, or subject Landlord to any liability or responsibility for injury to any person or property. If Tenant does or permits anything to be done which increases the cost of any of Landlord’s insurance, or which results in the need, in Landlord’s reasonable judgment, for additional insurance by Landlord or Tenant with respect to any portion of the Building or Premises, then Tenant shall reimburse Landlord, upon demand, for any such additional costs or the costs of such additional insurance, and/or procure such additional insurance at Tenant’s sole cost and expense. Exercise by Landlord of such right to require reimbursement of additional costs (including the costs of procuring of additional insurance) shall not limit or preclude Landlord from prohibiting Tenant’s impermissible use of the Premises or from invoking any other right or remedy available to Landlord under this Lease.

7.3. Compliance with Legal, Insurance and Life Safety Requirements. Except as provided in clauses (i) through (iii) below, Tenant, at its cost and expense, shall promptly comply with all laws, ordinances, rules, regulations, orders and other governmental requirements, the requirements of any board of fire underwriters or other similar body, any directive or occupancy certificate issued pursuant to any law by any public officer or officers which is delivered to Tenant by Landlord, the provisions of all recorded documents affecting any portion of the Building which is delivered to Tenant by Landlord and all life safety programs, procedures and rules implemented or promulgated by Landlord (“Laws”). Tenant shall not, however, be required to comply with Laws requiring Tenant to make structural changes to the Premises unless necessitated, in whole or in part, by (i) Tenant’s special use or occupancy of, or business conducted in, the Premises, (ii) any acts or omissions of Tenant, its employees, agents, contractors, invitees or licensees, or (iii) Alterations (including any alterations, additions or other improvements to the Premises made by or on behalf of Tenant during the initial improvement of the Premises pursuant to the Work Letter, but excluding any structural changes which are part of Landlord’s Work under the Work Letter.)

7.4. No Nuisance. Tenant shall not (i) do or permit anything to be done in or about the Premises, or any other portion of the Building, which would injure, or obstruct or interfere with the rights of, Landlord or other occupants of the Building, or others lawfully in or about the Building; (ii) use or allow the Premises to be used in any manner inappropriate for a Class A office building, or for any improper or objectionable purposes; or (iii) cause, maintain or permit any nuisance or waste in, on or about the Premises, or any other portion of the Building.

7.5 Hazardous Substances. The term “hazardous substances” as used in the Lease, is defined as follows:

Any element, compound, mixture, solution, particle or substance, which presents danger or potential danger of damage or injury to health, welfare or to the environment including, but not limited to: (i) those substances which are inherently or potentially radioactive, explosive, ignitable, corrosive, reactive, carcinogenic or toxic and (ii) those substances which have been recognized as dangerous or potentially dangerous to health, welfare or to the environment by any federal, municipal, state, county or other governmental or quasi-governmental authority and/or any department or agency thereof.

Tenant represents and warrants to Landlord and agrees that at all times during the term of this Lease and any extensions or renewals thereof, Tenant shall:

(i) promptly comply at Tenant’s sole cost and expense, with all laws, orders, rules, regulations, certificates of occupancy, or other requirements, as the same now exist or may hereafter be enacted, amended or promulgated, of any federal, municipal, state, county or other governmental or quasi-governmental authorities and/or any department or agency thereof relating to the manufacturing, processing, distributing, using, producing, treating, storing (above or below ground level), disposing or allowing to be present (the “Environmental Activity”) of hazardous substances in or about the Premises (each, an “Environmental Law”, and all of them, “Environmental Laws”), to the extent Tenant is responsible for the presence of such hazardous substances.

(ii) indemnify and hold Landlord, its agents and employees, harmless from any and all demands, claims, causes of action, penalties, liabilities, judgments, damages (including consequential damages) and expenses including, without limitation, court costs and reasonable attorneys’ fees incurred by Landlord as a result of (a) Tenant’s failure or delay in properly complying with any Environmental Law as required by item (i) above, or (b) any adverse effect which results from the Environmental Activity, whether Tenant or Tenant’s subtenants or any of their respective agents, employees, contractors or invitees, with or without Tenant’s consent has caused, either intentionally or unintentionally, such Environmental Activity. If any action or proceeding is brought against

Landlord, its agents or employees by reason of any such claim, Tenant, upon notice from Landlord, will defend such claim at Tenant’s expense with counsel reasonably satisfactory to Landlord. This indemnity obligation by Tenant of Landlord will survive the expiration or earlier termination of this Lease.

(iii) promptly disclose to Landlord by delivering, in the manner prescribed for delivery of notice in this Lease, a copy of any forms, submissions, notices, reports, or other written documentation (each, a “Communication”) relating to any Environmental Activity, whether any such Communication is delivered to Tenant or any of its subtenants or is requested of Tenant or any of its subtenants by any federal, municipal, state, county or other government or quasi-governmental authority and/or any department or agency thereof.

(iv) in the event there is a release of any hazardous substance as a result of or in connection with any Environmental Activity by Tenant or any of Tenant’s subtenants or any of their respective agents, employees, contractors or invitees, which must be remediated under any Environmental Law, Landlord shall perform the necessary remediation; and Tenant shall reimburse Landlord for all costs thereby incurred within fifteen (15) days after delivery of a written demand therefor from Landlord (which shall be accompanied by reasonable substantiation of such costs). In the alternative, Landlord shall have the right to require Tenant, at its sole cost and expense, to perform the necessary remediation in accordance with a detailed plan of remediation which shall have been approved in advance in writing by Landlord. Landlord shall give notice to Tenant within thirty (30) days after Landlord receives notice or obtains knowledge of the required remediation. The rights and obligations of Landlord and Tenant set forth in this subparagraph (iv) shall survive the expiration or earlier termination of this Lease.

(v) notwithstanding any other provisions of this Lease, allow Landlord, and any authorized representative of Landlord, access and the right to enter and inspect the Premises for Environmental Activity, at any time deemed reasonable by Landlord, without prior notice to Tenant.

Compliance by Tenant with any provision of this Section 7.5 shall not be deemed a waiver of any other provision of this Lease. Without limiting the foregoing, Landlord’s consent to any Environmental Activity shall not relieve Tenant of its indemnity obligations under the terms hereof.

Landlord represents and warrants to Tenant that as of the date of this Lease Landlord has no actual knowledge of the presence of any hazardous substance in the Building in violation of any applicable Environmental Law, rules or ordinances, except as described in the Phase I and Phase II hazardous materials reports prepared by Geomatrix and delivered by Landlord to Tenant before the execution of this Lease. Landlord shall promptly disclose to Tenant by delivering, in the manner prescribed for delivery of notice in this Lease, a copy of any material Communication relating to any Environmental Activity from any federal, municipal, state, county or other government or quasi-governmental authority and/or any department or agency thereof to the extent such notice is required by Environmental Laws. Landlord shall comply with all Environmental Laws applicable to the Building to the extent such compliance is required of Landlord as owner of the Building.

7.6. Special Provisions Relating to The Americans With Disabilities Act of 1990.

7.6.1. Allocation of Responsibility to Landlord. Subject to the provisions of the second sentence of Section 10.2 of this Lease, as between Landlord and Tenant, Landlord shall be responsible that the public entrances, stairways, corridors, restrooms, elevators and elevator lobbies and other public areas in the Building comply with the requirements of Title III of the Americans with Disabilities Act of 1990 (42 U.S.C. 12181, et seq., The Provisions Governing Public Accommodations and Services Operated by Private Entities), and all regulations promulgated thereunder, and all amendments, revisions or modifications thereto now or hereafter adopted or in effect in connection therewith (hereinafter collectively referred to as the “ADA”), and to take such actions and make such alterations and improvements as are necessary for such compliance. As of the Commencement Date, Landlord shall cause such portions of the Building to so comply with ADA, as interpreted by the local building officials. All costs incurred by Landlord in discharging its responsibilities under this Section 7.6.1 shall be included in Operating Expenses as provided in Section 1.1, except to the extent such costs relate to violations of ADA laws which occurred before the Commencement Date.

7.6.2. Allocation of Responsibility to Tenant. As between Landlord and Tenant, Tenant, at its sole cost and expense, shall be responsible that the Premises (other than the restrooms constructed by Landlord in the Premises), all Alterations to the Premises, Tenant’s use and occupancy of the Premises, and Tenant’s performance of its obligations under this Lease, comply with the requirements of the ADA, and to take such actions and make such Alterations as are necessary for such compliance; provided, however, that Tenant shall not make any such Alterations except upon Landlord’s prior written consent pursuant to the terms and conditions of this Lease; provided further, however, that Landlord shall be responsible for compliance with the requirements of the ADA with respect to the initial construction of an elevator and stairways in the First Floor Portion of the Premises as part of Landlord’s Work. Tenant shall protect, defend, indemnify and hold Landlord harmless from and against any claim, demand, cause of action, obligation, liability, loss, cost or expense (including reasonable attorneys’ fees) which may be asserted against or incurred by Landlord as a result of Tenant’s failure in any respect to comply with its obligations set forth in this Section 7.6.2. Tenant’s indemnity obligations set forth in the immediately preceding sentence shall survive the expiration or earlier termination of this Lease.

7.6.3. General. Notwithstanding anything in this Lease to the contrary, no act or omission of Landlord, including any approval, consent or acceptance by Landlord or Landlord’s agents, employees or other representatives, shall be deemed an agreement, acknowledgment, warranty, or other representation by Landlord that Tenant has complied with the ADA or that any action, alteration or improvement by Tenant complies or will comply with the ADA or constitutes a waiver by Landlord of Tenant’s obligations to comply with the ADA under this Lease or otherwise. Any failure of Landlord to comply with the obligations of the ADA shall not relieve Tenant from any obligations under this Lease or constitute or be construed as a constructive or other eviction of Tenant or disturbance of Tenant’s use and possession of the Premises.

8. Building Services.

8.1. Maintenance of Building. Landlord shall maintain the Building (other than the Premises and the premises of other tenants of the Building) in good order and condition, except for ordinary wear and tear, damage by casualty or condemnation, or damage occasioned by the act or omission of Tenant or Tenant’s employees, agents, contractors, licensees or invitees, which damage shall be repaired by Landlord at Tenant’s expense. Landlord’s maintenance of, and provision of services to, the Building shall be performed in a manner consistent with that of comparable Class A office buildings in the San Francisco, California area. Landlord shall have the right in connection with its maintenance of the Building hereunder (i) to change the arrangement and/or location of any amenity, installation or improvement in the public entrances, stairways, corridors, elevators and elevator lobbies, and other public areas in the Building, and (ii) to utilize portions of the public areas in the Building from time to time for entertainment, displays, product shows, leasing of kiosks or such other uses that in Landlord’s reasonable judgment tend to attract the public, so long as such uses do not materially interfere with or impair Tenant’s access to or use or occupancy of the Premises. Landlord shall not be in default under this Lease or liable for any damages directly or indirectly resulting from or incidental to, nor shall the rental reserved in this Lease be abated by reason of, Landlord’s failure to make any repair or to perform any maintenance required to be made or performed by Landlord under this Section 8.1, unless such failure shall persist for an unreasonable time after written notice of the need for such repair or maintenance is given to Landlord by Tenant; provided, however, that Landlord shall be liable to Tenant for actual, out of pocket, costs or expenses incurred by Tenant as a direct result of Landlord’s failure to cause the ground floor lobby, shared lobbies on Floors occupied by Tenant or elevators of the Building to comply with laws which are immediately applicable to, and enforceable against, the Building (subject to Landlord’s reasonable right of contest of such laws).

8.2. Building Standard Services. Landlord shall cause to be furnished to Tenant: (1) tepid and cold water to those points of supply and in volumes provided for general use of tenants in the Building; (ii) electricity up to the Wattage Allowance for lighting and the operation of electrically powered office equipment; (iii) heat, ventilation and air conditioning to the extent reasonably required for the comfortable occupancy by Tenant of the Premises during the period from 8:00 a.m. to 6:00 p.m on weekdays (except Building holidays determined by Landlord), or such shorter period as may be prescribed by any applicable policies, regulations or guidelines adopted by any federal, state or local governmental or quasi-governmental entities or utility suppliers; (iv) passenger elevator service; (v) freight elevator service subject to then applicable Building standard procedures and scheduling; (vi) lighting replacement for Building standard lights; (vii) restroom supplies; (viii) window washing as determined by Landlord (which shall not be less than 2 times per year for the exterior portions of Building windows, and 2 times per year for the interior portions of Building windows); (ix) janitor service on a five (5) day per week basis (excluding Building holidays), except for portions of the Premises used for preparing or consuming food or beverages (such janitorial services to include the services described on Exhibit F attached to this Lease); (x) security if and to the extent deemed appropriate by Landlord for the Building (but not less than as set forth on Exhibit F-2 attached to this Lease) (but not individually for Tenant or the Premises - provided that Tenant shall have the right to install its own security service in the Premises), except that Landlord shall not be liable in any manner for acts of others, criminal or otherwise, or for any direct, consequential or other loss, damage, death or injury related to any interruption, discontinuance, malfunction, circumvention or failure of such security service and (xi) access to the Building 24 hours/day seven days/week. Landlord may establish in the Premises or other portions of the Building such measures as are required by laws, ordinances, rules or regulations or as it deems necessary or appropriate to conserve energy, including automatic switching of lights and/or more efficient forms of lighting. Security personnel shall be on-duty, on-site 24 hours/day seven days/week during the Term. The initial Building holidays are described on Exhibit F-1 attached to this Lease.

8.3. Interruption or Unavailability of Services. Rent shall not abate, no constructive or other eviction shall be construed to have occurred, Tenant shall not be relieved from any of its obligations under this Lease, and Landlord shall not be in default hereunder or liable for any damages directly or indirectly resulting from, the failure of Landlord to furnish, or delay in furnishing, any maintenance or services under this Article 8 as a result of repairs, alterations, improvements or any circumstances beyond Landlord’s reasonable control. Landlord shall use reasonable diligence to remedy any failure or interruption in the furnishing of such maintenance or services. Notwithstanding anything set forth in this Lease to the contrary, if such interruption or unavailability of services continues for more than thirty (30) consecutive days and such interruption or unavailability prevents Tenant from using the Premises, then commencing upon the expiration of such thirty (30) day period, Rent shall abate until beneficial use of the Premises is restored.

8.4. Tenant’s Use of Excess Electricity and Water. Tenant shall not, without Landlord’s prior consent, given or withheld in Landlord’s sole discretion, (i) install in the Premises (A) lighting, the aggregate average daily power usage of which exceeds the Lighting Wattage Allowance, or lighting and equipment, the aggregate average daily power usage of which exceeds the Wattage Allowance, or which requires a voltage other than 110/208 volts single-phase, (B) heat generating equipment or lighting other than lights deemed standard for the Building, or (C) supplementary air conditioning facilities, or (ii) permit average permanent occupancy levels in excess of one person per two hundred (200) feet of Rentable Area. If, pursuant to this Section 8.4, heat-generating equipment or lighting other than Building standard lights are installed or used in the Premises, or occupancy levels are greater than set forth above, or if the Premises or fixtures therein are reconfigured by Alterations, and such equipment, lighting, occupancy levels or Premises reconfiguration affects the temperature otherwise maintained by the Building air conditioning system, or if equipment is installed in the Premises which requires a separate temperature-controlled room, Landlord may, at Landlord’s election after notice to Tenant or upon Tenant’s request, install supplementary air conditioning facilities in the Premises, or otherwise modify the ventilating and air conditioning serving the Premises, in order to maintain the temperature otherwise maintained by the Building air conditioning system or to serve such separate temperature-controlled room. Tenant shall pay the cost of any transformers, additional risers, panel boards and other facilities if, when and to the extent required to furnish power for, and all maintenance and service costs of, any supplementary air conditioning facilities or modified ventilating and air conditioning, or for lighting and/or equipment the power usage of which exceeds the standards set forth in this Section 8.4. Notwithstanding the foregoing, Landlord acknowledges that Tenant intends to construct a temperature-controlled computer equipment room in the Premises which will require supplementary air conditioning facilities and Landlord will permit Tenant to install such facilities subject to Landlord’s approval of the plans therefor. The capital, maintenance and service costs of such facilities and modifications shall be paid by Tenant as Rent. Landlord, at its election and at Tenant’s expense, may also install and maintain an electric current meter or water meter (together with all necessary wiring and related equipment) at the Premises to measure the power and/or water usage of such lighting, equipment or ventilation and air conditioning equipment, or may otherwise cause such usage to be measured by reasonable methods.

8.5. Provision of Additional Services. If Tenant desires services in additional amounts or at different times than set forth in Section 8.2 above, or any other services that are not provided for in this Lease, Tenant shall make a request for such services to Landlord with such advance notice as Landlord may reasonably require. If Landlord provides such services to Tenant, Tenant shall pay Landlord’s charges for such services within fifteen (15) days after Tenant’s receipt of Landlord’s invoice; provided, however, that Landlord hereby agrees that upon Tenant’s written request Landlord shall provide HVAC service to the Premises 24 hours per day during the Term so long as Tenant pays Landlord’s actual costs for such services, plus an administrative fee not to exceed 15% of the cost of such services, which costs may be based on a reasonable allocation of Landlord’s actual costs.

9. Maintenance of Premises. Tenant shall, at all times during the Term, at Tenant’s cost and expense, keep the Premises in good condition and repair, except for ordinary wear and tear and damage by casualty or condemnation. Except as may be specifically set forth in this Lease (including the Work Letter), Landlord has no obligation to alter, remodel, improve, repair, decorate or paint the Premises, or any part thereof, or any obligation respecting the condition, maintenance and repair of the Premises or any other portion of the Building. Tenant hereby waives all rights, including those provided in California Civil Code Section 1941 or any successor statute, to make repairs which are Landlord’s obligation under this Lease at the expense of Landlord or to receive any setoff or abatement of Rent or in lieu thereof to vacate the Premises or terminate this Lease.

10. Alterations to Premises.

10.1. Landlord Consent; Procedure. Tenant shall not make or permit to be made any Alterations without Landlord’s prior consent, which consent may be granted or withheld in Landlord’s reasonable discretion; no consent shall be required for non-structural Alterations to any single floor within the Premises which do not require a building permit and which, in the aggregate, cost less than $50,000.00 to construct. Any Alterations to which Landlord has consented shall be made in accordance with procedures as then established by Landlord and the provisions of this Article 10. Tenant shall provide Landlord with written notice of the commencement of all Alterations, within five (5) days before the commencement of such Alterations.

10.2. General Requirements. All Alterations shall be made at Tenant’s cost and expense. Tenant shall be solely responsible for compliance with applicable laws, ordinances, rules and regulations in connection with all Alterations. Without limiting the foregoing or any other provisions of this Lease, if any applicable law, ordinance, rule or regulation provides that any Alteration by Tenant will result in the requirement of the performance of any other work, repair, capital improvement or other expenditure with respect to any portion of the Building (including in the premises of other tenants), then Tenant shall be solely responsible, at Tenant’s sole cost and expense, to perform such work, repair or capital improvement, or to pay such expenditure. Tenant shall be responsible for the cost of any additional alterations required by applicable laws, ordinances, rules and regulations to be made by Landlord to any portion of the Building as a result of Alterations. Tenant shall promptly commence or cause the commencement of construction of all Alterations and complete or cause completion of the same with due diligence as soon as possible after commencement in order to cause the least disruption to Building operations and occupants and to continue Tenant’s business in the Premises. In connection with installing or removing Alterations, Tenant shall pay to Landlord on demand Landlord’s reasonable actual costs incurred in connection with the administration by Landlord (or its agent) of the construction, installation or removal of Alterations, and restoration of the Premises to their previous condition.

10.3. Removal of Alterations. If Landlord has not consented to an Alteration (for which such consent is required), Tenant shall, prior to the expiration of the Term or termination of this Lease, remove such Alteration and Tenant’s trade fixtures and personal property at Tenant’s cost and expense and restore the Premises to the condition existing prior to the installation of such Alteration. Tenant shall have no obligation to remove the Tenant’s Work. If Tenant fails so to do, then Landlord may remove such Alteration, trade fixtures and personal property and perform such restoration and Tenant shall reimburse Landlord for Landlord’s cost and expense incurred to perform such removal and restoration (which obligation of Tenant shall survive the expiration or earlier termination of this Lease). Tenant shall repair at its cost and expense all damage to the Premises or the Building caused by the removal of any Alteration. Subject to the foregoing provisions regarding removal, all Alterations (including any above Building standard improvements to the Premises) shall be Landlord’s property and from and after the expiration or earlier termination of this Lease shall remain on the Premises without compensation to Tenant; Tenant’s trade fixtures and personal property shall remain Tenant’s property, subject to applicable California laws regarding abandoned property.

11. Liens. Tenant shall keep the Premises and the Building free from any liens arising out of any work performed or obligations incurred by or for, or materials furnished to, Tenant pursuant to this Lease or otherwise. Landlord shall have the right to post and keep posted on the Premises any notices required by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Building from such liens and to take any other action at the expense of Tenant that Landlord deems necessary or appropriate to prevent, remove or discharge such liens. Tenant shall protect, defend, indemnify and hold Landlord harmless from and against any claim, demand, cause of action, obligation, liability, loss, cost or expense

(including reasonable attorneys’ fees) which may be asserted against or incurred by Landlord as a result of Tenant’s failure to comply with the foregoing obligation (which indemnity obligation shall survive the expiration or earlier termination of this Lease).

12. Damage or Destruction.

12.1. Obligation to Repair. Except as otherwise provided in this Article 12, if the Premises, or any other portion of the Building necessary for Tenant’s use and occupancy of the Premises, are damaged or destroyed by fire or other casualty, Landlord shall, within thirty (30) days after such event, notify Tenant of the estimated time, in Landlord’s reasonable judgment, required to repair such damage or destruction. If Landlord’s estimate of time is less than one hundred eighty (180) days after the date that Landlord obtains the required building permits for the repair of such damage or destruction, then (i) Landlord shall proceed with all due diligence to repair the Premises, and/or the portion of the Building necessary for Tenant’s use and occupancy of the Premises, to substantially the condition existing immediately before such damage or destruction, as permitted by and subject to then applicable laws, ordinances, rules and regulations; (ii) this Lease shall remain in full force and effect; and (iii) Base Rent and Escalation Rent shall abate for such part of the Premises rendered unusable by Tenant, in Tenant’s reasonable, good faith judgment, in the conduct of its business during the time such part is so unusable, in the proportion that the Rentable Area contained in the unusable part of the Premises bears to the total Rentable Area of the Premises.

12.2. Landlord’s Election. If Landlord determines that the necessary repairs cannot be completed within one hundred eighty (180) days after the date that Landlord obtains the required building permits for the repair of such damage or destruction, or if such damage or destruction arises from causes not covered by Landlord’s insurance policy then in force, and would cost in the aggregate more than $2,000,000 to repair, Landlord may elect, in its notice to Tenant pursuant to Section 12.1, to (i) terminate this Lease or (ii) repair the Premises or the portion of the Building necessary for Tenant’s use and occupancy of the Premises pursuant to the applicable provisions of Section 12.1 above. If Landlord terminates this Lease, then this Lease shall terminate as of the date of occurrence of the damage or destruction.

12.3. Cost of Repairs. Landlord shall pay the cost for repair of the Building and all improvements in the Premises, other than any Alterations. Tenant shall pay the costs to repair all Alterations (but Landlord shall make available to Tenant for such purpose any insurance proceeds received by Landlord for such purpose under Landlord’s insurance policy then in force). Tenant shall also replace or repair, at Tenant’s cost and expense, Tenant’s movable furniture, equipment, trade fixtures and other personal property in the Premises which Tenant shall be responsible for insuring during the Term of this Lease.

12.4. Damage at End of Term. Notwithstanding anything to the contrary contained in this Article 12, unless Tenant shall have extended the Term in accordance with Section 3.2 hereof, if the Premises, or any other portion thereof or of the Building, are materially damaged or destroyed by fire or other casualty within the last twelve (12) months of the Term, then Landlord shall have the right, in its sole discretion, to terminate this Lease by notice to Tenant given within ninety (90) days after the date of such event. Such termination shall be effective on the date specified in Landlord’s notice, but in no event later than the end of such 90-day period. For purposes hereof, the Premises or other portion of the Building shall be deemed to be materially damaged if such damage costs more than $2,000,000 to repair. Notwithstanding the foregoing, if Landlord seeks to terminate the Lease in circumstances where the Premises were not affected by any such damage or destruction, Landlord may do so only if Landlord is terminating all other office leases in the Building on account thereof.

12.5. Tenant’s Right to Terminate. Notwithstanding anything to the contrary contained in this Article 12, if the Premises are materially damaged or destroyed by fire or other casualty and the date by which Landlord determines that the necessary repairs could be completed would occur in the last twelve (12) months of the Term, then Tenant shall have the right, in its sole discretion, to terminate this Lease by notice to Landlord given within ninety (90) days after the date of such casualty. Landlord shall, within thirty (30) days after such casualty, notify Tenant of the estimated time, in Landlord’s reasonable judgment, required to repair such damage or destruction. Such termination shall be effective on the date specified in Tenant’s notice, but in no event later than the end of such 90-day period.

12.6. Waiver of Statutes. The respective rights and obligations of Landlord and Tenant in the event of any damage to or destruction of the Premises, or any other portion of the Building, are governed exclusively by this Lease. Accordingly, Tenant hereby waives the provisions of any law to the contrary, including California Civil Code Sections 1932(2) and 1933(4) providing for the termination of a lease upon destruction of the leased property.

13. Eminent Domain.

13.1. Effect of Taking. Except as otherwise provided in this Article 13, if all or any part of the Premises is taken as a result of the exercise of the power of eminent domain or condemned for any public or quasi-public purpose, or if any transfer is made in avoidance of such exercise of the power of eminent domain (collectively, “taken” or a “taking”), this Lease shall terminate as to the part of the Premises so taken as of the effective date of such taking. On a taking of a portion of the Premises, Landlord and Tenant shall each have the right to terminate this Lease by notice to the other given within thirty (30) days after the effective date of such taking, if the portion of the Premises taken is of such extent and nature so as to materially impair Tenant’s business use of the balance of the Premises, as reasonably determined by the party giving such notice. Such termination shall be operative as of the effective date of the taking. Landlord may also terminate this Lease on a taking of any other portion of the Building if Landlord reasonably determines that such taking is of such extent and nature as to render the operation of the remaining Building economically infeasible or to require a substantial alteration or reconstruction of such remaining portion. Landlord shall elect such termination by notice to Tenant given within thirty (30) days after the effective date of such taking, and such termination shall be operative as of the effective date of such taking. Upon a taking of the Premises which does not result in a termination of this Lease, the Base Rent shall thereafter be reduced as of the effective date of such taking in the proportion that the Rentable Area of the Premises so taken bears to the total Rentable Area of the Premises.

13.2. Condemnation Proceeds. Except as hereinafter provided, in the event of any taking, Landlord shall have the right to all compensation, damages, income, rent or awards made with respect thereto (collectively an “award”), including any award for the value of the leasehold estate created by this Lease. No award to Landlord shall be apportioned and, subject to Tenant’s rights hereinafter specified, Tenant hereby assigns to Landlord any right of Tenant in any award made for any taking. So long as such claim will not reduce any award otherwise payable to Landlord under this Section 13.2, Tenant may seek to recover, at its cost and expense, as a separate claim, any damages or awards payable on a taking of the Premises to compensate for the unamortized cost paid by Tenant for the alterations, additions or improvements, if any, made by or on behalf of Tenant during the initial improvement of the Premises pursuant to the Work Letter and for any Alterations, or for Tenant’s personal property taken, or for interference with or interruption of Tenant’s business (including goodwill), or for Tenant’s removal and relocation expenses.

13.3. Restoration of Premises. On a taking of the Premises which does not result in a termination of this Lease, Landlord and Tenant shall restore the Premises as nearly as possible to the condition they were in prior to the taking in accordance with the applicable provisions and allocation of responsibility for repair and restoration of the Premises on damage or destruction pursuant to Article 12 above, and both parties shall use any awards received by such party attributable to the Premises for such purpose.

13.4. Tenant Waiver. The rights and obligations of Landlord and Tenant on any taking of the Premises or any other material portion of the Building are governed exclusively by this Lease. Accordingly, Tenant hereby waives the provisions of any law to the contrary, including California Code of Civil Procedure Sections 1265.120 and 1265.130, or any similar successor statute.

14. Insurance.

14.1. Liability Insurance. Landlord, with respect to the Building, and Tenant, at its cost and expense with respect to the Premises, shall each maintain or cause to be maintained, from the Lease Date and throughout the Term, a policy or policies of Commercial General Liability insurance with limits of liability not less than Five Million Dollars ($5,000,000.00) per occurrence and in the aggregate. Each policy shall contain coverage for blanket contractual liability, personal injury liability, and premises operations, and, as to Tenant’s insurance, fire legal liability. Tenant’s policy shall be subject to deductible amounts as Tenant may reasonably elect based on prudent risk management practices for business comparable to Tenant’s business and for Tenant’s financial condition.

14.2. Form of Policies. All insurance required by this Article 14 shall be issued on an occurrence basis by solvent companies qualified to do business in the State of California. Any insurance required under this Article 14 may be maintained under a “blanket policy”, insuring other parties and other locations, so long as the amount and coverage required to be provided hereunder is not thereby diminished. Tenant shall provide Landlord a copy of each policy of insurance or a certificate thereof certifying that the policies contain the provisions required hereunder. Tenant shall deliver such policies or certificates to Landlord within ten (10) business days prior to the Possession Date or such earlier date as Tenant or Tenant’s contractors, agents, licensees, invitees or employees first enter the Premises and, upon renewal, not less than five (5) business days prior to the expiration of such coverage. All evidence of insurance provided to Landlord shall provide (i) that Landlord, Landlord’s managing agent and any other person requested by Landlord who has an insurable interest, is designated as an additional insured without limitation as to coverage afforded under such policy; (ii) for severability of interests or that the acts or omissions of one of the insureds or additional insureds shall not reduce or affect coverage available to any other insured or additional insured; (iii) that the insurer agrees not to cancel or alter the policy without at least thirty (30) days prior written notice to all additional insureds; (iv) that the aggregate liability applies solely to the Premises and the remainder of the Building; and (v) that Tenant’s insurance is primary and noncontributing with any insurance carried by Landlord.

14.3. Workers’ Compensation Insurance. Tenant, at its sole cost and expense, shall maintain Workers’ Compensation insurance as required by law and employer’s liability insurance in an amount of not less than Five Hundred Thousand Dollars ($500,000).

14.4. Additional Tenant Insurance. Tenant, at its sole cost and expense, shall maintain such other insurance as Landlord may reasonably require from time to time, but in no event may Landlord require any other insurance which is (i) not then being required of comparable tenants leasing comparable amounts of space in comparable buildings in the vicinity of the Building or (ii) not then available at commercially reasonable rates.

14.5. Landlord’s Casualty Insurance. Landlord shall, during the Term of this Lease, procure and maintain in full force and effect, at a minimum, a policy or policies of fire insurance covering the Building and the permanent tenant improvements in the Premises, with standard extended coverage, vandalism, malicious mischief and sprinkler leakage endorsements. The amount and scope of coverage of Landlord’s insurance hereunder shall be determined by Landlord from time to time in its reasonable discretion based on prudent risk management practices for buildings comparable to the Building (but shall not be less than 90% of full replacement value of the Building and Tenant’s permanent tenant improvements in the Premises, and shall be subject to such deductible amounts as Landlord may reasonably elect based on prudent risk management practices for buildings comparable to the Building. Landlord shall have the right to reduce or terminate any insurance or coverage called for by this Section 14.5 to the extent that any such coverage is not reasonably available in the commercial insurance industry from recognized carriers or not available at a cost which is in Landlord’s judgment commercially reasonable under the circumstances. Landlord shall at Tenant’s request provide a description of Landlord’s coverage then maintained by Landlord pursuant to this Section 14.5.

15. Waiver of Subrogation Rights. Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant, for themselves and their respective insurers, agree to and do hereby release each other of and from any and all claims, demands, actions and causes of action that each may have or claim to have against the other for loss or damage to property, both real and personal, notwithstanding that any such loss or damage may be due to or result from the negligence of either of the parties hereto or their respective employees or agents. Each party shall, to the extent such insurance endorsement is lawfully available at commercially reasonable rates, obtain or cause to be obtained, for the benefit of the other party, a waiver of any right of subrogation which the insurer of such party may acquire against the other party by virtue of the payment of any such loss covered by such insurance.

16. Tenant’s Waiver of Liability and Indemnification.

16.1. Waiver and Release. Except to the extent due to the gross negligence or willful misconduct of Landlord, Landlord shall not be liable to Tenant or Tenant’s employees, agents, contractors, licenses or invitees for, and Tenant waives and releases Landlord and Landlord’s managing agent from, all claims for loss or damage to any property or injury, illness or death of any person in, upon or about the Premises (including claims caused in whole or in part by the act, omission, or neglect of other tenants, contractors, licensees, invitees or other occupants of the Building or their agents or employees). The waiver and release contained in this Section 16.1 extends to the officers, directors, shareholders, partners, employees, agents and representatives of Landlord.

16.2. Indemnification of Landlord. Except to the extent due to Landlord’s gross negligence or willful misconduct, Tenant shall indemnify, defend, protect and hold Landlord harmless of and from any and all loss, liens, liability, claims, causes of action, damage, injury, cost or expense arising out of or in connection with (i) the making of any alterations, additions or other improvements made by or on behalf of Tenant during the initial improvement of the Premises pursuant to the Work Letter or any Alterations, or (ii) injury to or death of persons or damage to property occurring or resulting directly or indirectly from: (A) the use or occupancy of, or the conduct of business in, the Premises by Tenant or its subtenants or any of their respective officers, directors, employees, agents, contractors, invitees or licensees; (B) any other occurrence or condition in or on the Premises; and (C) acts, neglect or omissions of Tenant, or its subtenants or any of their respective officers, directors, employees, agents, contractors, invitees or licensees, in or about any portion of the Building. Tenant’s indemnity obligation includes reasonable attorneys’ fees and costs, investigation costs and other reasonable costs and expenses incurred by Landlord. If Landlord reasonably disapproves the legal counsel proposed by Tenant for the defense of any claim indemnified against hereunder,

Landlord shall have the right to appoint its own legal counsel, the reasonable fees, costs and expenses of which shall be included as part of Tenant’s indemnity obligation hereunder. The indemnification contained in this Section 16.2 shall extend to the officers, directors, shareholders, partners, employees, agents and representatives of Landlord.

16.3. Indemnification of Tenant. Landlord shall indemnify, defend, protect and hold Tenant harmless of and from any and all loss, liens, liability, claims, causes of action, damage, injury, cost or expense arising out of or in connection with (i) any breach or default by Landlord in the performance of any of its obligations under this Lease, or (ii) Landlord’s gross negligence or willful misconduct, or (iii) any loss or damage to property or injury to person occurring in the public entrances, stairways, corridors, elevators and elevator lobbies, and other public areas in the Building or the other public areas in the Building (except for such loss, damage or injury for which Tenant is obligated to indemnify Landlord under Section 16.2). Landlord’s indemnity obligation includes reasonable attorneys’ fees and costs, investigation costs and other reasonable costs and expenses incurred by Tenant. The indemnification contained in this Section 16.3 shall extend to the officers, directors, shareholders, partners, employees, agents and representatives of Tenant.

17. Assignment and Subletting.

17.1. Compliance Required. Tenant shall not, directly or indirectly, voluntary or by operation of law, sell, assign or otherwise transfer this Lease, or any interest herein (collectively, “assign” or “assignment”), or sublet the Premises, or any part thereof, or permit the occupancy of the Premises by any person other than Tenant (collectively, “sublease” or “subletting”, the assignee or sublessee under an assignment or sublease being referred to as a “transferee”), without Landlord’s prior consent given or withheld in accordance with the express standards and conditions of this Article 17 and compliance with the other provisions of this Article 17. Any assignment or subletting made in violation of this Article 17, shall be void. As used herein, an “assignment” includes any sale or other transfer (such as by consolidation, merger or reorganization) of a majority of the voting stock of Tenant, if Tenant is a corporation (other than a corporation publicly traded on The New York Stock Exchange or NASDAQ or similar exchange), or any sale or other transfer of a majority of the beneficial interest in Tenant, if Tenant is any other form of entity. Tenant acknowledges and agrees that the limitations on Tenant’s right to sublet or assign which are set forth in this Article 17 are reasonable and, in particular, that the express standards and conditions upon Tenant’s right to assign or sublet which are set forth in this Article 17 are reasonable as of the Lease Date.

17.2. Request by Tenant; Landlord Response. If Tenant desires to effect an assignment or sublease, Tenant shall submit to Landlord a request for consent together with the identity of the parties to the transaction, the nature of the transferee’s proposed business use for the Premises, the proposed documentation for and terms of the transaction, and all other information reasonably requested by Landlord concerning the proposed transaction and the parties involved therein, including certified financial information, credit reports, the business background and references regarding the transferee, and an opportunity to meet and interview the transferee. Within twenty (20) days after the later of such interview or the receipt of all such information required by Landlord, or within thirty (30) days after the date of Tenant’s request to Landlord if Landlord does not request additional information or an interview, Landlord shall have the right, by notice to Tenant, to: (i) consent to the assignment or sublease, subject to the terms of this Article 17; (ii) decline to consent to the assignment or sublease; (iii) in the case of a subletting of at least one floor of the Premises for a term in excess of six (6) months (other than a sublease of the Fourth Floor Portion during the first three (3) years of the Term), to sublet from Tenant the portion of the Premises proposed to be sublet on the terms and conditions set forth in Tenant’s request to Landlord; or (iv) in the case of an assignment, to terminate this Lease as of the date specified by Tenant as the effective date of the proposed assignment, in which event Tenant will be relieved of all unaccrued obligations hereunder as of such date, other than those obligations which survive termination of this Lease; notwithstanding the foregoing, with respect to items (iii) and (iv) above, to the extent that any such request for sublease or assignment is also made under the Annex Lease, then Landlord’s actions shall be consistent with its actions under the Annex Lease. If Landlord elects so to terminate, Tenant shall have the right, by notice to Landlord within five (5) days after Landlord’s exercise of such right, to rescind its request for the proposed assignment, in which event this Lease shall not terminate and shall remain in full force and effect. Notwithstanding any provision of this Section 17.2 to the contrary, if Tenant desires to sublease or assign all or a portion of the Fourth Floor Portion and concurrently desires to sublease or assign to the same subtenant a portion of the premises under the Annex Lease, and if Tenant does not obtain all necessary consents for the sublease or assignment of such space in the Annex, then Tenant shall have the right to rescind its request to sublease or assign all or a portion of the Fourth Floor Portion by delivering notice to Landlord within five (5) days after receipt of refusal of such consent by the landlord under the Annex Lease.

17.3. Conditions for Landlord Approval. In the event Landlord elects not to sublet from Tenant or terminate this Lease (in whole or in part) as provided in clauses (iii) and (iv) of Section 17.2, Landlord shall not unreasonably withhold its consent to a proposed subletting or assignment by Tenant. Without limiting the grounds on which it may be reasonable for Landlord to withhold its consent to an assignment or sublease, Tenant agrees that Landlord would be acting reasonably in withholding its consent in the following instances: (i) if Tenant is in default under this Lease; (ii) if the transferee is a governmental or quasi-governmental agency, foreign or domestic; (iii) if the transferee is an existing tenant in the Building; (iv) if, in Landlord’s sole judgment, the transferee’s business, use and/or occupancy of the Premises would (A) violate any of the terms of this Lease or the lease of any other tenant in the Building, or (B) not be comparable to and compatible with the types of use by other tenants in the Building, (C) fall within any category of use for which Landlord would not then lease space in the Building under its leasing guidelines and policies then in effect, (D) require any Alterations which would reduce the value of the existing leasehold improvements in the Premises, or (E) result in increased density per floor in excess of one person/200 square feet of Rentable Area, or require increased services by Landlord; (v) in the case of a sublease, it would result in more than four (4) occupancies on one floor of the Premises, including Tenant and subtenants; or (vi) if the financial condition of the transferee does not meet the requirements applied by Landlord for other tenants in the Building under leases with comparable terms, or in Landlord’s reasonable judgment the business reputation of the transferee is not consistent with that of other tenants of the Building. If Landlord consents to an assignment or sublease, the terms of such assignment or sublease transaction shall not be modified without Landlord’s prior written consent pursuant to this Article 17. Landlord’s consent to an assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.

17.4. Costs and Expenses. As a condition to the effectiveness of any assignment or subletting under this Article 17, Tenant shall pay to Landlord a processing fee of Five Hundred Dollars ($500.00) and all reasonable costs and expenses, including reasonable attorneys’ fees and disbursements, incurred by Landlord in evaluating Tenant’s requests for assignment or sublease, whether or not Landlord consents to an assignment or sublease. Tenant shall pay the processing fee with Tenant’s request for Landlord’s consent under Section 17.2. Tenant shall also pay to Landlord all costs and expenses incurred by Landlord due to a transferee taking possession of the Premises, including freight elevator operation, security service, janitorial service and rubbish removal.

17.5. Payment of Excess Rent and Other Consideration. Tenant shall also pay to Landlord, promptly upon Tenant’s receipt thereof, fifty percent (50%) of any and all rent, sums or other consideration, howsoever denominated, realized by Tenant in connection with any assignment or sublease transaction in excess of the Base Rent and Escalation Rent payable hereunder (prorated to reflect the Rent allocable to the portion of the Premises if a sublease), after first deducting, (i) in the case of an assignment, the unamortized actual out of pocket, third-party, costs of Alterations paid for by Tenant and actual out of pocket third party real estate commissions paid by Tenant solely in connection with such assignment, and (ii) in the case of a sublease, the actual out of pocket, third-party, cost of Alterations made to the Premises at Tenant’s cost to effect the sublease, and the actual amount of any real estate commissions paid by Tenant to a third party solely in connection with such sublease, both amortized over the term of the sublease.

17.6. Assumption of Obligations; Further Restrictions on Subletting. Each assignee shall, concurrently with any assignment, assume all obligations of Tenant under this Lease. Each sublease shall be made subject to this Lease and all of the terms, covenants and conditions contained herein; and the surrender of this Lease by Tenant, or a mutual cancellation thereof, or the termination of this Lease in accordance with its terms, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or operate as an assignment to Landlord of any or all such subleases. No sublessee (other than Landlord) shall have the right further to sublet more than one additional time, without Landlord’s prior written consent, which may be withheld in Landlord’s sole discretion; provided, however, that such sublessee shall have one right further to sublet subject to obtaining Landlord’s reasonable consent. Any assignment by a sublessee of its sublease shall be subject to Landlord’s prior consent in the same manner as a sublease by Tenant. No sublease, once consented to by Landlord, shall be modified without Landlord’s prior consent. No assignment or sublease shall be binding on Landlord unless the transferee delivers to Landlord a fully executed counterpart of the assignment or sublease which contains the assumption by the assignee, or recognition by the sublessee, of the provisions of this Section 17.6, in form and substance satisfactory to Landlord, but the failure or refusal of a transferee to deliver such instrument shall not release or discharge such transferee from the provisions and obligations of this Section 17.6, but such failure shall constitute a default by Tenant under this Lease.

17.7. No Release. No assignment or sublease shall release Tenant from its obligations under this Lease, whether arising before or after the assignment or sublease. The acceptance of Rent by Landlord from any other person shall not be deemed a waiver by Landlord of any provision of this Article 17. On a default by any assignee of Tenant in the performance of any of the terms, covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of commencing or exhausting remedies against such assignee. No consent by Landlord to any further assignments or sublettings of this Lease, or any modification, amendment or termination of this Lease, or extension, waiver or modification of payment or any other obligations under this Lease, or any other action by Landlord with respect to any assignee or sublessee, or the insolvency, or bankruptcy or default of any such assignee or sublessee, shall affect the continuing liability of Tenant for its obligations under this Lease and Tenant waives any defense arising out of or based thereon, including any suretyship defense of exoneration. Landlord shall have no obligation to notify Tenant or obtain Tenant’s consent with respect to any of the foregoing matters.

17.8. No Encumbrance. Notwithstanding anything to the contrary contained in this Article 17, Tenant shall have no right to encumber, pledge, hypothecate or otherwise transfer this Lease, or any of Tenant’s interest or rights hereunder, as security for any obligation or liability of Tenant.

17.9 Assignment or Sublease to Related Entity. As long as no Suspension Condition then exists, Tenant shall have the right, subject to the terms and conditions set forth in this Section 17.9, without the consent of Landlord, but without in any way releasing Salesforce.com, Inc. from any of its obligations under this Lease, to (a) assign its interest in this Lease to (i) any corporation which is a successor to Tenant either by merger or consolidation, or (ii) a purchaser of all or substantially all of Tenant’s assets (provided such purchaser shall have also assumed substantially all of Tenant’s liabilities), or (iii) to a corporation or other entity which shall control, be under the control of, or be under common control with Salesforce.com, Inc. (the term “control” as used herein shall be deemed to mean ownership of more than fifty percent (50%) of the outstanding voting stock of a corporation, or other majority equity and control interest if Tenant is not a corporation) (any such entity being a “Related Entity”), or (b) sublease all or any portion of the Premises to a Related Entity, so long as such sublease does not result in the demising of any space in the Premises. Any assignment or sublease to a Related Entity pursuant to this Section 17.9 shall be subject to the following conditions: (i) the principal purpose of such assignment or sublease is not the acquisition of Tenant’s interest in this Lease (except if such assignment or sublease is made to a Related Entity and is made for a valid intra-corporate business purpose and is not made to circumvent the provisions of this Article 17), (ii) such assignment or sublease shall be subject to the terms of this Lease, including the provisions of Sections 17.6 and 17.7, and (iii) such Related Entity shall have executed all documents reasonably requested by Landlord to memorialize the foregoing. Tenant shall, within ten (10) business days after execution thereof, deliver to Landlord (A) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by Tenant, (B) if applicable, evidence reasonably satisfactory to Landlord establishing compliance by the assignee with the net worth, income and cash flow requirements of clause (b)(ii) above, (C) an instrument in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, in which such assignee shall assume observance and performance of, and agree to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed or (D) a duplicate original sublease in form and substance reasonably satisfactory to Landlord, duly executed by Tenant and subtenant.

18. Rules and Regulations. Tenant shall observe and comply, and shall cause its sublessees, employees, agents, contractors, licensees and invitees to observe and comply, with the Rules and Regulations of the Building, a copy of which are attached to this Lease as Exhibit D, and, after notice thereof, with all reasonable modifications and additions thereto from time to time promulgated in writing by Landlord. Landlord shall not be responsible to Tenant, or Tenant’s sublessees, employees, agents, contractors, licensees or invitees, for noncompliance with any Rules and Regulations of the Building by any other tenant, sublessee, employee, agent, contractor, licensee, invitee or other occupant of the Building. Such Rules and Regulations shall be enforced by Landlord in a non-discriminatory manner. In case of a conflict between the Lease and the Rules and Regulations, the Lease shall prevail.

19. Entry of Premises by Landlord.

19.1. Right to Enter. Upon 24 hours advance notice to Tenant (except in emergencies or in order to provide regularly scheduled or other routine Building standard services or additional services requested by Tenant, or post notices of nonresponsibility or other notices permitted or required by law when no such notice shall be required), Landlord and its authorized agents, employees, and contractors may enter the Premises at reasonable hours to: (i) inspect the same; (ii) determine Tenant’s compliance with its obligations hereunder; (iii) exhibit the same to prospective purchasers, lenders or tenants; (iv) supply any services to be provided by Landlord hereunder; (v) post notices of nonresponsibility or other notices permitted or required by law; (vi) make repairs, improvements or alterations, or perform maintenance in or to, the Premises or any other portion of the Building, including Building systems; and (vii) perform such other functions as Landlord deems reasonably necessary or desirable. Landlord may also grant access to the Premises to government or utility representatives and bring and use on or about the Premises such equipment as reasonably necessary to accomplish the purposes of Landlord’s entry. Landlord shall use reasonable good faith efforts to effect all entries and perform all work hereunder in such manner as to minimize interference with Tenant’s use and occupancy of the Premises. Landlord shall have and retain keys with which to unlock all of the doors in or to the Premises (excluding Tenant’s vaults, safes and similar secure areas designated in writing by Tenant in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper in an emergency in order to obtain entry to the Premises, including secure areas.

19.2. Tenant Waiver of Claims. Except for damages to persons or property caused by the negligence or willful misconduct of Landlord or its employees, Tenant waives any claim for damages for any inconvenience to or interference with Tenant’s business, or any loss of occupancy or quiet enjoyment of the Premises, or any other loss, occasioned by any entry effected or work performed under this Article 19, and Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry or performance of such work. No entry to the Premises by Landlord or anyone acting under Landlord occasioned by any entry effected or work performed under this Article 19, shall constitute a forcible or unlawful entry into, or a detainer of, the Premises or an eviction, actual or constructive, of Tenant from the Premises, or any portion thereof.

20. Default and Remedies.

20.1. Events of Default. The occurrence of any of the following events shall constitute a default by Tenant under this Lease:

a. Nonpayment of Rent. Failure to pay any Rent when due.

b. Unpermitted Assignment. An assignment or sublease made in contravention of any of the provisions of Article 17 above.

c. Abandonment. Abandonment of the Premises for a continuous period in excess of five (5) business days. For purposes hereof, “abandonment” shall have the meaning provided under California law.

d. Other Obligations. Failure to perform or fulfill any other obligation, covenant, condition or agreement under this Lease.

e. Bankruptcy and Insolvency. A general assignment by Tenant for the benefit of creditors, any action or proceeding commenced by Tenant under any insolvency or bankruptcy act or under any other statute or regulation for protection from creditors, or any such action commenced against Tenant and not discharged within sixty (60) days after the date of commencement; the employment or appointment of a receiver or trustee to take possession of all or substantially all of Tenant’s assets or the Premises; the attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) days after the levy thereof; the admission by Tenant in writing of its inability to pay its debts as they become due; or the filing by Tenant of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within thirty (30) days after the commencement of any such proceeding against Tenant, such proceeding is not dismissed. For purposes of this Section 20.1(e), “Tenant” means Tenant and any partner of Tenant, if Tenant is a partnership, or any person or entity comprising Tenant, if Tenant is comprised of more than one person or entity, or any guarantor of Tenant’s obligations, or any of them, under this Lease.

f. Annex Lease. The occurrence of a default (after expiration of any applicable cure period) by Tenant under the Annex Lease.

20.2. Notice to Tenant. Upon the occurrence of any default, Landlord shall give Tenant notice thereof. Such notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by California Code of Civil Procedure Section 1161 or any similar or successor statute; and giving of such notice in the manner required by Article 28 shall replace and satisfy any service-of-notice procedures set forth in any statute, including those required by California Code of Civil Procedure Section 1162 or any similar or successor statute. If a time period is specified below for cure of such default, then Tenant may cure such default within such time period. To the fullest extent allowed by law, Tenant hereby waives any right under law now or hereinafter enacted to any other time period for cure of default.

a. Nonpayment of Rent. For failure to pay Rent, within five (5) days after Landlord’s notice.

b. Other Obligations. For failure to perform any obligation, covenant, condition or agreement under this Lease (other than nonpayment of Rent, an assignment or subletting in violation of Article 17 or Tenant’s abandonment of the Premises) within ten (10) days after Landlord’s notice or, if the failure is of a nature requiring more than 10 days to cure, then an additional sixty (60) days after the expiration of such 10-day period, but only if Tenant commences cure within such 10-day period and thereafter diligently pursues such cure to completion within such additional 60-day period. If Tenant has failed to perform any such obligation, covenant, condition or agreement more than two (2) times during the Term and notice of such event of default has been given by Landlord in each instance, then no cure period shall apply.

c. No Cure Period. No cure period shall apply for any other event of default specified in Section 20.1.

20.3. Remedies Upon Occurrence of Default. On the occurrence of a default which Tenant fails to cure after notice and expiration of the time period for cure, if any, specified in Section 20.2 above, Landlord shall have the right either (i) to terminate this Lease and recover possession of the Premises, or (ii) to continue this Lease in effect and enforce all Landlord’s rights and remedies under California Civil Code Section 1951.4 (by which Landlord may recover Rent as it becomes due, subject to Tenant’s right to assign pursuant to Article 17). Landlord may store any property of Tenant located in the Premises at Tenant’s expense or otherwise dispose of such property in the manner provided by law. If Landlord does not terminate this Lease, Tenant shall in addition to continuing to pay all Rent when due, also pay Landlord’s costs of attempting to relet the Premises, any repairs and alterations necessary to prepare the Premises for such reletting, and brokerage commissions and attorneys’ fees incurred in connection therewith, less the rents, if any, actually received from such reletting. Notwithstanding Landlord’s election to continue this Lease in effect, Landlord may at any time thereafter terminate this Lease pursuant to this Section 20.3.

20.4. Damages Upon Termination. If and when Landlord terminates this Lease pursuant to Section 20.3, Landlord may exercise all its rights and remedies available under California Civil Code Section 1951.2, including the right to recover from Tenant the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that the Tenant proves could have been reasonably avoided. As used herein and in Civil Code Section 1951.2, “time of award” means either the date upon which Tenant pays to Landlord the amount recoverable by Landlord, or the date of entry of any determination, order or judgment of any court or other legally constituted body determining the amount recoverable, whichever occurs first.

20.5. Computation of Certain Rent for Purposes of Default. For purposes of computing unpaid Rent pursuant to Section 20.4 above, Escalation Rent for the balance of the Term shall be determined by averaging the amount paid by Tenant as Escalation Rent for the calendar year prior to the year in which the default occurred (or, if the prior year is the Base Year or such default occurs during the Base Year, Escalation Rent shall be based on Landlord’s operating budget for the Building for the Base Year), increasing such average amount for each calendar year (or portion thereof) remaining in the balance of the Term at a per annum compounded rate equal to the mean average rate of increase for the preceding five (5) calendar years in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index (All Urban Consumers, All Items, 1982-1984 = 100) for the Metropolitan Area of which San Francisco, California, is a part, and adding together the resulting amounts. If such Index is discontinued or revised, such computation shall be made by reference to the index designated as the successor or substitute index by the United States Department of Labor, Bureau of Labor Statistics, or its successor agency, and if none is designated, by a comparable index as determined by Landlord in its sole discretion, which would likely achieve a comparable result to that achieved by the use of the Consumer Price Index. If the base year of the Consumer Price Index is changed, then the conversion factor specified by the Bureau, or successor agency, shall be utilized to determine the Consumer Price Index.

20.6. Right to Cure Defaults. If Tenant fails to pay Rent (other than Base Rent and Escalation Rent) required to be paid by it hereunder, or fails to perform any other obligation under this Lease, and Tenant fails to cure such default within the applicable cure period, if any, specified in Section 20.2 above, then Landlord may, without waiving any of Landlord’s rights in connection therewith or releasing Tenant from any of its obligations or such default, make any such payment or perform such other obligation on behalf of Tenant. Prior to commencing such payment or performing such obligation on behalf of Tenant, Landlord shall notify Tenant of its intentions to do so. All payments so made by Landlord, and all costs and expenses incurred by Landlord to perform such obligations, shall be due and payable by Tenant as Rent immediately upon receipt of Landlord’s demand therefor. If Landlord fails to perform its obligations under this Lease within fifteen (15) days after written notice from Tenant (provided Landlord shall have a longer time if reasonably necessary if Landlord commences cure within such fifteen (15) day period and diligently prosecutes such cure to completion) and such failure materially and adversely affects Tenant’s use of the Premises, then Tenant shall give Landlord an additional three (3) business days prior notice. If Landlord has not commenced performance of its obligation within such three (3) business day period, Tenant shall have the right to perform such obligation on Landlord’s behalf, and Landlord shall reimburse Tenant for the reasonable cost thereof within thirty (30) days after presentation of a reasonably detailed invoice demonstrating the expenses incurred by Tenant. In the event Tenant makes any repairs to the Premises on Landlord’s behalf pursuant to this Section 20.6, Tenant shall be responsible for damages or injuries caused by Tenant or its employees, contractors and subcontractors in making such repairs or any defect therein and shall indemnify Landlord against any liability, cost or expense (including attorneys’ fees) arising out of such repair or any defect in the work performed.

20.7. Remedies Cumulative. The rights and remedies of Landlord under this Lease are cumulative and in addition to, and not in lieu of, any other rights and remedies available to Landlord at law or in equity. Landlord’s pursuit of any such right or remedy shall not constitute a waiver or election of remedies with respect to any other right or remedy.

21. Subordination, Attornment and Nondisturbance.

21.1. Subordination and Attornment. This Lease and all of Tenant’s rights hereunder shall be subordinate to any ground lease or underlying lease, and the lien of any mortgage, deed of trust, or any other security instrument now or hereafter affecting or encumbering the Building, or any part thereof or interest therein, and to any and all advances made on the security thereof or Landlord’s interest therein, and to all renewals, modifications, consolidations, replacements and extensions thereof (an “encumbrance”, the holder of the beneficial interest thereunder being referred to as an “encumbrancer”). An encumbrancer may, however, subordinate its encumbrance to this Lease, and if an encumbrancer so elects by notice to Tenant, this Lease shall be deemed prior to such encumbrance. If any encumbrance to which this Lease is subordinate is foreclosed, or a deed in lieu of foreclosure is given to the encumbrancer thereunder, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure; and if any encumbrance consisting of a ground lease or underlying lease to which this Lease is subordinate is terminated, Tenant shall attorn to the lessor thereof. Tenant shall execute, acknowledge and deliver in the form requested by Landlord or any encumbrancer, any documents required to evidence or effectuate the subordination hereunder, or to make this Lease prior to the lien of any encumbrance, or to evidence such attornment.

21.2. Nondisturbance. If any encumbrance to which this Lease is subordinate is foreclosed, or a deed in lieu of foreclosure is given to the encumbrancer thereunder, or if any encumbrance consisting of a ground lease or underlying lease to which this Lease is subordinate is terminated, this Lease shall not terminate, and the rights and possession of Tenant under this Lease shall not be disturbed if (i) no default by Tenant then exists under this Lease; (ii) Tenant attorns to the purchaser, grantee, or successor lessor as provided in Section 21.1 above or, if requested, enters into a new lease for the balance of the Term upon the same terms and provisions contained in this Lease; and (iii) Tenant enters into a written agreement in a form reasonably acceptable to such encumbrancer with respect to subordination, attornment and non-disturbance.

22. Sale or Transfer by Landlord; Lease Non-Recourse.

22.1. Release of Landlord on Transfer. Landlord may at any time transfer, in whole or in part, its right, title and interest under this Lease and in the Building, or any portion thereof. If the original Landlord hereunder, or any successor to such original Landlord, transfers (by sale, assignment or otherwise) its right, title or interest in the Building, all liabilities and obligations of the original Landlord or such successor under this Lease accruing after such transfer shall terminate, the original Landlord or such successor shall automatically be released therefrom, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant shall attorn to each such new owner.

22.2. Lease Nonrecourse to Landlord. Landlord shall in no event be personally liable under this Lease, and Tenant shall look solely to Landlord’s interest in, or rents and profits held by a receiver with respect to, the Building, for recovery of any damages for breach of this Lease by Landlord or on any judgment in connection therewith. None of the persons or entities comprising or representing Landlord (whether partners, shareholders, officers, directors, trustees, employees, beneficiaries, agents or otherwise) shall ever be personally liable under this Lease or liable for any such damages or judgment and Tenant shall have no right to effect any levy of execution against any assets of such persons or entities on account of any such liability or judgment. Any lien obtained by Tenant to enforce any such judgment, and any levy of execution thereon, shall be subject and subordinate to all encumbrances as specified in Article 21 above.

23. Estoppel Certificate.

23.1. Procedure and Content. From time to time, and within ten (10) days after written notice by Landlord, Tenant shall execute, acknowledge, and deliver to Landlord a certificate as specified by Landlord certifying: (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and identifying each modification); (ii) the Commencement Date and Expiration Date; (iii) that Tenant has accepted the Premises (or the reasons

Tenant has not accepted the Premises), and if Landlord has agreed to make any alterations or improvements to the Premises, that Landlord has properly completed such alterations or improvements (or the reasons why Landlord has not done so); (iv) the amount of the Base Rent and current Escalation Rent, if any, and the date to which such Rent has been paid; (v) that Tenant has not committed any event of default, except as to any events of default specified in the certificate, and whether there are any existing defenses against the enforcement of Tenant’s obligations under this Lease; (vi) that no default of Landlord is claimed by Tenant, except as to any defaults specified in the certificate; and (vii) such other matters as may reasonably be requested by Landlord.

23.2. Effect of Certificate. Any such certificate may be relied upon by any prospective purchaser of any part or interest in the Building or encumbrancer (as defined in Section 21.1) and, at Landlord’s request, Tenant shall deliver such certificate to Landlord and/or to any such entity and shall agree to such notice and cure provisions and such other matters as such entity may reasonably require. In addition, at Landlord’s request, Tenant shall provide to Landlord for delivery to any such entity such information, including financial information, that may reasonably be requested by any such entity. Any such certificate shall constitute a waiver by Tenant of any claims Tenant may have in contravention to the information contained in such certificate and Tenant shall be estopped from asserting any such claim. If Tenant fails or refuses to give a certificate hereunder within the time period herein specified, Landlord shall have the right to treat such failure or refusal as a default by Tenant.

23.3 Landlord’s Estoppel Certificate. If Tenant is required by an unaffiliated third party to produce an estoppel certificate, Landlord shall, within thirty (30) days after Tenant’s request, execute and deliver to Tenant an estoppel certificate in favor of Tenant and such other persons as Tenant shall reasonably request, setting forth the following: (a) the Commencement Date and the Expiration Date; (b) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writing as shall be stated); (c) that all conditions under this Lease to be performed by Tenant have, to Landlord’s knowledge, been satisfied, or, in the alternative, those claimed by Landlord to be unsatisfied; (d) that, to Landlord’s knowledge, no defenses or offsets exist against the enforcement of this Lease by Landlord, or in the alternative, those claimed by Landlord; (e) that the amount of advance Rent, if any (or none if such is the case), has been paid by Tenant; (f) the date to which Rent has been paid; and (g) such other information as Tenant may reasonably request.

24. No Light, Air, or View Easement. Nothing contained in this Lease shall be deemed, either expressly or by implication, to create any easement for light and air or access to any view. Any diminution or shutting off of light, air or view to or from the Premises by any structure which now exists or which may hereafter be erected, whether by Landlord or any other person, shall in no way affect this Lease or Tenant’s obligations hereunder, entitle Tenant to any reduction of Rent, or impose any liability on Landlord.

25. Holding Over. No holding over by Tenant shall operate to extend the Term. If Tenant remains in possession of the Premises after expiration or termination of this Lease, unless otherwise agreed by Landlord in writing, then (i) Tenant shall become a tenant at sufferance upon all the applicable terms and conditions of this Lease, except that Base Rent shall be increased to equal 150% of the Base Rent then in effect; (ii) Tenant shall indemnify, defend, protect and hold harmless Landlord, and any tenant to whom Landlord has leased all or part of the Premises, from any and all liability, loss, damages, costs or expense (including loss of Rent to Landlord or additional rent payable by such tenant and reasonable attorneys’ fees) suffered or incurred by either Landlord or such tenant resulting from Tenant’s failure timely to vacate the Premises; and (iii) such holding over by Tenant shall constitute a default by Tenant.

26. Security Deposit.

26.1 Initial Security Deposit. If so specified in the Basic Lease Information, Tenant shall deposit with Landlord, in cash, the Security Deposit on or before a date three (3) days after the full execution of this Lease by Landlord and Tenant. At Tenant’s option, the Security Deposit may be in the form of an unconditional, clean, irrevocable, standby letter of credit (“L-C”). The Security Deposit shall be held by Landlord as security for the performance by Tenant of all its obligations under this Lease. If Tenant fails to pay any Rent due hereunder, or otherwise commits a default with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of the Security Deposit for the payment of any such Rent or for the payment of any other amounts expended or incurred by Landlord by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may incur thereby (and in this regard Tenant hereby waives the provisions of California Civil Code Section 1950.7(c) and any similar or successor statute providing that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant, or to clean the Premises). Exercise by Landlord of its rights hereunder shall not constitute a waiver of, or relieve Tenant from any liability for, any default. If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall, within ten (10) days after demand by Landlord, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its then appropriate amount as set forth in this Article 26. If Tenant performs all of Tenant’s obligations hereunder, the Security Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without interest, to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest under this Lease, or to such person as Landlord and Tenant otherwise agree) within thirty (30) days after the later of (i) the date of expiration or earlier termination of this Lease, or (ii) vacation of the Premises by Tenant if the Premises has been left in the condition specified by this Lease. Landlord’s receipt and retention of the Security Deposit shall not create any trust or fiduciary relationship between Landlord and Tenant and Landlord need not keep the Security Deposit separate from its general accounts. Upon termination of the original Landlord’s (or any successor owner’s) interest in the Premises, the original Landlord (or such successor) shall be released from further liability with respect to the Security Deposit upon the original Landlord’s (or such successor’s) compliance with California Civil Code Section 1950.7(d), or successor statute.

26.2 Release Provisions. If Tenant completes an initial public offering of stock in Tenant in which the gross proceeds exceeds $100,000,000.00 (an “IPO”), then on the later of the date five days after the date of such IPO or a date eighteen (18) months after the Commencement Date, the Security Deposit shall be reduced by 20%; provided, however, that if the IPO results in gross proceeds of less than $100,000,000.00 but more than $90,000,000.00, then if Tenant subsequently completes a secondary public offering of stock in Tenant (the “Secondary Offering”) in which the aggregate gross proceeds cumulated with the IPO exceeds $100,000,000.00, then on the later of the date five days after the date of such Secondary Offering or a date eighteen (18) months after the Commencement Date, the Security Deposit shall be reduced by 20%. The date on which a 20% portion of the Security Deposit is released pursuant to the foregoing sentence shall be referred to as the “Initial Release Date”. Thereafter, but only if Tenant has received a 20% reduction pursuant to the first sentence of this Section 26.2, the Security Deposit shall be reduced, at the following times and in the following amounts, upon Tenant’s satisfaction of the following requirements: (i) on each anniversary of the Initial Release Date, the Security Deposit shall be reduced by an amount equal to ten percent (10%) of the original amount of the Security Deposit if Tenant has achieved profitable operations during the preceding twelve (12) month period and Tenant during such twelve (12) month period has achieved a coverage ratio in which its after tax cash flow (adding back depreciation and amortization) equals 4 or more times all fixed debt service and lease payments, including rent under this Lease, all as reasonably determined by Landlord; and (ii) on a one time basis, if on the date twelve (12) months after the Initial Release Date Tenant has equaled or exceeded its targeted annual profit objectives for the previous twelve (12) month period (which are targeted to be $50,000,000.00), as reasonably determined by Landlord, then the

Security Deposit shall be reduced by an amount equal to twenty percent (20%) of the original amount of the Security Deposit. Notwithstanding any of the foregoing to the contrary, the reduction of the amount of the Security Deposit pursuant to this Section 26.2 shall be subject to the following: (A) if Tenant is in default under any term of this Lease on any date on which Tenant would otherwise be entitled to a reduction, then the Security Deposit shall not be reduced on such date, and (B) if the Security Deposit is not reduced pursuant to clause (A) hereof, the Security Deposit may be reduced by the scheduled amount at such time that such default is cured. If the Security Deposit is in the form of cash, Landlord shall pay to Tenant the excess amount of the Security Deposit within fifteen (15) days after the applicable reduction date or if the Security Deposit is in the form of an L-C, then Tenant may, not less than fifteen (15) days after the applicable reduction date, replace the L-C with an L-C (in the form and on terms satisfying the provisions of this Section 26) in an amount equal to the reduced amount of the Security Deposit. Tenant shall promptly deliver to Landlord any books, records, audited financial statements or other materials reasonably requested by Landlord to determine whether Tenant has satisfied any of the provisions of this Section 26.2. The Security Deposit shall not be reduced pursuant to this Section 26.2 if Tenant fails to deliver to Landlord any of the documents requested by Landlord.

26.3 Letter of Credit Provisions. If at any time Tenant elects to deposit an L-C as the Security Deposit, the L-C shall be issued by a bank reasonably acceptable to Landlord, shall be issued for a term of at least twelve (12) months, shall be unconditional, clean and irrevocable, and shall be in a form and with such content reasonably acceptable to Landlord. The L-C shall be payable on sight with the bearer’s draft. The L-C shall state that it shall be payable against sight drafts presented by Landlord, accompanied by Landlord’s statement that said drawing is in accordance with the terms and conditions of this Lease; no other document or certification from Landlord shall be required to negotiate the L-C. Landlord may designate any bank as Landlord’s advising bank for collection purposes and any sight drafts for the collection of the L-C may be presented by the advising bank on Landlord’s behalf. Tenant shall either replace the expiring L-C with an L-C in an amount equal to the original L-C or renew the expiring L-C, in any event no later than thirty (30) days prior to the expiration of the term of the L-C then in effect. If Tenant fails to deposit a replacement L-C or renew the expiring L-C, Landlord shall have the right to draw upon the expiring L-C for the full amount thereof and hold the same as the Security Deposit; provided, however, that if Tenant provides a replacement L-C that meets the requirements of this Article 26, then Landlord shall return to Tenant promptly in cash that amount of the L-C that had been drawn upon by Landlord. The fee for the maintenance of the L-C shall be at Tenant’s sole cost and expense. The L-C shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. The L-C shall be transferable to any of the following parties: (i) any secured or unsecured lender of Landlord, (ii) any assignee, successor, transferee or other purchaser of all or any portion of the Building, or any interest in the Building, (iii) any partner, shareholder, member or other direct or indirect beneficial owner in Landlord (to the extent of their interest in the Lease). Further, in the event of any sale, assignment or transfer by the Landlord of its interest in the Premises or the Lease, Landlord shall have the right to assign or transfer the L-C to its grantee, assignee or transferee and in the event of any sale, assignment or transfer; the landlord so assigning or transferring the L-C shall have no liability to the Tenant for the return of the L-C, and Tenant shall look solely to such grantee, assignee or transferee for such return. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the L-C, and such use, application or retention shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.

27. Waiver. Failure of Landlord or Tenant to declare a default by the other upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but the non-defaulting party shall have the right to declare such default at any time after its occurrence. To be effective, a waiver of any provision of this Lease, or any default, shall be in writing and signed by the waiving party. Any waiver hereunder shall not be deemed a waiver of subsequent performance of any such provision or subsequent defaults. The subsequent acceptance of Rent hereunder, or endorsement of any check by Landlord, shall not be deemed to constitute an accord and satisfaction or a waiver of any preceding default by Tenant, except as to the particular Rent so accepted, regardless of Landlord’s knowledge of the preceding default at the time of acceptance of the Rent. No course of conduct between Landlord and Tenant, and no acceptance of the keys to or possession of the Premises by Landlord before the Expiration Date shall constitute a waiver of any provision of this Lease or of any default, or operate as a surrender of this Lease.

28. Notices and Consents; Tenant’s Agent for Service. All notices, approvals, consents, demands and other communications from one party to the other given pursuant to this Lease shall be in writing and shall be made by personal delivery, by facsimile, use of a reputable overnight courier service or by deposit in the United States mail, certified, registered or Express, postage prepaid and return receipt requested. Notices shall be addressed if to Landlord, to Landlord’s Address, and if to Tenant, to Tenant’s Address. Landlord and Tenant may each change their respective Addresses from time to time by giving written notice to the other of such change in accordance with the terms of this Article 28, at least ten (10) days before such change is to be effected. Any notice given in accordance with this Article 28 shall be deemed to have been given (i) on the date of personal delivery or (ii) on the earlier of the date of delivery or attempted delivery (as shown by the return receipt or other delivery record) if sent by courier service or mailed.

29. Authority. Tenant, and each of the persons executing this Lease on behalf of Tenant, represent and warrant that (i) Tenant is a duly formed, authorized and existing corporation, partnership or trust (as the case may be), (ii) Tenant is qualified to do business in California, (iii) Tenant has the full right and authority to enter into this Lease and to perform all of Tenant’s obligations hereunder, and (iv) each person signing on behalf of Tenant is authorized to do so. Tenant shall deliver to Landlord, upon Landlord’s request, such reasonable written assurances authorizing Tenant’s execution and delivery of this Lease. Landlord, and each of the persons executing this Lease on behalf of Landlord, represent and warrant that (i) Landlord is a duly formed, authorized and existing corporation, partnership or trust (as the case may be), (ii) Landlord is qualified to do business in California, (iii) Landlord has the full right and authority to enter into this Lease and to perform all of Landlord’s obligations hereunder, and (iv) each person signing on behalf of Landlord is authorized to do so. Landlord shall deliver to Tenant, upon Tenant’s request, such reasonable written assurances authorizing Landlord’s execution and delivery of this Lease.

30. Automobile Parking. There shall be no parking provided to Tenant in the Building or at any other location except as set forth in this Article 30. Pursuant to the terms of the lease between the owner of the Annex and TMG/One Market, L.P. for the Annex (the “Annex Master Lease”), Landlord currently has the right to use a certain number of parking spaces located at the 75 Howard Street garage (as such number of spaces increase or decrease, the “Landlord Parking Rights”). For as long as Landlord maintains the Landlord Parking Rights, then Landlord shall provide to Tenant, at market rate costs to be paid by Tenant to Landlord, a number of spaces at 75 Howard Street (or a substitute location provided by the master landlord under the Annex Master Lease) equal to Tenant’s Percentage Share of the Landlord Parking Rights, which shall initially be 3 spaces.

31. Tenant to Furnish Financial Statements. In order to induce Landlord to enter into this Lease, Tenant agrees that it shall promptly deliver to Landlord, from time to time, upon Landlord’s written request, financial statements (including a balance sheet and statement of income and expenses on an annualized basis) reflecting Tenant’s then current financial condition; provided, however, that so long as Tenant is a company publicly traded on The New York Stock Exchange or NASDAQ, then Tenant shall no longer be obligated to provide to Landlord the financial statements required pursuant to this Section 31. Such statements shall be delivered to Landlord within fifteen (15) days after Tenant’s receipt of Landlord’s request. Tenant represents and warrants that all financial statements, records, and information furnished by Tenant to Landlord in connection with this Lease are and shall be true, correct and complete in all respects.

32. Tenant’s Signs. Without Landlord’s prior consent, which Landlord may withhold in its sole discretion, Tenant shall not place on the Premises or on the Building any exterior signs nor any interior signs that are visible from the exterior of the Premises or Building; provided, however, that so long as the Premises under this Lease contains the First Floor Portion, Tenant shall have the right, at Tenant’s sole cost and expense, to place 2 signs (not exceeding 14 feet and 8.5 inches in length by 1 foot and 6 5/8 inches in width, each) in exterior locations reasonably designated in writing by Landlord, which shall be substantially at the corner of Market and Spear Streets. Except as set forth in the previous sentence, Tenant shall pay all costs and expenses relating to any such sign approved by Landlord, including without limitation, the cost of the installation and maintenance of the sign. On the date of expiration or earlier termination of this Lease, Tenant, at its sole cost and expense, shall remove all signs and repair any damage caused by such removal.

33. Miscellaneous.

33.1. No Joint Venture. This Lease does not create any partnership or joint venture or similar relationship between Landlord and Tenant.

33.2. Successors and Assigns. Subject to the provisions of Article 17 regarding assignment, all of the provisions, terms, covenants and conditions contained in this Lease shall bind, and inure to the benefit of, the parties and their respective successors and assigns.

33.3. Construction and Interpretation. The words “Landlord” and “Tenant” include the plural as well as the singular. If there is more than one person comprising Tenant or Landlord, the obligations under this Lease imposed on Tenant or Landlord (as applicable) are joint and several. References to a party or parties refers to Landlord or Tenant, or both, as the context may require. The captions preceding the Articles, Sections and subsections of this Lease are inserted solely for convenience of reference and shall have no effect upon, and shall be disregarded in connection with, the construction and interpretation of this Lease. Use in this Lease of the words “including”, “such as”, or words of similar import when following a general matter, shall not be construed to limit such matter to the enumerated items or matters whether or not language of nonlimitation (such as “without limitation”) is used with reference thereto. All provisions of this Lease have been negotiated at arm’s length between the parties and after advice by counsel and other representatives chosen by each party and the parties are fully informed with respect thereto. Therefore, this Lease shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof, or by reason of the status of the parties as Landlord or Tenant, and the provisions of this Lease and the Exhibits hereto shall be construed as a whole according to their common meaning in order to effectuate the intent of the parties under the terms of this Lease.

33.4. Severability. If any provision of this Lease, or the application thereof to any person or circumstance, is determined to be illegal, invalid or unenforceable, the remainder of this Lease, or its application to persons or circumstances other than those as to which it is illegal, invalid or unenforceable, shall not be affected thereby and shall remain in full force and effect, unless enforcement of this Lease as so invalidated would be unreasonable or grossly inequitable under the circumstances, or would frustrate the purposes of this Lease.

33.5. Entire Agreement; Amendments. This Lease, together with the Exhibits hereto and any Addenda identified on the Basic Lease Information, contains all the representations and the entire agreement between the parties with respect to the subject matter hereof and any prior negotiations, correspondence, memoranda, agreements, representations or warranties are replaced in total by this Lease, the Exhibits hereto and such Addenda. Neither Landlord nor Landlord’s agents have made any warranties or representations with respect to the Premises or any other portion of the Building, except as expressly set forth in this Lease. This Lease may be modified or amended only by an agreement in writing signed by both parties.

33.6. Governing Law. This Lease shall be governed by and construed pursuant to the laws of the State of California.

33.7. Litigation Expenses. If either party brings any action or proceeding against the other (including any cross-complaint, counterclaim or third party claim) to enforce or interpret this Lease or otherwise arising out of this Lease, the prevailing party in such action or proceeding shall be entitled to its costs and expenses of suit, including reasonable attorneys’ fees and accountants’ fees.

33.8. Standards of Performance and Approvals. Unless otherwise provided in this Lease, (1) each party shall act in a reasonable manner in exercising or undertaking its rights, duties and obligations under this Lease and (ii) whenever approval, consent or satisfaction (collectively, an “approval”) is required of a party pursuant to this Lease or an Exhibit hereto, such approval shall not be unreasonably withheld or delayed. Unless provision is made for a specific time period, approval (or disapproval) shall be given within thirty (30) days after receipt of the request for approval. Nothing contained in this Lease shall, however, limit the right of a party to act or exercise its business judgment in a subjective manner with respect to any matter as to which it has been (A) specifically granted such right, (B) granted the right to act in its sole discretion or sole judgment, or (C) granted the right to make a subjective judgment hereunder, whether “objectively” reasonable under the circumstances and any such exercise shall not be deemed inconsistent with any covenant of good faith and fair dealing implied by law to be part of this Lease. The parties have set forth in this Lease their entire understanding with respect to the terms, covenants, conditions and standards pursuant to which their obligations are to be judged and their performance measured, including the provisions of Article 17 with respect to assignments and sublettings.

33.9. Brokers. Landlord shall pay to Landlord’s Broker and Tenant’s Broker, if any as specified in the Basic Lease Information of this Lease, a commission in connection with such Brokers’ negotiation of this Lease pursuant to a separate agreement or agreements between Landlord and such Brokers. Other than such Brokers, Landlord and Tenant each represent and warrant to the other that no broker, agent, or finder has procured or was involved in the negotiation of this Lease and no such broker, agent or finder is or may be entitled to a commission or compensation in connection with this Lease. Landlord and Tenant shall each indemnify, defend, protect and hold the other harmless from and against any and all liability, loss, damages, claims, costs and expenses (including reasonable attorneys’ fees) resulting from claims that may be asserted against the indemnified party in breach of the foregoing covenant and warranty and representation.

33.10. Memorandum of Lease. Tenant shall, upon request of Landlord, execute, acknowledge and deliver a short form memorandum of this Lease (and any amendment hereto) in form suitable for recording. In no event shall this Lease be recorded by Tenant. Tenant shall have the right to record the memorandum and, if Tenant elects to do so, Tenant shall pay all recording fees and transfer taxes in connection therewith. In addition, Landlord shall have the right to record the memorandum and, if Landlord elects to do so, Landlord shall pay all recording fees and transfer taxes in connection therewith. Upon termination or expiration of the Lease, Tenant shall promptly execute and record a quit claim deed or other instrument required to remove such memorandum from the records of the San Francisco County Recorder’s office.

33.11. Quiet Enjoyment. Upon paying the Rent and performing all its obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities claiming by or through Landlord, subject, however, to the provisions of this Lease and any encumbrances as specified in Article 21.

33.12. Surrender of Premises. Upon the Expiration Date or earlier termination of this Lease, Tenant shall quietly and peacefully surrender the Premises to Landlord in the condition specified in Article 9 above. On or before the Expiration Date or earlier termination of this Lease, Tenant shall remove all of its personal property from the Premises and repair at its cost and expense all damage to the Premises or Building caused by such removal. All personal property of Tenant not removed hereunder shall be deemed, at Landlord’s option, to be abandoned by Tenant and Landlord may store such property in Tenant’s name at Tenant’s expense and/or dispose of the same in any manner permitted by law.

33.13. Building Directory. Landlord shall install a computerized touch screen Building directory for purposes of identifying the name, divisions and/or principal employees of tenants in the Building. Tenant shall be entitled to a reasonable number of entries in the directory commensurate with Tenant’s Percentage Share.

33.14. Name of Building; Address. Tenant shall not use the name of the Building for any purpose other than as the address of the business conducted by Tenant in the Premises. Tenant shall, in connection with all correspondence, mail or deliveries made to or from the Premises, use the official Building address specified from time to time by Landlord.

33.15. Exhibits. The Exhibits specified in the Basic Lease Information are by this reference made a part hereof.

33.16 Final Lease. As a material covenant of this Lease, Landlord shall deliver to Tenant and its counsel via e-mail or computer disk the final form of this Lease and all documents executed in connection therewith within five (5) days of the Lease Date.

33.17. Time of the Essence. Time is of the essence of this Lease and of the performance of each of the provisions contained in this Lease.

IN WITNESS WHEREOF, the parties have executed this Lease as of the Lease Date.

LANDLORD:

TMG/ONE MARKET, L.P., A Delaware limited partnership

By:	Martin/One Market LLC, A California limited liability company Its General Partner

	By:	The Martin Group of Companies, Inc., A California corporation Its Managing Member

	By:	/s/ Illegible
	Its:	SVP

CROSSMARKET, LLC A Nevada limited liability company

By:	Martin/Crossman, LLC A California limited liability company Its: managing member

	By:	/s/ Michael A. Covarrubias
Michael A. Covarrubias Managing Member

TENANT:

SALESFORCE.COM, INC., a Delaware Corporation

By:	/s/ Andrew Hyde
Andrew Hyde Chief Financial Officer

EXHIBIT A

[GRAPHIC]

THE LANDMARK @ ONE MARKET

THIRD FLOOR

EXHIBIT A

[GRAPHIC]

[GRAPHIC]

[GRAPHIC]

EXHIBIT A

THE LANDMARK @ONE MARKET

FOURTH FLOOR

EXHIBIT A

STORAGE SPACE

[GRAPHIC]

[GRAPHIC]

EXHIBIT B

LEGAL DESCRIPTION

A piece or parcel of land situate, lying and being in the City and County of San Francisco. State of California, more particularly described as follows:

Beginning at a point in the southwesterly line of Steuart Street that is distant North 44° 51’ 51” West 334.33 feet, from the northwesterly line of Mission Street; thence South 45° 08’ 09” West being parallel with and distant 334.33 feet northwesterly, measured at right angles, from said northwesterly line of Mission Street 32 feet 4-1/2 inches; thence North 44° 51’ 51” West 6 feet 1-1/2 inches; thence South 45° 08’ 09” West 16 feet 4 inches; thence North 44° 51’ 51” West 112 feet 5-1/8 inches; thence South 45° 08’ 09” West 177 feet 7-1/2 inches; thence South 44° 51’ 51” East 112 feet 5-1/8 inches, then South 45° 08’ 09” West 16 feet 3-1/2 inches; thence South 44° 51’ 51” East 6 feet 1-1/2 inches to a point in said line that is parallel with and distant 334.33 feet northwesterly, measured at right angles, from said northwesterly line of Mission Street; thence South 45° 08’ 09” West along said parallel line, 32 feet 4-1/2 inches to a point in the northeasterly line of Spear Street; thence North 44° 51’ 51” West along said northeasterly line 216 feet to a point in the southeasterly line of Market Street; thence North 45° 08’ 09” East along said southeasterly line, 275 feet to a point in said southwesterly line of Steuart Street; thence South 44° 51’ 51” East along last said line 216 feet to the point of beginning, containing an area of 38143 square feet, more or less.

Lot 006, Block 3713

EXHIBIT C

TENANT IMPROVEMENT AGREEMENT

THIS TENANT IMPROVEMENT AGREEMENT (“Agreement”) is made and entered into by and between Landlord and Tenant as of the date of the Lease. This Agreement shall be deemed a part of the Lease to which it is attached. Capitalized terms which are used in this Agreement and defined in the Lease shall have the meaning given in the Lease.

1. General.

1.1. The Parties’ Respective Obligations. At Landlord’s sole cost and expense, in a good and workman like manner and in compliance with all workplans approved by the city, Landlord shall construct and deliver the Premises in “shell” condition which shall include only the work described on Schedule 1 attached to this Agreement (the “Landlord’s Work”). The Landlord’s Work shall not include the construction of a staircase between the floors of the Premises, but, to the extent required by laws applicable as of the Possession Date, and to the extent that the Mezzanine or the First Floor Portion has not been deleted from the Premises, the Landlord’s Work shall include two stairways and an elevator connecting the First Floor Portion of the Premises and the Mezzanine. In all other respects, Tenant acknowledges that it shall lease the Premises in their “as is” condition, subject to completion of any punchlist items with respect thereto, and Landlord shall have no obligation to make any other improvements or to perform any other work in the Premises except as otherwise expressly set forth herein or in the Lease. Tenant shall be responsible for performing all other work required to prepare the Premises for Tenant’s occupancy pursuant to the Lease and as otherwise may be required to comply with applicable law. The work which is to be performed by Tenant pursuant to the Lease and this Agreement is referred to as the “Tenant’s Work”. Tenant’s Work shall be performed at Tenant’s sole cost and expense, subject to the Construction Allowance described below. Tenant acknowledges that the Tenant’s Work in the Fourth Floor Portion shall utilize an open work environment similar to the space configured by Scient in the Building, and shall utilize the same exterior wall finishes and mechanical and lighting specifications as Scient.

1.2. Payment of Construction Costs. In the manner provided in this Section 1.2, Landlord shall pay to Tenant a “Construction Allowance” equal to the sum of: (i) Fifty Thousand Dollars, plus (ii) Thirty-Seven and 50/100s Dollars ($37.50) multiplied by the Rentable Area of the Premises (excluding the Storage Space). Tenant shall have the right to exercise any of its remedies at law if Landlord fails to disburse the Construction Allowance to Tenant in accordance with the provisions of this Lease. Tenant shall not be entitled to a credit for any unused portion of the Construction Allowance in the form of rent abatement or otherwise. Before commencement of any portion of Tenant’s Work, Tenant shall pay to Landlord or Landlord’s lender an amount reasonably determined by Landlord to be the costs of constructing and purchasing all elements of the Tenant’s Work, minus the amount of the Construction Allowance (the “Tenant Deposit”). If permitted by Landlord’s lender, the Tenant’s Deposit shall be deposited in a non-interest bearing account. Monthly during the construction of the Tenant’s Work, Landlord shall disburse to Tenant, or at Landlord’s option directly to Tenant’s contractors or materialmen, a portion of the Construction Allowance and a portion of the Tenant Deposit (in the ratios which the Construction Allowance and the Tenant Deposit bear to each other) to pay 90% of all hard and soft costs of construction incurred during such month in connection with the Tenant’s Work. Landlord obligation to make such disbursement shall be subject to Landlord’s receipt of the following: (i) copies of paid invoices and conditional lien waivers in connection with all such work, (ii) a certification by Tenant’s architect that all such work has been performed in accordance with plans and specifications approved by Landlord, and (iii) such other information that may be reasonably requested by Landlord or Landlord’s lender. Upon substantial completion of Tenant’s Work, Tenant shall submit to Landlord a written notice indicating that Tenant has completed Tenant’s Work, which notice shall be accompanied by all of the following (collectively, “Tenant’s Completion Notice”): (i) copies of paid invoices and unconditional lien waivers from Tenant’s general contractor and all subcontractors and material suppliers, showing that full payment has been received for the construction of all aspects of Tenant’s Work; (ii) certification from Tenant’s architect that to the best of its knowledge all of Tenant’s Work has been completed substantially in accordance with the plans and specifications therefor approved by Landlord and all local governmental and quasi-governmental authorities with jurisdiction; and (iii) a copy of the building permit or job card for Tenant’s Work, showing that Tenant’s Work has been finally approved by the appropriate building inspector, plus any other evidence reasonably required by Landlord indicating that all legal requirements for Tenant’s occupancy of the Premises have been satisfied. Landlord shall pay any properly payable withheld portion of the Construction Allowance and the Tenant Deposit to Tenant within thirty (30) days after the date of Landlord’s receipt of Tenant’s Completion Notice (including all of the material specified above).

2. Approval of Plans for Tenant’s Work.

2.1. Notification of Architect. Within ninety (90) days after execution of the Lease, Tenant shall notify Landlord in writing of the name and address of the licensed architect which Tenant desires to engage for the preparation of plans for Tenant’s Work. Tenant’s architect shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall retain such architect’s administrative services throughout the performance of Tenant’s Work. Designers who are not licensed architects will not be acceptable, unless such designers work in conjunction with a licensed architect of record.

2.2. Submittal of Plans.

2.2.1. Tenant’s Preliminary Plans. On or before sixty (60) days after execution of this Lease, Tenant shall deliver to Landlord, for Landlord’s review and approval, “Tenant’s Preliminary Plans” which shall include the following: (i) interior elevations; (ii) floor plans; (iii) architectural finish schedule; (iv) reflected ceiling plans; (v) electrical, mechanical and plumbing plans; and (vi) outline specifications. Within ten (10) business days after Landlord’s receipt of Tenant’s Preliminary Plans, Landlord shall either approve or disapprove Tenant’s Preliminary Plans, which approval shall not be unreasonably withheld. Failure by Landlord to respond within such ten (10) day period shall be conclusively deemed approval. If Landlord disapproves Tenant’s Preliminary Plans, then Landlord shall state in reasonable detail the changes which Landlord requires to be made thereto.

2.2.2. Tenant’s Final Plans. Within one hundred twenty (120) days after Landlord’s approval of Tenant’s Preliminary Plans, Tenant shall deliver to Landlord, for Landlord’s review and approval, complete plans, specifications and working drawings which incorporate and are consistent with Tenant’s Preliminary Plans, as previously approved by Landlord, and which show in detail the intended design, construction and finishing of all portions of Tenant’s Work, in sufficient detail for construction (“Tenant’s Final Plans”). Within ten (10) business days after Landlord’s receipt of Tenant’s Final Plans, Landlord shall either approve or disapprove Tenant’s Final Plans, which approval shall not be unreasonably withheld. Failure by Landlord to respond within such ten (10) day period shall be conclusively deemed approval. If Landlord disapproves Tenant’s Final Plans, then Landlord shall state in reasonable detail the changes which Landlord requires to be made thereto.

2.2.3. Tenant shall be entitled to prepare separate and distinct Tenant’s Preliminary Plans for the Third Floor Portion, the Fourth Floor Portion and the First Floor Portion. If Tenant submits separate plans, Landlord shall respond to each set of plans in the manner and in the time periods described in Sections 2.2.1 and 2.2.2 as if each set of plans were Tenant’s Preliminary Plans and Tenant’s Final Plans. Because of the uncertainty as to whether the First Floor Portion or the Mezzanine will be included in the Premises, Landlord consents to the bifurcation of Tenant’s Work at Tenant’s election in the manner described herein.

2.3. Landlord’s Approval. Landlord’s approval of any of Tenant’s plans, signs or materials samples shall not be valid unless such approval is in writing and signed by Landlord, or otherwise deemed approved in accordance with the provisions of Sections 2.2.1 and or 2.2.2 of this Agreement. Landlord’s approval of any of Tenant’s plans, including any preliminary draft or version thereof, shall not be deemed to be a representation as to their completeness, adequacy for Tenant’s intended use of the Premises or compliance with applicable law.

3. Standard of Construction. Tenant’s Work shall comply with all applicable laws, codes, rules and regulations of all governmental and quasi-governmental authorities with jurisdiction. Only new and firstclass materials shall be used in the construction of Tenant’s Work. Tenant shall not change in any material respect any portion of Tenant’s Work from the description thereof contained in Tenant’s Final Plans, as approved by Landlord, unless Tenant first obtains Landlord’s written approval, which approval shall not be unreasonably withheld or delayed and shall be conclusively deemed granted if specific objections thereto are not made within five (5) business days of notice thereof.

4. Prior to Commencement of Tenant’s Work.

4.1. Approval of Contractors. Tenant’s general contractor and primary subcontractors shall be subject to Landlord’s prior written approval (which approval shall not be unreasonably withheld, delayed or conditioned, including Landlord’s reasonable approval of the contractor’s bonding capability and Landlord’s lender’s review and approval of the contractor’s bonding capability), and Tenant shall submit to Landlord, no later than thirty (30) days after execution of this Lease, by notice given in the manner specified in the Lease, the following information: (i) the name and address of the general contractor and (as of a date 60 days before the commencement of the Tenant’s Work) all subcontractors which Tenant proposes to engage for the performance of Tenant’s Work; (ii) a fully completed Contractor’s Qualification Statement (AIA Document A305) for Tenant’s proposed general contractor and each of Tenant’s proposed primary subcontractors; (iii) the construction cost breakdown and total cost for all portions of Tenant’s Work; (iv) the actual commencement date of construction and the estimated date of completion of Tenant’s Work, including fixturization; (v) evidence of insurance as required by Section 6; and (vi) Tenant’s contractor’s performance and/or labor and materials bonds, if required by Landlord’s lender. Landlord hereby preapproves Plant Construction Company, Turner Construction and BCCI. All contractors engaged by Tenant shall employ only union labor and shall be bondable, licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord’s construction manager and other contractors on the job.

4.2. Landlord’s Approval of Sufficiency of Funds. Prior to commencing any portion of Tenant’s Work, Tenant shall furnish to Landlord, for Landlord’s review and approval, funding commitments or evidence of other financing arrangements that provide for payment of Tenant’s funding obligation. Such evidence shall be in a form reasonably satisfactory to Landlord and shall satisfy the provisions of Section 1.2 of this Agreement.

4.3. Notice of Nonresponsibility. Prior to the commencement of construction, Landlord shall have the right to post in a conspicuous location on the Premises, as well as to record in the San Francisco County Recorder’s office, a Notice of Nonresponsibility.

5. Commencement and Performance of Tenant’s Work.

5.1. Possession Date.

5.1.1. Initial Work. Landlord shall deliver the Third Floor Portion, the Fourth Floor Portion and the Storage Space to Tenant on the Initial Possession Date. The term “Initial Possession Date” shall mean June 23, 2000. On or before July 23, 2000, Tenant shall conduct a walk-through inspection of the Third Floor Portion and the Fourth Floor Portion with Landlord and complete a punch-list of items needing additional work.

5.1.2. Completion All Work. Upon Landlord’s reasonable determination that all of the Landlord’s Work for all portions of the Premises has been substantially completed to the extent reasonably necessary for the commencement of the Tenant’s Work, and provided that the completion of the remainder of the Landlord’s Work shall not unreasonably delay or unreasonably interfere with the performance of Tenant’s Work, as confirmed in a certificate by Landlord’s architect, Landlord shall deliver the remainder of the Premises to Tenant (the “Possession Date”). In no event shall the Possession Date occur prior to the delivery of the following two notices: (a) either the Office Permits Notice or the First Floor Notice and (b) either the Mezzanine Acceptance Notice or the Mezzanine Notice. Tenant shall commence Tenant’s Work promptly following the Possession Date. Tenant shall diligently proceed with Tenant’s Work and shall complete Tenant’s Work as soon as practicable. Within thirty (30) days after completion of Landlord’s Work, Tenant shall conduct a walk-through inspection of the Building with Landlord and complete a punch-list of items needing additional work. Landlord shall provide Tenant with status reports regarding the Landlord’s Work every thirty days following the Lease Date. Landlord shall use reasonable efforts to provide Tenant at least thirty (30) days notice before the anticipated Possession Date.

5.1.3. Early Occupancy. To the extent that (i) Tenant desires to take occupancy of all or any portion of the First Floor Portion in advance of the Possession Date for the purpose of commencing all or any portion of the Tenant’s Work, and (ii) Landlord determines in its sole discretion that Tenant’s early occupancy shall not delay the completion of the improvements to the First Floor Portion, then Landlord shall deliver the First Floor Portion to Tenant in advance of the Possession Date on a date mutually agreed upon by Landlord and Tenant.

5.2. Coordination of Tenant’s Work. Tenant’s contractors shall perform Tenant’s Work in a manner and at times that do not unreasonably interfere with the ongoing construction or business operations in the Building, the completion of the Landlord’s Work or the performance of other tenant improvement work in the Building. Tenant and its contractors shall not do anything that would jeopardize the labor relations of others in the Building. Any delays in the completion of Tenant’s Work, and any damage to any work caused by Tenant’s contractors, shall be at Tenant’s cost and expense.

5.3. Staging Areas. Storage of Tenant’s contractors’ construction materials, tools and equipment shall be confined within portions of the Premises designated by Landlord and in any other areas designated for such purposes by Landlord. If such materials, tools and equipment are assigned space or spaces outside the Premises, they shall be moved to such other space as Landlord may direct from time to time in order to avoid interference or delays with other work or the ongoing construction or business operations in the Building. In no event shall any materials or debris be stored in the common areas of the Building or in the premises of other tenants. Tenant’s contractors shall not run pipes or conduits over or through any other tenant’s space, or the common areas of the Building, except as directed by Landlord.

5.4. Supervision of Contractors. Tenant’s Work shall be performed in accordance with such reasonable rules and regulations as Landlord shall promulgate from time to time. Tenant acknowledges that other construction work may be in progress at the Building and that conflicts between Tenant’s Work and such other work shall be subject to final resolution by Landlord’s representatives. Tenant shall be fully responsible for, and shall indemnify, defend and protect Landlord with respect to, the operations and activities of Tenant’s general contractor and all subcontractors employed by such general contractor, and all other individuals or contractors employed by Tenant in the completion of Tenant’s Work. All such contractors and/or individuals shall repair any damage which they may cause to any work in the Premises or the Building, and Tenant shall reimburse Landlord for any and all expenses reasonably and actually incurred by Landlord by reason of faulty work performed by Tenant’s contractor or subcontractors, damage to other work in the Building caused by Tenant’s contractor or contractors, and delays caused by such work as the result of inadequate clean-up. In addition, Tenant shall pay to Landlord, on demand, an amount equal to $150,000.00 as a supervision fee; provided, however, that the supervision fee shall be reduced to $50,000.00 if Tenant’s general contractor is Plant Construction.

5.5. Changes to Tenant’s Work. Tenant shall obtain Landlord’s written approval (which shall not be unreasonably withheld) prior to performing any work that deviates in any material respect from Tenant’s Final Plans (for this purpose, a change that costs less than $10,000.00 and does not adversely affect the structure or electrical or mechanical systems of the Building shall be deemed non-material), as previously approved by Landlord, or making any material modifications to Landlord’s building shell and/or utilities or other work not explicitly shown on Tenant’s Final Plans, as previously approved in writing by Landlord.

5.6 Separate Contractors. If Tenant’s general contractor is not the same as Landlord’s general contractor, then the following provisions shall apply: (i) all of Tenant’s Work shall be sequenced in a manner reasonably approved by Landlord, (ii) Tenant shall take no actions or omissions that would in any way unreasonably delay Landlord in the completion of Landlord’s Work or the completion of any other tenant improvements in the Building, and (iii) Tenant shall use mechanical, electrical, plumbing and fire sprinkler subcontractors who are listed on Landlord’s list of pre-qualified subcontractors.

6. Insurance Required of Tenant and Tenant’s Contractors.

6.1. Workers’ Compensation and Liability Insurance. Tenant’s general contractor and all subcontractors shall carry, at a minimum, the following coverages, with the following limits of liability:

(a) Workers’ Compensation. Workers’ Compensation, as required by state law, plus Employer’s Liability Insurance, with a limit of not less than five hundred thousand dollars ($500,000.00), and any other insurance required by any employee benefit statute or other similar statute.

(b) Liability. Commercial General Liability Insurance (including Contractor’s Protective Liability) with a minimum combined single limit of liability of not less than Five Million Dollars

($5,000,000.00) provided that the insurance limits applicable to subcontractors shall be Two Million Dollars ($2,000,000.00). Such insurance shall provide for explosion, collapse and underground coverage. All such insurance shall provide coverage against any and all claims for bodily injury, including death resulting therefrom, and damage to or destruction of property of any kind whatsoever and to whomsoever belonging and arising from such contractor’s operations, whether such operations are performed by Tenant’s general contractor, subcontractors or any of their subcontractors, or by anyone directly or indirectly employed by any of them.

6.2. Tenant’s Liability Insurance. At all times during the performance of Tenant’s Work, Tenant shall obtain and maintain the liability insurance required to be maintained pursuant to the Lease. If required in order to provide such coverage, such policy shall be endorsed to insure against any loss or damage arising out of the performance of Tenant’s Work.

6.3. Tenant’s Builder’s Risk Insurance. Tenant shall obtain an “All Physical Loss” Builder’s Risk Insurance policy covering Tenant’s Work. The policy shall name Landlord and Tenant as named insureds. The amount of insurance to be provided shall be one hundred percent (100%) of the replacement cost of Tenant’s Work.

6.4. Additional Insureds. Except as otherwise required by the express terms of this Agreement, all such insurance policies required under this Agreement shall include Landlord, Landlord’s lenders and Landlord’s agents as additional insureds, except Workers’ Compensation Insurance, which shall contain an endorsement waiving all rights of subrogation against Landlord and its agents. All of Tenant’s insurance in which Landlord is required to be an additional insured shall provide that such insurance coverage shall not be reduced or canceled except upon thirty (30) days’ prior written notice to Landlord. Tenant shall provide Landlord with certificates of insurance prior to the commencement of Tenant’s Work. Such certificates shall indicate that such insurance complies with the requirements of this Section 6, including the requirement that such insurance coverage shall not be reduced or canceled except upon thirty (30) days’ prior written notice to Landlord.

6.5. Bonds; Liens. Upon completion of Tenant’s Work, Tenant shall deliver to Landlord unconditional lien waivers from Tenant’s general contractor and all subcontractors and suppliers. Tenant shall keep the Premises free and clear of all claims and liens and shall indemnify, defend and protect Landlord against, and hold Landlord harmless from, any and all such claims and liens including, but not be limited to, attorneys’ fees and costs.

7. As-Built Plans. Upon completion of Tenant’s Work, Tenant shall submit to Landlord two (2) complete sets of as-built plans (one (1) of which shall be reproducible) and specifications describing all portions of Tenant’s Work.

8. Inspection. Landlord, and its agents, architects and contractors, shall have the right, but not the obligation, to inspect the Tenant’s Work at any reasonable time during the construction thereof provided such rights are exercised in a manner intended not to impede the performance of Tenant’s Work. If Landlord discovers faulty construction or any deviation from the Tenant’s Final Plans approved by Landlord, then Tenant, at its cost and expense, shall cause its contractors or subcontractors to make corrections promptly; provided, however, that neither the privilege herein granted to Landlord to make such inspections, nor the making of such inspection by Landlord to require conformance by Tenant to the terms and conditions of this Agreement, shall constitute a representation or warranty by Landlord that the Tenant’s Work have been constructed in accordance with applicable law or any other standard.

IN WITNESS WHEREOF, Landlord and Tenant have each caused their duly authorized representatives to execute this Agreement on their respective behalf as of the day and year first above written.

LANDLORD:

TMG/ONE MARKET, L.P., A Delaware limited partnership

By:	Martin/One Market LLC, A California limited liability company Its General Partner

	By:	The Martin Group of Companies, Inc., A California corporation Its Managing Member

	By:	/s/ Illegible
	Its:	SVP

CROSSMARKET, LLC A Nevada limited liability company

By:	Martin/Crossman, LLC A California limited liability company Its: managing member

	By:	/s/ Michael A. Covarrubias
Michael A. Covarrubias
Managing Member

TENANT:

SALESFORCE.COM, INC., a Delaware Corporation

By:	/s/ Andrew Hyde
Andrew Hyde Chief Financial Officer

SCHEDULE 1 TO TENANT IMPROVEMENT AGREEMENT

LANDLORD’S BASE BUILDING IMPROVEMENTS

LANDLORD’S WORK

STANDARD BASE BUILDING IMPROVEMENTS

The following Base Building Improvements shall be completed by TMG/One Market LP, at its sole expense.

BASE BUILDING:

1.	Architectural Systems:

A)	Main Building Lobby:

1)	Finished main entrance lobby consistent with other Class “A” office buildings in downtown San Francisco;

2)	Main Building directory;

3)	Handicap accessible path of travel, fully compliant with current codes or as may be approved by appropriate governmental authorities.

B)	Passenger and Service Elevators:

1)	Four (4) Mitsubishi elevators serving Floors 1 – 10 and Two (2) Mitsubishi elevator serving Floors 1 - 11. All cabs shall be complete with finished interiors consistent with other Class A buildings in San Francisco;

2)	One (1) freight elevator with extended cab height and 6,000 lb. capacity;

3)	Handicap accessible elevator controls and other code required items;

4)	Within each elevator lobbies: handicap accessible controls, signage, floor indicators and other code required items.

C)	Exit Stairs:

Three (3) exit stairs and stair shafts per floor finished to Building Standard.

D)	Building Enclosure:

1)	Water tight roof and exterior walls;

2)	Completed exterior wall and window refurbishment.

E)	Security System:

1)	Base Building perimeter security system, consisting of card readers at all entrance doors, stairwell doors and service areas. Card readers at stairwell doors to be provided by Tenant.

2)	Provide adequate keys and /or access cards to the Tenant

F)	Storage Area:

1)	Lighted and demised.

2.	Structural System:

A)	Structural loading capacity for live and dead loads consistent with other comparable Class A Buildings in San Francisco;

B)	Seismic code compliance for the Base Building structural system.

3.	Mechanical System:

A)	Fully functioning Base Building cooling system capable of providing conditioned air, during normal working hours and under normal office occupancy loads of 20 cfm per person based on 133 sq. ft. per person;

B)	Central mechanical system with primary vertical distribution with stub outs to each floor for tenant connection and distribution;

C)	Central Direct Digital Controls (DDC) for Energy Management System for the Base. Building mechanical system. DDC links to VAV controls in the Leased Premises would be installed by Tenant but shall be excluded from the Base Building Work;

D)	Code required dampers and fire protection for all penetrations at rated, vertical shafts.

E)	Capability to provide 24-hour HVAC

4.	Plumbing System:

A)	Domestic tepid water service for Tenant’s requirements;

B)	Adequate water pressure;

C)	Accessible wet stack for connections to Tenant’s plumbing requirements.

5.	Fire Protection System:

Base Fire Protection System with primary riser and all required components as approved by SF Building Department.

6.	Electrical System:

Vertical bus and panel board riser supplying electrical power sufficient to operate an average of approximately Five (5) watts per rentable square foot for general electrical use by Tenant including lighting. Additional capacity is available for up to a total of 8.3 watts per floor, including HVAC, at Tenant’s sole cost and expense.

A)	Emergency Life/ Safety Generator for elevator, lighting and smoke control systems;

7.	Fire Life Safety System:

A)	System to include coverage in all required building areas:

1)	Fireman’s control panel

2)	Alarm system and pull stations

3)	Elevator recall

4)	Annunciation system

5)	Emergency lighting and strobes as required in public areas

6)	Smoke detection

7)	All other items as required by local codes or as may be approved by appropriate governmental authorities.

FLOORS

1.	Clear Height

Twelve foot six inches, slab to slab.

2.	Passenger and Service Elevator Lobbies

A)	Handicap accessible call buttons and audible signals;

B)	Handicap approved floor indicator lights;

C)	Handicap approved signage;

D)	Rated doors as required for smoke control;

E)	Pre-finished elevator doors and frames on lobby side;

F)	Fire life safety devices: Strobes, speakers and smoke detectors;

G)	Elevator lobby partitions: Gypsum board supplied as required and fire taped.

3.	Toilet Rooms:

A)	Men’s and Women’s restrooms on each floor finished to building standard consistent with other Class A buildings in San Francisco and fully compliant with current ADA and Title 24 accessibility codes;

B)	Mechanical supply and exhaust system;

C)	Fire protection, life safety devices complete with strobes, speakers and smoke detectors.

1.	Base Building Partitions:

A)	Core Walls: Delivered with gypsum board, fire taped;

B)	Interior Side of Exterior Walls: Exposed brick in a consistent “as-is” condition.

C)	Windows: Prepared and primed, new building standard hardware, reasonably smooth operation, new temporary inside guide stops pending installation of window trim moldings as part of Tenant’s Work. No window casement is provided.

2.	Floors:

Concrete floors for the Leased Premises, reasonably smooth, ready to accept carpet with minor preparation. All original construction devices (fasteners, nails, clips, etc.) shall be removed or cut off from concrete under slab areas.

3.	Mechanical System:

A)	Primary Variable Air Volume (VAV) cooling system with risers stubbed out to each floor of the Leased Premises, but exclusive of horizontal distribution (ductwork) and control equipment within the Leased Premises;

B)	Hot water stubbed out to each floor for tenant’s perimeter heating needs supplied from a heat exchanger, in the basement, converting heat from steam.

C)	Condenser water loop stubbed out to each floor for Tenant’s special requirements.

4.	Plumbing System:

A)	Drinking fountain: minimum one per floor and handicap accessible;

B)	Wet columns with stub outs on each wing and within the east structural tube for Tenant’s use.

5.	Fire Protection System:

Base Fire Protection primary riser only as approved by SF Building Department.

6.	Electrical:

Separate telephone and electrical rooms on each floor of the Leased Premises, with a vertical chase between floors. The following equipment shall be provided:

(A)	One (1) 227/480v, 3p, 4w, 200 amp, 42 ckt, main lug only panel with 42-20 amp lp-circuit breakers. Panel is fed from one 200-amp bus tap switch,

(B)	One (1) 112.5kva 480/120-208, 3p, 4w, transformer. The transformer is fed by a 200 amp fused bus tap switch with 125 amp fuses,

(C)	The transformer feeds the following panel: one (1) 400 amp 120/208 volt 3p, 4w, panel with one (1) 350 amp circuit breaker and two (2) 200 amp sub feed circuit breakers and 36 - 20 amp lp circuit breakers.

7.	Multi-Tenant Floors:

A)	For multi-tenant floors, Landlord will provide completely finished common areas, including, but not limited to, the elevator lobby and multi-tenant corridors, finished to Building Standard;

B)	Landlord will provide tenant demising partitions, which will be full height, slab-to-slab complying with prevailing building codes or as may be approved by appropriate governmental authorities.

EXHIBIT D

RULES AND REGULATIONS

1.	No sidewalks, entrance or passages shall be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises.

2.	All curtains, blinds, shades, drapes, screens and other similar fixtures in the Premises must be of a uniform quality, type, design, color, material and general appearance approved by Landlord.

3.	No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside of the Premises except inside the Building, without the prior written consent of Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the expense of Tenant.

4.	No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building without the prior written consent of Landlord.

5.	The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein.

6.	Tenant shall not make, or permit to be made, any unseemly or disturbing noises which disturb or interfere with the occupants of neighboring buildings or premises or those having business with them. Tenant shall not throw anything out of the doors, windows or skylights.

7.	Neither Tenant nor any of Tenant’s agents, servants, employees, contractors, visitors or licensees shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance.

8.	Tenant must, upon the termination of the tenancy, restore to Landlord all keys of offices and toilet rooms, either furnished to, or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

9.

Tenant shall not occupy or permit any portion of Premises to be occupied as an office that is (a) for a physician’s or dentist’s office, a dance or music studio, a school, a beauty salon or barber shop, the business of photographic or multilith or multigraph reproductions or offset printing (not precluding using any part of the Premises for photographic, multilith or multigraph reproductions or off-set printing solely in connection with Tenant’s own business and/or activities), an outside news or cigar stand, or as a radio or television or recording studio, theater or exhibition-hall, for manufacturing, for the sale of merchandise, goods or property of any kind at auction, or for lodging, sleeping or for any immoral purpose including but not limited to any use (i) for a banking, trust company, depository, guarantee, or safe deposit business, (ii) as a savings bank, or as savings and loan association, or as a loan company, (iii) for the sale of travelers checks, money orders, drafts, foreign exchange or letters of credit or for the receipt of money for transmission, (iv) as a stock broker’s or dealer’s office or for the underwriting of securities, or (v) a government office or foreign embassy or consulate, or (vi) tourist or travel bureau, or (b) a use which would be prohibited by any other portion of this lease (including but not limited to any other Rules and Regulations) or in violation of law. Tenant shall not engage or pay any employees on the Premises, except those actually working for Tenant on the Premises nor shall Tenant advertise for laborers giving an address at the Premises.

10.	Landlord shall have the right to prohibit any advertising or business conducted by Tenant referring to the Building which, in Landlord’s reasonable opinion, tends to impair the reputation of the Building and upon notice from Landlord, Tenant shall refrain from or discontinue such advertising.

11.	If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of demised premise by Tenant, its agents, servants, employees, contractors, visitors, or licensees, exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

12.	No air conditioning unit or system or other apparatus shall be installed or used by Tenant without the written consent of Landlord.

13.	Tenant, Tenant’s agents, servants, employees, contractors, licensees or visitors shall not park any vehicles in any driveways, service entrances, or areas posted as No Parking.

14.	Tenant shall not use the name of The Landmark @ One Market for any purpose other than as the address of the business to be conducted by Tenant in the Premises, nor in its advertising, stationery or in any other manner without the prior written permission of Landlord. Landlord expressly reserves the right at any time to change said name without in any manner being liable to Tenant therefor.

EXHIBIT E

CONFIRMATION OF LEASE TERM

LANDLORD:

TENANT:

LEASE DATE: June     , 2000

PREMISES:

Pursuant to Section 3 of the above referenced Lease, the Commencement Date as defined in Section 3 shall be                                     .

LANDLORD:

TMG/ONE MARKET, L.P., A Delaware limited partnership

By:	Martin/One Market LLC, A California limited liability company Its General Partner

	By:	The Martin Group of Companies, Inc., A California corporation Its Managing Member

By:
Its:

CROSSMARKET, LLC A Nevada limited liability company

By:	Martin/Crossman, LLC A California limited liability company Its: managing member

By:
Michael A. Covarrubias Managing Member

TENANT: SALESFORCE.COM, INC., a Delaware Corporation

By:
Andrew Hyde Chief Financial Officer

EXHIBIT F

JANITORIAL SPECIFICATIONS BUILDING STANDARD JANITORIAL

AND CLEANING SERVICES

The following building standard janitorial and cleaning services shall be done by Landlord Monday through Friday. It is understood that no services of the character provided for in this Exhibit F shall be provided on Saturdays, Sundays or days recognized as Holidays pursuant to this Lease, unless specifically requested and the cost for such service shall be borne by tenant.

This cleaning specification may be changed or altered by Landlord from time-to-time to facilitate conformity with the latest methods of maintenance and cleaning technology generally recognized as acceptable for first class office buildings in San Francisco, California, and Landlord reserves the right to alter the level of such services from time-to-time as determined by Landlord to be appropriate for a firstclass office building. If Tenant requires a higher level of services to suit its particular needs, the cost of such additional service shall be borne by Tenant. However, in no event will the level or quality of the services be diminished by such changes.

Office Areas

Empty all waste receptacles and remove waste paper and rubbish from the Premises nightly.

Vacuum nightly all rugs and carpeted areas in the Premises, lobbies and corridors.

Nightly damp wipe all glass furniture tops.

Nightly remove finger marks and smudges from vertical surfaces, including doors, door frames, glass, around light switches, private entrance glass and partitions.

Sweep all private stairways nightly, vacuum nightly if carpeted.

Police all stairwells throughout the Project daily and keep in clean clear condition.

Nightly damp mop spillage in non-carpeted office and public areas.

Nightly feather dust all telephones, desks and other furniture tops that are free of files, computers or personal property.

Washrooms (Including Private Washrooms)

Mop, rinse and dry floors nightly.

Scrub floors as necessary.

Clean all mirrors, bright work and enameled surfaces nightly.

Wash and disinfect all basins, urinals and bowls nightly using nonabrasive cleaners to remove stains and nightly clean undersides of rim of urinals and bowls.

Wash both sides of all toilet seats with soap, water and disinfectant nightly.

Nightly damp wipe and wash with disinfectant when necessary, partitions, tile walls and outside surface of dispensers and receptacles.

Empty and sanitize receptacles and sanitary disposals nightly; thoroughly clean and wash at least once per week.

Fill toilet tissue, soap, towel and sanitary napkin dispensers nightly.

Clean flush meter, piping toilet seat hinges and other metal work nightly.

Wash and polish walls, partitions, tile walls and enamel surfaces from trim to floor monthly.

Vacuum all louvers, ventilating grilles and dust light fixtures weekly.

NOTE: It is the intention to keep washrooms thoroughly cleaned and not to use a disinfectant to kill odor. If a disinfectant is necessary, an odorless product will be used.

Floors

Ceramic tile, marble and terrazzo floors to be swept nightly and washed, scrubbed and buffed as needed.

Vinyl, rubber or other composition floors and bases to be swept nightly using dust down preparation; such floors in public areas on multi-tenancy floors to be waxed and buffed monthly.

Tile floors in office areas will be waxed and buffed monthly.

Floors re-waxed and old wax removed as necessary.

Carpeted areas and rugs to be vacuum cleaned nightly.

All floor areas to be spot cleaned nightly.

Glass

Clean all perimeter glass every six (6) months outside and every six (6) months inside. Any additional cleaning to be at Tenant’s expense.

Clean glass lobby and tenant lobby entrance doors and adjacent glass panels nightly.

Clean partition glass and interior glass doors quarterly.

Clean exterior of ground floor glass as needed.

High Dusting (Quarterly)

Dust and wipe clean closet shelving when empty and carpet sweep and dry mop floors in closets if such are empty.

Dust clean all vertical surfaces such as walls, partitions, doors, door bucks and other surfaces above shoulder height.

Damp dust ceiling air-conditioning diffusers, wall grilles, registers and other ventilating louvers.

Dust the exterior surfaces of lighting fixtures, including glass and plastic enclosures and aluminum louvers.

Day Service

At least once, but not more than twice during the day, check men’s washrooms for toilet tissue replacement.

At least once, but not more than twice during the day, check women’s washrooms for toilet tissue and sanitary napkin replacement.

Supply toilet tissue, soup and towels in men’s and women’s washrooms and sanitary napkins in women’s washrooms.

As needed, vacuuming of elevator cabs will be performed.

General

Wipe all interior metal window frames, mullions, and other unpainted interior metal surfaces of the perimeter walls of the building each time the interior of the windows is washed.

Keep slop sink rooms in a clean, neat and orderly condition at all times.

Wipe clean all metal hardware fixtures nightly and polish bright work as necessary.

Dust and/or wash all directory boards as required and remove fingerprints and smudges nightly.

Maintain building lobby, corridors and other public areas in a clean condition.

EXHIBIT F-1

BUILDING HOLIDAYS

Below is a list of current Holidays on which the Building is officially closed. However, tenants are permitted into the Building at any time with a proper Building Access Card.

•	New Year’s Day

•	Martin Luther King Day

•	President’s Day

•	Memorial Day

•	Independence Day

•	Labor Day

•	Thanksgiving Day and the Day After Thanksgiving

•	Christmas Day

EXHIBIT F-2

DESCRIPTION OF SECURITY SERVICES

Landlord will provide on-site monitoring of the access and Fire Life Safety System to the Building twenty-four (24) hours per day seven (7) days per week. On-site security personnel will respond to emergencies and conduct daily security and Fire Life Safety Patrols within the Building. Security personnel shall be on duty 24 hours/day seven days/week during the Term.

Landlord will install and maintain throughout the public access areas a card access system that will allow Tenant and Landlord the ability to limit after hour access to the Building, the elevators and tenant floors.

June 23, 2000

VIA HAND DELIVERY

Salesforce.com, Inc.

101 Spear Street #203,

San Francisco, CA 94105

Attn.: Andrew Hyde

Re:     One Market

Dear Andy:

I am writing this letter in connection with that certain lease (the “Lease”) dated June 23, 2000 between Salesforce.com, Inc. (“Tenant”) and TMG/One Market L.P. and Crossmarket, LLC (collectively, “Landlord”). Terms defined in the Lease shall have the same meanings when used in this letter.

Pursuant to Section 2.4 of the Lease, Landlord and Tenant have certain specific rights to terminate the Lease with respect to the Fourth Floor Portion if Landlord fails to obtain Master Landlord’s consent to the Annex Lease. Sections 2.4 and 2.5 of the Lease also contain certain provisions that describe formulas for the reduction of the Base Rent and Security Deposit upon the occurrence of certain events. Landlord and Tenant hereby agree that if the Lease is terminated with respect to the Fourth Floor Portion pursuant to Section 2.4, then the rental adjustment provisions in Sections 2.4 and 2.5 of the Lease shall be adjusted to reflect the following: (i) the Preliminary Base Rent for any portion of the Premises located on the First Floor Portion shall be $54.00/square foot, (ii) the Initial Base Rent for any portion of the Premises located on the First Floor Portion shall be $56.00/square foot, (iii) the Middle Base Rent for any portion of the Premises located on the First Floor Portion shall be $59.00/square foot, and (iv) the Final Base Rent for any portion of the Premises located on the First Floor Portion shall be $60.00/square foot. In addition, the Security Deposit shall be reduced as set forth in the Lease utilizing the revised rent structure for the First Floor Portion.

Landlord and Tenant hereby agree that this letter shall not modify the Lease in any way with respect to a termination of the Lease as to the Fourth Floor Portion pursuant to Section 2.2 of the Lease. Landlord and Tenant also hereby agree that this letter shall not modify in any way the rent adjustment formulas set forth in Sections 2.2 or 2.6 of the Lease.

This letter shall automatically terminate on the date that Landlord obtains Master Landlord’s approval of the Annex Lease, so long as such approval is obtained before this Lease is terminated with respect to the Fourth Floor Portion. Upon any such termination of this letter, the following shall be applicable: (i) this letter shall not constitute an amendment of the Lease, (ii) the terms and provisions of this letter shall be null and void, and (iii) neither Landlord nor Tenant shall refer to this letter as an amendment or modification of the Lease.

Landlord shall disclose the terms of this letter to Union Bank before Union Bank executes the SNDA. Failure of Union Bank to consent to the terms of this letter shall be grounds for Tenant to terminate the Lease in accordance with the first sentence of Section 2.4. If the foregoing is acceptable to you, please execute the enclosed copy of this letter.

Very truly yours,

TMG/ONE MARKET, L.P.,

A Delaware limited partnership

By:	Martin/One Market LLC,
A California limited liability company Its General Partner

	By:	The Martin Group of Companies, Inc., A California corporation Its Managing Member

	By:	/s/ [ILLEGIBLE]
	Its:	SVP

CROSSMARKET, LLC
A Nevada limited liability company

By:	Martin/Crossman, LLC
A California limited liability company Its: managing member

	By:	/s/ Michael A. Covarrubias
Michael A. Covarrubias Managing Member

The foregoing is hereby agree to

And accepted as of June 23, 2000.

SALESFORCE.COM, INC., a

Delaware Corporation

By:	/s/ Andrew Hyde
Andrew Hyde
Chief Financial Officer

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“Amendment”) is entered into this 13th day of November, 2000, by and between TMG/ONE MARKET, L.P., a Delaware limited partnership (“Landlord”) and SALESFORCE.COM, INC., a Delaware corporation (“Tenant”), in the following factual context.

RECITALS

This Amendment is based upon the following facts, understandings and intentions of the parties.

A. Tenant and Landlord entered into that certain Lease dated as of June 23, 2000 (the “Lease”) of certain premises located in the building commonly known as The Landmark @ One Market, California, more particularly described in the Lease. CROSSMARKET, LLC, a Nevada limited liability company has conveyed its entire interest in the Property to Landlord.

B. The parties acknowledge that the Office Permits Notice, as defined in the Lease, has been delivered and accepted. The parties also acknowledge that neither Landlord nor Tenant has any continuing right to terminate the Lease pursuant to the provisions of Section 2.4 of the Lease.

C. Landlord and Tenant now desire to amend the Lease to delete the Mezzanine and to modify certain other provisions of the Lease.

NOW, therefore, in consideration of the mutual covenants and promises set forth in this Amendment and other valuable consideration, receipt of which is hereby acknowledged, the parties do hereby agree as follows:

1. Definitions. Terms defined in the Lease shall have the same meanings when used in this Amendment.

2. Description of Premises. The description of the “Premises” set forth in the Basic Lease Information of the Lease is hereby deleted in its entirety and the following is hereby substituted in its place:

54,022 square feet of Rentable Area located on the Bayside portion of the 3rd Floor of the Building (28,513 square feet of Rentable Area, the “Third Floor Portion”), on the Cityside portion of the Fourth (4th) Floor of the Building (13,562 square feet of Rentable Area, the “Fourth Floor Portion”) and on the First (1st) Floor of the Building (11,947 square feet of Rentable Area, the “First Floor Portion”), as shown on the Floor Plans attached as Exhibit A. The Premises shall also include the storage area outlined on the Floor Plan attached as Exhibit A, located in the basement of the Building containing approximately 3,500 square feet (the “Storage Space”). The entire Building contains 356,021 square feet of Rentable Area.

3. Base Rent. The description of the “Base Rent” set forth in the Basic Lease Information of the Lease is hereby deleted in its entirety and the following is hereby substituted in its place:

Period of Term	Amount
Initial Commencement Date to Secondary Commencement Date	$151,387.93/month (“Start Rent”)

Secondary Commencement Date to Commencement Date	$229,306.60/month

Commencement Date to Second anniversary of Commencement Date	$3,797,086.00/year (“Preliminary Base Rent”)

Second anniversary of Commencement Date to Fourth anniversary of Commencement Date	$3,946,086.00/year (“Initial Base Rent”)

Fourth anniversary of Commencement Date to Seventh anniversary of Commencement Date	$4,100,591.20/year (“Middle Base Rent”)

Seventh anniversary of Commencement Date to End of Initial Term	$4,182,962.20/year (“Final Base Rent”)

Extended Term:	The fair market rent for the Premises (including Storage Space) as of the first day of the Extended Term, as determined in accordance with Section 3.2 of the Lease.

4. Tenant’s Share. The description of the “Tenant’s Percentage Share” set forth in the Basic Lease Information of the Lease is hereby deleted in its entirety and the following is hereby substituted in its place: “15.179% (Excludes Storage Space)”.

5. Commencement Date. The definition of “Commencement Date” and “Initial Commencement Date” set forth in the Basic Lease Information of the Lease is hereby deleted in its entirety and the following is hereby substituted in its place:

The Commencement Date shall be one hundred five (105) days after the Possession Date. The term “Initial Commencement Date” shall mean October 28, 2000. The term “Secondary Commencement Date” shall mean November 27, 2000.

6. Exhibit A. The Plan of the Fourth Floor Portion included in Exhibit A attached to the Lease is hereby deleted in its entirety and the plan attached to this Amendment as Exhibit A is hereby substituted in its place.

7. Rentable Area. The definition of Rentable Area set forth in the Lease is hereby amended to provide that the number “15,947” set forth in such definition is hereby changed to “11,947”.

8. Section 2.2. The third sentence of Section 2.2 of the Lease is hereby deleted in its entirety and the following is hereby substituted in its place:

The Deletion Amendment shall provide the following: (i) the definition of the Premises shall be modified to exclude the Fourth Floor Portion, (ii) Tenant’s Percentage Share shall be decreased to reflect the deletion of the Fourth Floor Portion from the Premises, (iii) the Initial Base Rent shall be reduced by $979,722.00 (provided, however, that if the provisions of Section 2.6 previously resulted in a reduction of Base Rent, then the Initial Base Rent shall only be reduced by $759,472.00), (iv) the Middle Base Rent shall be reduced by $1,001,512.20 (provided, however, that if the provisions of Section 2.6 previously resulted in a reduction of Base Rent, then the Initial Base Rent shall only be reduced by $800,158.00), (v) the Final Base Rent shall be reduced by $1,023,886.20 (provided, however, that if the provisions of Section 2.6 previously resulted in a reduction of Base Rent, then the Initial Base Rent shall only be reduced by $813,720.00), and (vi) the then current amount of the Security Deposit shall be proportionately reduced to reflect the reduction in the aggregate Base Rent under this Lease and the Annex Lease in proportion to the then current aggregate Base Rent under this Lease and the Annex Lease.

9. Premises. The first paragraph of Section 2.5 of the Lease is hereby deleted in its entirety and the following is hereby substituted in its place:

Use Change. Landlord and Tenant acknowledge that the First Floor Portion may not currently be used for office purposes. Landlord shall use reasonable efforts to obtain all approvals necessary to permit the use of the First Floor Portion for office purposes, at Landlord’s sole cost and expense (the “Office Permits”). Landlord shall promptly notify Tenant upon its receipt of all Office Permits (“Office Permits Notice”). The parties acknowledge that the Office Permits Notice was properly and timely delivered.

10. Mezzanine and Office Permits. Sections 2.5.1 and 2.5.2 of the Lease are hereby deleted in their entirety. The following clause in Section 7.6.2 of the Lease is hereby deleted in its entirety: “provided further, however, that Landlord shall be responsible for compliance with the requirements of the ADA with respect to the initial construction of an elevator and stairways in the First Floor Portion of the Premises as part of Landlord’s Work”. The last sentence of Section 2.2.3 of the Work Letter is hereby deleted in its entirety. The second sentence of Section 5.1.2 of the Work Letter is hereby deleted in its entirety.

11. Construction. The first sentence of Section 1.2 of the Work Letter is hereby deleted in its entirety and the following is hereby substituted in its place:

In the manner provided in this Section 1.2, Landlord shall pay to Tenant a “Construction Allowance” equal to Three Million Four Hundred Thirty-Five Thousand Eight Hundred Twenty-Five Dollars ($3,435,825.00).

12. Representations and Warranties of Tenant. As a material inducement to Landlord to enter into this Amendment, Tenant represents and warrants to Landlord that, as of the date of this Amendment:

12.1. No Defaults. The Lease is in full force and effect. There are no defaults by Landlord or Tenant under the Lease, and no circumstance has occurred which, but for the expiration of an applicable grace period, would constitute an event of default by Landlord or Tenant under the Lease. Tenant has no defenses or rights of offset under the Lease.

12.2. Authority. Tenant has full right, power and authority to enter into this Amendment, and has obtained all necessary consents and resolutions from its members required under the documents governing its affairs in order to consummate this transaction, and the persons executing this Amendment have been duly authorized to do so. The Amendment and the Lease are binding obligations of Tenant, enforceable in accordance with their terms.

12.3 No Assignments. Tenant is the sole lawful tenant under the Lease, and Tenant has not sublet, assigned or otherwise transferred any of the right, title or interest of Tenant under the Lease or arising from its use or occupancy of the Premises, and no other person, partnership, corporation or other entity has any right, title or interest in the Lease or the Premises, or the right to occupy or use all or any part of the Premises.

13. Representations and Warranties of Landlord. As a material inducement to Tenant to enter into this Amendment, Landlord represents and warrants to Tenant that, as of the date of this Amendment:

13.1. No Defaults. The Lease is in full force and effect. There are no defaults by Landlord or Tenant under the Lease, and no circumstance has occurred which, but for the expiration of an applicable grace period, would constitute an event of default by Landlord or Tenant under the Lease. Tenant has no defenses or rights of offset under the Lease.

13.2. Authority. Landlord has full right, power and authority to enter into this Amendment, and has obtained all necessary consents and resolutions from its members required under the documents governing its affairs in order to consummate this transaction, and the persons executing this Amendment have been duly authorized to do so. The Amendment and the Lease are binding obligations of Landlord, enforceable in accordance with their terms.

14. Amendment to Lease. This Amendment is and shall constitute an amendment to the Lease and shall be effective as of the date of this Amendment. Except as modified hereby, all of the terms and conditions of the Lease shall remain in full force and effect.

15. Construction. Section 1.1 of the Work Letter is hereby amended to delete the following language from the last sentence of Section 1.1: “, and shall utilize the same exterior wall finishes and mechanical and lighting specifications as Scient.”

16. Letter of Credit. Landlord hereby agrees that Landlord shall pay any actual transfer fee payable by Tenant to its lender arising out of any required assignment of the L-C as a result of the financing of the Building with Credit Suisse First Boston Mortgage Capital LLC.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment the day and year first above written.

LANDLORD:

TMG/ONE MARKET, L.P.,

A Delaware limited partnership

By:	Martin/One Market LLC,
A California limited liability company Its General Partner

	By:	The Martin Group of Companies, Inc., A California corporation Its Managing Member

By:	/s/ [ILLEGIBLE]
Its:	SVP

TENANT:

SALESFORCE.COM, INC., a

Delaware Corporation

By:	/s/ Andrew Hyde
Andrew Hyde
Chief Financial Officer

EXHIBIT A

FLOOR PLANS

Exhibit A

1st Amendment

[GRAPHIC APPEARS HERE]

Exhibit A

1st Amendment

[GRAPHIC APPEARS HERE]

Exhibit A

1st Amendment

[GRAPHIC APPEARS HERE]

Exhibit A

STORAGE SPACE

1st Amendment

[GRAPHIC APPEARS HERE]

Exhibit A

1st Amendment

[GRAPHIC APPEARS HERE]

CONFIRMATION OF LEASE TERM

LANDLORD:	TMG/ONE MARKET, L.P., A California limited partnership

TENANT:	Salesforce.com
A Delaware corporation

LEASE DATE:	June 23, 2000

PREMISES:	54,092 square feet of Rentable Area located on the Bayside portion of the 3rd Floor of the Building (28,583 square feet of Rentable Area, the “Third Floor Portion”), on the Cityside portion of the Fourth (4th) Floor of the Building (13,562 square feet of Rentable Area, the “Fourth Floor Portion”) and on the First (1st) Floor of the Building (11,947 square feet of Rentable Area, the “First Floor Portion”). The Premises shall also include storage space located in the basement of the Building containing approximately 3,500 square feet (the “Storage Space”).

Pursuant to Section 5 of the First Amendment to Lease dated November 13, 2000, the Commencement Date as defined in Section 5 shall be one hundred five 105 days after the Possession Date. The Possession date is January 15, 2001. The Commencement Date shall be May 1, 2001.

LANDLORD:

TMG/ONE MARKET, L.P.,

A Delaware limited partnership

By:	Martin/One Market LLC,
A California limited Liability Company It’s General Partner

	By:	The Martin Group of Companies, Inc., A California corporation
Its Managing Member

	By:	/s/ [ILLEGIBLE]
	Its:	SVP

TENANT:

Salesforce.com

A Delaware corporation

By:	/s/ [ILLEGIBLE]
Its:	CFO

By:
Its:

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (“Amendment”) is entered into this 17TH day of April, 2001, by and between TMG/ONE MARKET, L.P., a Delaware limited partnership (“Landlord”) and SALESFORCE.COM, INC., a Delaware corporation (“Tenant”), in the following factual context.

RECITALS

This Amendment is based upon the following facts, understandings and intentions of the parties.

A. Tenant and Landlord entered into that certain Lease dated as of June 23, 2000, as amended by that certain First Amendment to Lease dated November 13, 2000 (collectively, the “Lease”) of certain premises located in the building commonly known as The Landmark @ One Market, California, more particularly described in the Lease. CROSSMARKET, LLC, a Nevada limited liability company has conveyed its entire interest in the Property to Landlord.

B. Landlord and Tenant now desire to amend the Lease to reflect the increase in the Rentable Area of the Premises on the third floor of the Building. The Construction Allowance shall automatically be adjusted to reflect the increase in the Rentable Area of the Premises.

NOW, therefore, in consideration of the mutual covenants and promises set forth in this Amendment and other valuable consideration, receipt of which is hereby acknowledged, the parties do hereby agree as follows:

1. Definitions. Terms defined in the Lease shall have the same meanings when used in this Amendment.

2. Description of Premises. The description of the “Premises” set forth in the Basic Lease Information of the Lease is hereby deleted in its entirety and the following is hereby substituted in its place:

54,092 square feet of Rentable Area located on the Bayside portion of the 3rd Floor of the Building (28,583 square feet of Rentable Area, the “Third Floor Portion”), on the Cityside portion of the Fourth (4th) Floor of the Building (13,562 square feet of Rentable Area, the “Fourth Floor Portion”) and on the First (1st) Floor of the Building (11,947 square feet of Rentable Area, the “First Floor Portion”), as shown on the Floor Plans attached as Exhibit A. The Premises shall also include the storage area outlined on the Floor Plan attached as Exhibit A, located in the basement of the Building containing approximately 3,500 square feet (the “Storage Space”). The entire Building contains 356,021 square feet of Rentable Area.

3. Tenant’s Share. The description of the “Tenant’s Percentage Share” set forth in the Basic Lease Information of the Lease is hereby deleted in its entirety and the following is hereby substituted in its place: “15.19% (Excludes Storage Space)”.

4. Rent. In connection with this Amendment, notwithstanding any provision of the Lease to the contrary, the Base Rent payable by Tenant as set forth in the Lease shall be increased in the following amounts during the following periods: (i) during the period from the Commencement Date until the fourth anniversary of the Commencement Date, $398.80/month, (ii) during the period from the fourth anniversary of the Commencement Date until the eighth anniversary of the Commencement Date, $416.92/month, and (iii) during the remainder of the Initial Term, $435.05/month.

5. Exhibit A. Exhibit A attached to the Lease is hereby modified to substitute the 3rd Floor plan attached to this Amendment as Exhibit A in place of the 3rd Floor plan attached to the Lease.

6. Amendment to Lease. This Amendment is and shall constitute an amendment to the Lease and shall be effective as of the date of this Amendment. Except as modified hereby, all of the terms and conditions of the Lease shall remain in full force and effect. This Amendment shall not be effective until it has been executed by Landlord’s lender, as provided below.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment the day and year first above written.

LANDLORD:

TMG/ONE MARKET, L.P.,

A Delaware limited partnership

By:	Martin/One Market LLC,
A California limited liability company Its General Partner

	By:	The Martin Group of Companies, Inc., A California corporation
Its Managing Member

	By:	/s/ [ILLEGIBLE]
	Its:	SVP

TENANT:

SALESFORCE.COM, INC., a

Delaware Corporation

By:	/s/ Andrew Hyde
Andrew Hyde
Chief Financial Officer

The foregoing is hereby approved

This 17TH day of April, 2001

Credit Suisse First Boston Mortgage Capital LLC,

a Delaware limited liability company

By:
Its:

[GRAPHIC APPEARS HERE]

THIRD AMENDMENT TO OFFICE LEASE

THIS THIRD AMENDMENT TO OFFICE LEASE (the “Third Amendment to Lease”) is made and entered into as of August 27, 2003 (the “Effective Date”) by and between TMG/ONE MARKET, L.P., a Delaware limited partnership (“Landlord”) and SALESFORCE.COM, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant entered into that certain Lease dated as of June 23, 2000 (the “Original Lease”), as amended by that certain First Amendment to Lease, dated November 13, 2000 (the “First Amendment to Lease”) and that certain Second Amendment to Lease, dated April 17, 2001 (the “Second Amendment to Lease”) covering certain premises located in the building commonly known as The Landmark @ One Market, San Francisco, California, as more particularly described in the Lease (as defined below). CROSSMARKET, LLC, a Nevada limited liability company, which was a party to the Original Lease has conveyed its entire interest in the Property and the Lease to Landlord.

B. The Original Lease, as amended by the First Amendment to Lease and the Second Amendment to Lease, is referred to herein as the “Lease”. Terms defined in the Lease shall have the same meanings when used in this Third Amendment to Lease.

C. Landlord and Tenant now desire to amend the Lease to eliminate a portion of the first floor space that has been a part of the Premises (the “Surrendered First Floor Space”) from the description of the Premises. The Surrendered First Floor Space contains 7,191 square feet of Rentable Area on the ground floor of the Building and is more particularly described in Exhibit A-l attached hereto.

NOW, THEREFORE, for good and valuable consideration, including the mutual covenants contained in the Lease and in this Third Amendment to Lease, Landlord and Tenant hereby agree as follows:

1. Surrender of First Floor Portion. As of the Effective Date, the Surrendered First Floor Space shall be deemed surrendered by Tenant to Landlord, the Lease shall be terminated with respect to the Surrendered First Floor Space, and the “Premises” as defined in the Lease shall be deemed to exclude the Surrendered First Floor Space. Landlord acknowledges that the Surrendered First Floor Space has been delivered to Landlord by Tenant as of the Effective Date in its “as is” condition and is accepted by Landlord in such condition, notwithstanding anything in the Lease to the contrary.

2. Revised Description of the Premises; Replacement of Exhibit A to the Lease. As of the Effective Date, Exhibit A to the Lease is hereby deleted and replaced with the 5 pages of floor plans attached as Exhibit A-2 to this Third Amendment to Lease.

3. Basic Lease Information. The Basic Lease Information that is a part of the Lease is hereby deleted and replaced with the Amended and Restated Basic Lease Information attached as Exhibit B to this Third Amendment to Lease (the “Amended and Restated BLI”). Among other things, the Amended and Restated BLI confirms that, as of the Effective Date, (a) the Premises shall contain a total of 46,901 square feet of Rentable Area in the Building, of which only 4,756 square feet of Rentable Area shall comprise the First Floor Portion; (b) Base Rent shall be as set forth in Schedule 1 to the Amended and Restated BLI, and (c) Tenant’s Percentage Share shall remain at 15.19% (excluding storage space) through February 14, 2004 and, as of February 15, 2004, shall be reduced to 13.174% (excluding storage space).

4. Costs for Releasing Surrendered First Floor Space.

(a) Section 1.2 of the Work Letter attached to the Lease provides for a Construction Allowance (the “Allowance”) payable by Landlord on terms and conditions set forth therein. The balance of such Allowance, as of the date of this Third Amendment to Lease, is Seven Hundred Fifty-Eight Thousand Eight Hundred Fifty-One and 61/100 Dollars ($758,851.61). In consideration of Landlord’s willingness to enter into this Third Amendment to Lease and Landlord’s releasing of a portion of the Surrendered First Floor Space (the “BofA Space”) to Bank of America, N.A., Tenant acknowledges and agrees that the Allowance is hereby reduced by Four Hundred Fifty Six Thousand Seven Hundred Fifty-Nine and 18/100s Dollars ($456,759.18), which amount shall be used by Landlord for costs associated with the releasing of the BofA Space. Accordingly, Landlord and Tenant acknowledge that the remaining Allowance is now Three Hundred Two Thousand Ninety and 43/100 Dollars ($302,092.43).

(b) If, any funds remain in the Allowance following (i) the releasing and improvement of the remainder of the First Floor Portion of the Premises for occupancy by third party tenants (or the occupancy by Tenant of such space and the improvement of such space for Tenant’s use), and (ii) the payment of all costs associated with such releasing and/or occupancy and improvement, including legal, architectural, engineering, hard and soft constructions costs, tenant improvement allowances, leasing commissions and other similar and customary costs, then such remaining funds shall be credited to Tenant’s Rent obligations under the Lease.

5. Additional Amendments to Lease. The definition “Scient Lease”, Sections 2.2, and 2.4 of the Lease are hereby deleted in their entirety.

6. Tenant’s Signs. Section 32 of the Lease is hereby amended and restated in its entirety as follows:

32. Tenant’s Signs. Without Landlord’s prior written consent, which Landlord may withhold in its sole discretion, Tenant shall not place on the Premises or on the Building any exterior signs nor any interior signs that are visible from the exterior of the Premises or the Building. Notwithstanding the foregoing, Tenant shall be permitted to maintain its signage existing as of the Effective Date of the Third Amendment to Lease (or signage that Landlord determines, in its sole discretion, is substantially similar thereto), on all exterior windows of the First Floor Portion of the Premises as it exists after the Effective Date of the Third Amendment to Lease for so long as such space is

2

unoccupied. Tenant shall pay all costs and expenses relating to any such signs approved by Landlord or for which no approval is required, including, without limitation, the cost of the installation and maintenance of such signs. On the date of expiration or earlier termination of this Lease (or, if applicable, the elimination of the applicable portion of the Ground Floor Portion from the Premises), Tenant, at its sole cost and expense, shall remove all signs and repair any and all damage caused by the installation or removal of such sign.

7. Access for Landlord’s Contractor; Landlord’s Indemnity. In connection with Landlord’s construction of improvements in the Surrendered First Floor Space and until such time as such improvements are substantially completed, (a) Tenant agrees that Landlord’s contractors and subcontractors shall have access to the remaining First Floor Portion of the Premises as reasonably necessary to perform such contractors’ and subcontractors’ work in the Surrendered First Floor Space, and (b) Landlord shall indemnify, defend, protect and hold Tenant harmless of and from loss, liens, liability, claims, causes of action, damage, injury, cost or expense arising out of or in connection with injury to or death of persons or damage to property occurring or resulting directly or indirectly from acts, neglect or omissions of Landlord’s contractors or subcontractors in or about the remaining First Floor Portion of Premises, except to the extent such injury, death or damage is due to Tenant’s gross negligence or willful misconduct.

8. No Further Amendment. Except as amended by this Third Amendment to Lease, the Lease shall continue in full force and effect and in accordance with all of its terms. This Third Amendment to Lease and the Lease shall be construed as a whole in order to effectuate the intent of the parties to amend the Lease in the manner specified in this Third Amendment to Lease. All provisions of the Lease affected by this Third Amendment to Lease shall be deemed amended regardless of whether so specified in this Third Amendment to Lease. Subject to the foregoing, if any provision of the Lease conflicts, with the terms of this Third Amendment to Lease, then the provisions of this Third Amendment to Lease shall control.

9. Governing Law. This Third Amendment to Lease shall be construed in accordance with and governed by the laws of the State of California.

10. Partial Invalidity. If any one or more of the provisions contained in this Third Amendment to Lease shall be invalid, illegal or unenforceable in any respect, the remaining provisions contained herein shall not be affected in any way thereby.

11. Effective Date of Amendment. The effective date of this Third Amendment to Lease and each and every provision herein is the Effective Date first written above unless otherwise stated herein.

12. Representations and Warranties.

(a) As a material inducement to Landlord to enter into this Third Amendment to Lease, Tenant represents and warrants to Landlord that, as of the date of this Third Amendment to Lease:

(i) The Lease is in full force and effect.

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(ii) Tenant is the sole lawful tenant under the Lease, and Tenant has not sublet, assigned, conveyed, encumbered or otherwise transferred any of the right, title or interest of Tenant under the Lease or arising from its use or occupancy of the Premises, and no other person, partnership, corporation or other entity has any right, title or interest in the Lease or the Premises, or the right to occupy or use all or any part of the Premises.

(iii) Tenant is a duly formed and existing entity qualified to do business in the State of California. Tenant has full right and authority to execute and deliver this Third Amendment to Lease and each person signing on behalf of Tenant is authorized to do so and no consent of any party is required on behalf of Tenant for this Third Amendment to Lease to be in full force and effect.

(b) As a material inducement to Tenant to enter into this Third Amendment to Lease, Landlord represents and warrants to Tenant that, as of the date of this Third Amendment to Lease: Landlord is a duly formed and existing entity qualified to do business in the State of California; Landlord has full right and authority to execute and deliver this Third Amendment to Lease and each person signing on behalf of Landlord is authorized to do so and no consent of any party is required on behalf of Landlord for this Third Amendment to Lease to be in full force and effect, excluding the lender holding a security interest in the Building.

[SIGNATURES ON NEXT PAGE]

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IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to Lease as of the date first written above.

LANDLORD:

TMG/ONE MARKET, L.P., a Delaware limited partnership

By:	MARTIN/ONE MARKET, LLC, a California limited liability company Its: General Partner

	By:	TMG ONE MARKET MANAGER, INC., a California corporation Its: Managing Member

		By:	/s/ Cathy Greenwold
		Name:	Cathy Greenwold
		Its:	EVP

TENANT:

SALESFORCE.COM, INC., a Delaware corporation

/s/ David Schellhase
By:	David Schellhase
Its:	VP and General Counsel

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EXHIBIT A-1

Description of Surrendered First Floor Space

(1 page-to be attached)

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EXHIBIT A-2

Description of Premises as of Effective Date

of Third Amendment to Lease

(5 pages following this cover sheet)

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EXHIBIT B

Amended and Restated

Basic Lease Information

OFFICE LEASE

THE LANDMARK @ ONE MARKET

San Francisco, California

BASIC LEASE INFORMATION

Lease Date:	June 23, 2000

Landlord:	TMG/ONE MARKET, L.P., a Delaware limited partnership

Tenant:	SALESFORCE.COM, INC., a Delaware corporation

Premises:	46,901 square feet of Rentable Area located in the Building, as follows: 28,583 square feet of Rentable Area on the Bayside portion of the 3rd floor of the Building (the “Third Floor Portion”); 13,562 square feet of Rentable Area on the Cityside portion of the Fourth (4th) Floor of the Building (the “Fourth Floor Portion”); 4,756 square feet of Rentable Area on the First (1st) Floor of the Building (the “First Floor Portion”), as shown on the first three (3) pages of the five (5) pages of Floor Plans attached as Exhibit A-2 to the Third Amendment to Lease (the “Floor Plans”), which five (5) pages, as of the Effective Date of the Third Amendment, constitute Exhibit A to the Lease. The Premises shall also include the storage area outlined on the last two pages of the Floor Plans located in the basement of the Building containing approximately 3,500 square feet (the “Storage Space”). The entire Building contains 360,021 square feet of Rentable Area.

Term:	Commencing on the Initial Possession Date (as defined in Section 5.1 of Exhibit C attached to this Lease) and continuing until May 1, 2011, which is ten (10) years from the Commencement Date (the “Initial Term”), and one (1) option to extend the Term for a single period of five (5) years thereafter (the “Extended Term”).

Anticipated Possession Date:	June 23, 2000

Possession Date:	January 15, 2001

Commencement Date:	May 1, 2001

Expiration Date:	The date that is ten (10) years after the Commencement Date, or the last day of the Extended Term, if the Extended Term is properly exercised.

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Base Rent:	Initial Term: Commencing on the Effective Date of the Third Amendment to Lease and continuing through the Initial Term, the Base Rent shall be as set forth in Schedule 1 to this Third Amendment to Lease.

Extended Term: The fair market rent for the Premises (including Storage Space) as of the first day of the Extended Term, as determined in accordance with Section 3.2 of the Lease

Base Year:	The 2000 calendar year.

Tenant’s Percentage Share:	Until February 14, 2004: 15.19% (excluding Storage Space); From and after February 15, 2004: 13.174% (excluding Storage Space)

Permitted Use:	General office use; and retail use with respect to the First Floor Portion only.

Security Deposit:	$3,500,000.00

Building Directory Spaces:	See Section 33.13 below

Tenant’s Address:	Salesforce.com, Inc. The Landmark @ One Market San Francisco, CA 94105

Landlord’s Address:	c/o TMG Partners 100 Bush Street, Suite 2600 San Francisco, CA 94104

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Brokers:

Landlord’s Broker:	CB Richard Ellis, Inc.

Tenant’s Broker:	BT Commercial Real Estate

Exhibits and Addenda:

Exhibit A:	Floor Plan(s) of Premises (five pages)
Exhibit B:	Legal Description of Land
Exhibit C:	Work Letter
Exhibit D:	Rules and Regulations of the Building
Exhibit E:	Confirmation of Lease Term
Exhibit F:	Janitorial Specifications
Exhibit F-1:	Holidays
Exhibit F-2:	Security

The Basic Lease Information is incorporated into and made a part of the Lease. Each reference in the Lease to any Basic Lease Information shall mean the applicable information set forth above. In the event of any conflict between an item in the Basic Lease Information and the Lease, the Lease shall control.

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Schedule 1 to the Amended Restated Basic Lease Information

September 1 2003	$329,239.30		(“Initial Base Rent”)
October 1 2003	$329,239.30		(“Initial Base Rent”)
November 1 2003	$329,239.30		(“Initial Base Rent”)
December 1 2003	$329,239.30		(“Initial Base Rent”)
January 1 2004	$329,239.30		(“Initial Base Rent”)
February 1 2004	$315,846.32		(“Initial Base Rent”)
March 1 2004	$302,453.35		(“Initial Base Rent”)
April 1 2004	$302,453.35		(“Initial Base Rent”)

Third Anniversary May 1 2004 - April 30, 2005	$3,629,440.14	per year	(“Initial Base Rent”)

Fourth Anniversary May 1 2005 - April 30, 2006	$3,784,162.78	per year	(“Middle Base Rent”)

Fifth Anniversary May 1 2006 - April 30, 2007	$3,784,162.78	per year	(“Middle Base Rent”)

Sixth Anniversary May 1 2007 - April 30, 2008	$3,784,162.78	per year	(“Middle Base Rent”)

Seventh Anniversary May 1 2008 - April 30, 2009	$3,858,059.75	per year	(“Final Base Rent”)

Eighth Anniversary May 1 2009 - April 30, 2010	$3,826,075.97	per year	(“Final Base Rent”)

Ninth Anniversary May 1 2010 - April 30, 2011	$3,826,075.97	per year	(“Final Base Rent”)

FOURTH AMENDMENT TO OFFICE LEASE

THIS FOURTH AMENDMENT TO OFFICE LEASE (the “Fourth Amendment to Lease”) is made and entered into as of July 30, 2004 (the “Effective Date”) by and between TMG/ONE MARKET, L.P., a Delaware limited partnership (“Landlord”) and SALESFORCE.COM, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant entered into that certain Lease dated as of June 23, 2000 (the “Original Lease”), as amended by that certain First Amendment to Lease, dated November 13, 2000 (the “First Amendment to Lease”), that certain Second Amendment to Lease, dated April 17, 2001 (the “Second Amendment to Lease”), and that certain Third Amendment to Lease dated as of August 27, 2003 (the “Third Amendment to Lease”) covering certain premises located in the building commonly known as The Landmark @ One Market, San Francisco, California, as more particularly described in the Lease (as defined below). CROSSMARKET, LLC, a Nevada limited liability company, which was a party to the Original Lease has conveyed its entire interest in the Property and the Lease to Landlord.

B. Among other things, the Third Amendment to Lease provides that retail use of the First Floor Portion of the Premises is a “Permitted Use” under Section 7.1 of the Lease. Tenant now desires to enter into a sublease of approximately 670 rentable square feet of the First Floor Portion of the Premises (the “Subleased Premises”) to Chin Park, a sole proprietor doing business as “Print 1” (the “Sublease”) and as a condition of Landlord’s approval to the Sublease, Landlord desires to add certain terms and conditions to the Lease that shall apply to the retail use of the First Floor Portion of the Premises.

C. The Original Lease, as amended by the First Amendment to Lease, the Second Amendment to Lease, and the Third Amendment to Lease, is referred to herein as the “Lease”. Terms defined in the Lease shall have the same meanings when used in this Fourth Amendment to Lease.

NOW, THEREFORE, for good and valuable consideration, including the mutual covenants contained in the Lease and in this Fourth Amendment to Lease, Landlord and Tenant hereby agree as follows:

1. Retail Use of Ground Floor Portion of Premises. The following Section 7.7 shall be added to the Lease as of the Effective Date:

7.7 Retail Use of Ground Floor Portion of Premises. The following provisions shall apply to the retail use of the Ground Floor Portion of the Premises only:

7.7.1 Restrictions on Use. Tenant shall: (a) apply for, secure, maintain and comply with all licenses or permits which may be required for the conduct by Tenant of its business in the Premises, and pay as and when due all license and permit fees and charges of a similar nature in connection therewith and provide Landlord with copies thereof upon request; (b) use for storage, office or other non-selling purposes only such space within the Premises as is reasonably required for Tenant’s business; or (c) not advertise or conduct any auction, distress, fire, bankruptcy, or real or fictitious going-out-of -business sale, or suffer, permit or conduct the type of business commonly called a “cut price,” “outlet,” “discount,” or “cut rate” business or store, flea market or temporary outlet for toys or other goods.

7.7.2 Manner of Operations. Tenant shall conduct its business on the Premises at all times during the Term of this Lease in a professional, first-class manner in keeping with the overall quality and prestige of the Building, and Tenant acknowledges that this covenant represents material consideration for Landlord’s agreeing to enter into this Lease in light of the prominent ground floor location of the Premises. Tenant shall not do any act tending to injure the reputation or image of the Building. Tenant shall not install or operate any radio, television, loudspeaker or other similar device in the Premises which can be heard outside the Premises or which will disturb another tenant of the Building. Tenant shall not solicit business nor distribute any handbills or other advertising matters in any part of the Building. Tenant shall not obstruct the sidewalk, entrances, passages, elevators, stairways or corridors in or about the Building or use such areas for any purpose other than ingress and egress from the Premises. All deliveries to the Premises (other than deliveries during ordinary business hours by UPS and similar delivery services) shall take place at times designated by Landlord and Tenant’s use of the loading dock shall be in accordance with all existing rules and regulations and any reasonable rules and regulations as Landlord may from time to time establish after the date hereof.

7.7.3 Failure to Comply. Tenant’s failure to comply with the provisions of this Section 7.7 shall constitute a material breach of this Lease.

7.7.4 Additional Requirements Regarding Appearance. Tenant shall at all times maintain the interior and exterior windows of the Premises in a clean and neat condition. The visual appearance of all windows and any merchandise or other displays which are to be viewed from outside the Premises shall be subject to the prior approval of Landlord. Tenant shall make such changes as Landlord may reasonably direct in order to modify the visual appearance of the Premises (including any portion of the interior of the Premises which is visible from outside the Premises) to the satisfaction of Landlord. Should Tenant fail to comply with Landlord’s reasonable directions, Landlord may immediately and without prior notice to Tenant, enter the Premises and remove any and all objectionable items from the Premises.

2. Continuous Operations Provision Applicable to Subleased Premises. Tenant shall use commercially reasonable efforts to enforce Section 6.C. of the Sublease (Continuous Operations) for so long as the Sublease is in effect, including, if necessary, by terminating the Sublease and the rights of Print 1 in and to the Subleased Premises; provided that, the breach by Print 1 of Section 6.C. of the Sublease shall not be a breach by Tenant of the terms of the Lease unless

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thereafter Tenant shall fail to use commercially reasonable efforts to enforce the terms of the Sublease against Print 1 to the extent permitted by applicable laws. Tenant’s failure to comply with the provisions of this Section 2 shall constitute a material breach of the Lease.

3. No Further Amendment. Except as amended by this Fourth Amendment to Lease, the Lease shall continue in full force and effect and in accordance with all of its terms. This Fourth Amendment to Lease and the Lease shall be construed as a whole in order to effectuate the intent of the parties to amend the Lease in the manner specified in this Fourth Amendment to Lease. All provisions of the Lease affected by this Fourth Amendment to Lease shall be deemed amended regardless of whether so specified in this Fourth Amendment to Lease. Subject to the foregoing, if any provision of the Lease conflicts with the terms of this Fourth Amendment to Lease, then the provisions of this Fourth Amendment to Lease shall control.

4. Governing Law. This Fourth Amendment to Lease shall be construed in accordance with and governed by the laws of the State of California.

5. Partial Invalidity. If any one or more of the provisions contained in this Fourth Amendment to Lease shall be invalid, illegal or unenforceable in any respect, the remaining provisions contained herein shall not be affected in any way thereby.

6. Effective Date of Amendment. The effective date of this Fourth Amendment to Lease and each and every provision herein is the Effective Date first written above unless otherwise stated herein.

7. Representations and Warranties.

(a) As a material inducement to Landlord to enter into this Fourth Amendment to Lease, Tenant represents and warrants to Landlord that, as of the date of this Fourth Amendment to Lease:

(i) The Lease is in full force and effect.

(ii) Tenant is the sole lawful tenant under the Lease, and Tenant has not sublet, assigned, conveyed, encumbered or otherwise transferred any of the right, title or interest of Tenant under the Lease or arising from its use or occupancy of the Premises, and no other person, partnership, corporation or other entity has any right, title or interest in the Lease or the Premises, or the right to occupy or use all or any part of the Premises.

(iii) Tenant is a duly formed and existing entity qualified to do business in the State of California. Tenant has full right and authority to execute and deliver this Fourth Amendment to Lease and each person signing on behalf of Tenant is authorized to do so and no consent of any party is required on behalf of Tenant for this Fourth Amendment to Lease to be in full force and effect.

(b) As a material inducement to Tenant to enter into this Fourth Amendment to Lease, Landlord represents and warrants to Tenant that, as of the date of this Fourth Amendment to Lease: Landlord is a duly formed and existing entity qualified to do business in the State of

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California; Landlord has full right and authority to execute and deliver this Fourth Amendment to Lease and each person signing on behalf of Landlord is authorized to do so and no consent of any party is required on behalf of Landlord for this Fourth Amendment to Lease to be in full force and effect, excluding the lender holding a security interest in the Building.

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment to Lease as of the date first written above.

LANDLORD:

TMG/ONE MARKET, L.P., a Delaware limited partnership

By:	MARTIN/ONE MARKET, LLC, a California limited liability company Its: General Partner

	By:	TMG ONE MARKET MANAGER, INC., a California corporation Its: Managing Member

		By:	/s/ Cathy Greenwold

		Name:	Cathy Greenwold
		Its:	Executive Vice President

TENANT:

SALESFORCE.COM, INC., a Delaware corporation

By:	/s/ David Schellhase

Its:	VP and General Counsel

FIFTH AMENDMENT TO OFFICE LEASE

THIS FIFTH AMENDMENT TO OFFICE LEASE (the “Fifth Amendment”) is made and entered into as of the 10 day of March, 2005 by and between TMG/ONE MARKET, L.P, a Delaware limited partnership (“Landlord”), and SALESFORCE.COM, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant entered into that certain Office Lease dated as of June 23, 2000 (the “Original Lease”), as amended by that certain First Amendment to Lease dated November 13, 2000 (the “First Amendment”), as further amended by that certain Second Amendment to Lease dated April 17, 2001 (the “Second Amendment”), as further amended by that certain Third Amendment to Office Lease dated August 27, 2003 (the “Third Amendment”) and as further amended by that certain Fourth Amendment to Office Lease dated July 30, 2004 (the “Fourth Amendment”), whereby Landlord demised to Tenant and Tenant leased from Landlord premises located on the first, third, and fourth floors and storage space located in the basement of that certain building commonly known as The Landmark@One Market located in the City and County of San Francisco, California (the “Building”). The Original Lease, as amended by the First Amendment, Second Amendment, Third Amendment and Fourth Amendment, is referred to herein as the “Existing Lease.”

B. Landlord leases the entire seventh and eighth floors of the Building to Vignette Corporation, a Delaware corporation (“Vignette”), pursuant to that certain Office Lease dated April 23, 2001, between Landlord and Epicentric, Inc., a California corporation and predecessor-in-interest to Vignette (the “Vignette Lease”).

C. Tenant subleases from Vignette certain premises consisting of approximately 37,488 square feet located on the entire seventh floor of the Building and approximately 9,200 square feet located on the eighth floor of the Building pursuant to that certain Sublease Agreement dated as of August 5, 2003 between Vignette, as sublandlord, and Tenant, as subtenant, as amended by that certain First Amendment to Sublease Agreement dated as of October 8, 2004 (collectively, the “Salesforce Sublease”).

D. Tenant, as sublandlord, and Chin Park, a sole proprietor doing business as Print 1, as subtenant, entered into that certain Sublease Agreement dated as of July 30, 2004 (the “Print 1 Sublease”), for certain premises consisting of approximately 670 square feet located on the ground floor of the Building.

E. The parties now wish to (i) add the premises demised under the Salesforce Sublease to the premises demised under the Existing Lease, subject to the termination of the Vignette Lease and the Salesforce Sublease, (ii) modify the rent and the term of the Existing Lease, (iii) grant to Tenant certain expansion rights, (iv) eliminate the first floor of the Building from the premises under the Existing Lease and (v) make certain other modifications to the Existing Lease on the basis of, and subject to, the terms, covenants and conditions hereinafter set

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forth. The Existing Lease, as amended by this Fifth Amendment, is sometimes referred to herein as the “Lease.”

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Use of Defined Terms; Recitals.

a. Definitions. All capitalized terms used herein shall have the defined meanings ascribed to them in the Existing Lease.

b. Recitals. The provisions of the Recitals above are fully incorporated herein by this reference.

c. Effective Date. The “Effective Date” hereunder shall be the later of (i) March 15, 2005 and (ii) the satisfaction or waiver of the conditions to the effectiveness of the Fifth Amendment set forth in Paragraph 17 of this Fifth Amendment.

2. Basic Lease Information. From and after the Effective Date, the Basic Lease Information of the Existing Lease is hereby amended to delete therefrom the definitions of Premises, Term, Anticipated Possession Date, Possession Date, Commencement Date, Expiration Date, Base Rent, Base Year, Tenant’s Percentage Share, Permitted Use and Security Deposit and to insert in place thereof the following definitions:

Premises:	116,851 square feet of Rentable Area located in the Building consisting of 28,583 square feet of Rentable Area being a portion of the 3rd floor of the Building (the “Third Floor Portion”), 13,562 square feet of Rentable Area being a portion of the 4th Floor (the “Fourth Floor Portion”), 37,353 square feet of Rentable Area being the entire 7th floor of the Building (the “Seventh Floor Portion”) and 37,353 square feet of Rentable Area being the entire 8th floor of the Building (the “Eighth Floor Portion”), as shown on the floor plans attached as Exhibit A. The Premises shall also include the 3,500 square feet of storage area located in the basement of the Building designated as the “Original Storage Space” on the floor plans attached as Exhibit A and the 5,000 square feet of storage area located in the basement of the Building and identified as the “Additional Storage Space” on the floor plans attached as Exhibit A. The entire Building contains 355,912 square feet of Rentable Area.

Term:	As to the Third Floor Portion, the Fourth Floor Portion and the Original Storage Space, commencing on January 15, 2001 and continuing until April 30, 2011, with two (2) five-year options pursuant to Section 3.2.

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As to the Seventh Floor Portion, the Eighth Floor Portion and the Additional Storage Space, commencing on the Possession Date and continuing until June 30, 2013, with two (2) five-year options pursuant to Section 3.2.

Anticipated Possession Date:	As to the Third Floor Portion, the Fourth Floor Portion and the Original Storage Space, June 23, 2000.

As to the Seventh Floor Portion and the Eighth Floor Portion, March 15, 2005.

As to the Additional Storage Space, as soon as reasonably practicable after Landlord obtains possession of the Additional Storage Space and Tenant elects to lease the Additional Storage Space pursuant to Section 3.1.1.

Possession Date:	As to the Third Floor Portion, the Fourth Floor Portion and the Storage Space, January 15, 2001.

As to the Seventh Floor Portion and the Eighth Floor Portion, the Effective Date defined in the Fifth Amendment to Office Lease between Landlord and Tenant (the “Fifth Amendment”).

As to the Additional Storage Space, the date upon which Landlord delivers possession of the Additional Storage Space pursuant to Section 3.1.1 of the Lease.

Commencement Date:	As to the Third Floor Portion, the Fourth Floor Portion and the Original Storage Space, May 1, 2001.

As to the Seventh Floor Portion and the Eighth Floor Portion, the Effective Date.

As to the Additional Storage Space, the Possession Date.

Expiration Date:	As to the Third Floor Portion, the Fourth Floor Portion and the Original Storage Space, April 30, 2011.

As to the Seventh Floor Portion, the Eighth Floor Portion and the Additional Storage Space, June 30, 2013.

Base Rent:	Initial Term: As shown on Schedule 1 to the Fifth Amendment.

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Extended Terms: The fair market rent as determined in accordance with Section 3.2 of the Lease.

Base Year:	As to the Third Floor Portion, the Fourth Floor Portion and the Original Storage Space, calendar year 2000.

As to the Seventh Floor Portion, the Eighth Floor Portion and the Additional Storage Space, calendar year 2004 until June 14, 2006; as of June 15, 2006, the Base Year shall be reset to calendar year 2006.

Tenant’s Percentage Share:	15.19% until February 14, 2004.

13.174% collectively for the Third Floor Portion and Fourth Floor Portion from February 15, 2004 to the Effective Date.

13.179% collectively for the Third Floor Portion and Fourth Floor Portion from and after the Effective Date.

20.99% collectively for the Seventh Floor Portion and Eighth Floor Portion.

Permitted Use:	General office use.

Security Deposit:	$3,500,000 subject to reduction pursuant to Section 26.2, plus an additional $205,469 as of the Effective Date.

3. Surrender of First Floor Portion. As of the Effective Date, the First Floor Portion of the Premises shall be deemed surrendered by Tenant to Landlord, the Lease shall be terminated with respect to the First Floor Portion of the Premises, and the “Premises” as defined in the Existing Lease shall be deemed to exclude the First Floor Portion. Landlord acknowledges that the First Floor Portion shall be delivered to Landlord by Tenant as of the Effective Date in its “as is” condition and is accepted by Landlord in such condition, notwithstanding anything in the Existing Lease to the contrary. All reference in the Lease to the First Floor Portion, including without limitation the reference in the definition of Rentable Area in Section 1.1, shall be deleted. Tenant shall have no obligation to effect the termination of the Print 1 Sublease or to surrender the Premises free and clear of Print 1’s subtenancy. Tenant, however, shall remain liable for all unperformed obligations and claims arising out of the Print 1 Sublease prior to the Effective Date. Tenant shall indemnify, protect, defend and hold Landlord harmless of and from loss, liens, liability, claims, causes of action, damage, injury, cost or expense arising out of or in connection with Tenant’s obligations as sublandlord under the Print 1 Sublease first arising or accruing prior to the Effective Date. Landlord shall indemnify, defend, protect and hold Tenant harmless of and from loss, liens, liability, claims, causes of action, damage, injury, cost or expense first arising or accruing from and after the Effective Date with respect to the Print 1 Sublease and the continuation of the Print 1 Sublease or Print 1’s continued right to occupy any portion of the First Floor Portion. Except as otherwise provided in this Fifth Amendment, the indemnification obligations of Tenant under Section 17.2 of the Existing Lease with respect to

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the First Floor Portion prior to the Effective Date and the indemnification obligations of Landlord under Section 17.3 of the Existing Lease with respect to the First Floor Portion prior to the Effective Date shall survive the early termination of the Existing Lease as to the First Floor Portion of the Premises.

4. Term. As of the Effective Date, the definition of Term set forth in Section 1.1 of the Existing Lease is hereby deleted and the following definition is inserted in place thereof:

Term: As to the Third Floor Portion, the Fourth Floor Portion and the Original Storage Space, the period from January 15, 2001 to April 30, 2011, or the last date of an Extended Term applicable to the Third Floor Portion, the Fourth Floor Portion and the Original Storage Space pursuant to a properly exercised Extension Option; and as to the Seventh Floor Portion, the Eighth Floor Portion and the Additional Storage Space, the period from the Possession Date as to the Seventh Floor Portion, the Eighth Floor Portion and the Additional Storage Space to June 30, 2013 or the last date of an Extended Term applicable to the Seventh Floor Portion, the Eighth Floor Portion and the Additional Storage Space pursuant to a properly exercised Extension Option. The term Initial Term as used herein shall be the period from January 15, 2001 to April 30, 2011 as to the Third Floor Portion, the Fourth Floor Portion and the Original Storage Space and the period from the Possession Date to June 30, 2013 as to the Seventh Floor Portion, the Eighth Floor Portion and Additional Storage Space.

5. Use Change. As of the Effective Date, Section 2.5 of the Existing Lease is hereby deleted in its entirety.

6. Term Commencement and Acceptance of Premises. Section 3.1 of the Existing Lease provides the terms and conditions of delivery and acceptance of the Third Floor Portion and the Fourth Floor Portion, for which Tenant has previously accepted delivery and in which Tenant is in occupancy as of the date of this Fifth Amendment. As of the Effective Date, the following new Sections 3.1.1, 3.1.2, 3.1.3 and 3.1.4 are hereby added to the Existing Lease with respect to the terms and conditions of delivery and acceptance of the Seventh Floor Portion, the Eighth Floor Portion and the Additional Storage Space only:

3.1.1 Term and Acceptance of Seventh Floor Portion, the Eighth Floor Portion and the Additional Storage Space. Except as hereinafter provided, and unless terminated pursuant to the provisions of this Lease, the Term of this Lease as to the Seventh Floor Portion and the Eighth Floor Portion shall commence upon the Possession Date as to the Seventh Floor Portion and the Eighth Floor Portion and the Term of this Lease as to the Additional Storage Space shall commence upon the Possession Date as to the Additional Storage Space. At such time as Landlord obtains possession of the Additional Storage Space, Landlord shall send written notice to Tenant of Landlord’s ability to lease the Additional Storage Space. Within thirty (30) days after receipt of such notice, Tenant shall send written notice to Landlord indicating whether or not Tenant elects to lease the Additional Storage Space. If Tenant elects to lease the Additional Storage Space, Landlord shall deliver possession of the Additional Storage Space to Tenant within three (3)

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days after receipt of Tenant’s notice to lease and, commencing upon delivery of the Additional Storage Space and continuing thereafter for the remaining Term, Tenant shall pay Base Rent for such Additional Storage Space in the amount of Eighteen and 00/100 Dollars ($18.00) per square foot. If Tenant fails to respond within the thirty-day period following Landlord’s notice of the availability of the Additional Storage Space, Tenant shall be deemed to have elected to not lease the Additional Storage Space. The Term as to the Seventh Floor Portion, the Eighth Floor Portion and the Additional Storage Space shall end on the Expiration Date set forth in the Basic Lease Information as to the Seventh Floor Portion, the Eighth Floor Portion and the Additional Storage Space. No delay in delivery of the Seventh Floor Portion and the Eighth Floor Portion for any reason whatsoever shall operate to extend the Expiration Date or the Term. In the event that the Seventh Floor Portion and the Eighth Floor Portion are delivered to Tenant on any date other than the Anticipated Possession Date set forth in the Basic Lease Information of this Lease, Landlord and Tenant shall execute a Confirmation of Lease Term in the form as set forth in Exhibit E attached to this Lease. At such time as the Additional Storage Space is delivered, Landlord and Tenant shall likewise execute a Confirmation of Lease Term in the form as set forth in Exhibit E.

3.1.2 Condition of the Seventh Floor Portion, the Eighth Floor Portion and the Additional Storage Space. Tenant is currently occupying the entire Seventh Floor Portion of the Premises and a portion of the Eighth Floor Portion of the Premises pursuant to the Salesforce Sublease and Tenant has had an opportunity to inspect the current condition of the remaining portion of the Eighth Floor Portion (the “Vignette Eighth Floor Portion”). Landlord shall deliver the Seventh Floor Portion, the Eighth Floor Portion and the Additional Storage Space to Tenant in its “as is” condition; provided that the Vignette Eighth Floor Portion shall be delivered in a clean and orderly, but otherwise “as-is,” condition, with all fixtures left in place, and with all personal property of Vignette removed except such personal property which is being purchased by Tenant pursuant to that certain Sublease Termination Agreement by and between Vignette and Tenant dated March 7, 2005 (the “Sublease Termination Agreement”). Landlord shall have no responsibility for failure of Vignette to surrender the Premises with the personal property being purchased pursuant to the Sublease Termination Agreement left in place or Vignette’s failure to otherwise perform its obligations under the Sublease Termination Agreement. Except as provided herein, Tenant shall be responsible for performing and paying the costs of any improvements or alterations required to prepare the Seventh Floor Portion and the Eighth Floor Portion for Tenant’s occupancy pursuant to the Lease. Any initial improvements or alterations to the Seventh Floor Portion and Eighth Floor Portion following the Effective Date shall be performed in compliance with Article 10 of the Lease and Paragraphs 3, 4, 5.3, 6, 7 and 8 of the Work Letter such that references to Tenant’s Work shall be deemed to be references to the improvements and alterations to the Seventh Floor Portion and Eighth floor Portion; any improvements following the initial improvements to the Seventh Floor Portion

6

and Eighth Floor Portion shall be performed solely in compliance with Article 10 of the Lease.

3.1.3 Remaining Allowance. An amount equal to Three Hundred Two Thousand Ninety Two and 43/100 Dollars ($302,092.43) has not been disbursed by Landlord from the Construction Allowance provided in the Work Letter (the “Remaining Allowance”). Landlord and Tenant agree that, notwithstanding anything to the contrary contained herein or in the Work Letter, the Remaining Allowance shall be (a) first disbursed to Landlord to pay for (i) the tenant improvement allowance payable to OfficeMax (or any replacement tenant should OfficeMax fail to occupy any portion of the First Floor Portion); (ii) the tenant improvement allowance payable to Print 1 under the Print 1 Sublease in an amount not to exceed $40,200; (iii) the brokerage commissions payable to a third-party broker with respect to the leasing of the First Floor Portion to OfficeMax (or any replacement tenant should OfficeMax fail to occupy any portion of the First Floor Portion); (iv) attorneys’ fees incurred by Landlord in connection with the negotiation and documentation of the lease with Office Max (or any replacement tenant should OfficeMax fail to occupy); and (v) lender review fees incurred by Landlord in connection with the lender’s review of the Fifth Amendment, the lease with Office Max (or any replacement tenant should OfficeMax fail to occupy) and any other matter set forth as a condition precedent in Paragraph 17 requiring lender’s review or approval, and (b) then, if any amount remains, added to the 7th and 8th Floor Allowance (as defined below) and disbursed in accordance with the terms and conditions for such 7th and 8th Floor Allowance.

3.1.4 7th and 8th Floor Allowance. In addition to the availability of the Remaining Allowance, Landlord shall provide an additional allowance in the amount of Two Million Two Hundred Forty One Thousand Four Hundred Eighty and 00/100 Dollars ($2,241,480.00), calculated at the rate of Thirty and 00/100 Dollars ($30.00) multiplied by the Rentable Area of the Seventh Floor Portion and Eighth Floor Portion (the “7th and 8th Floor Allowance”). At least One Million Seven Hundred Thousand and 00/100 Dollars ($1,700,000.00) of the 7th and 8th Floor Allowance shall be used for the soft and hard costs of alterations or improvements to the Seventh Floor Portion and the Eighth Floor Portion. Disbursement of the 7th and 8th Floor Allowance shall be made within thirty (30) days after delivery to Landlord of the items included in Tenant’s Completion Notice as defined in the Work Letter. Provided that at least One Million Seven Hundred Thousand and 00/100 Dollars ($1,700,000.00) of the 7th and 8th Floor Allowance has been used and disbursed for alterations or improvements to the Seventh Floor Portion and the Eighth Floor Portion Premises, the remaining balance of the 7th and 8th Floor Allowance shall, at Tenant’s election, then be (i) disbursed to Tenant for reimbursement of hard and soft costs of alterations or improvements made by Tenant to the Building prior to the Effective Date and with respect to which Tenant has not been reimbursed from the Construction Allowance previously granted to Tenant, (ii) disbursed to Tenant for reimbursement of hard and soft costs of alterations or improvements made by Tenant to the Building after the Effective Date and/or (iii) paid to Tenant.

7

Disbursements of the remaining balance of the 7th and 8th Floor Allowance pursuant to the preceding sentence for reimbursement of hard and soft construction costs shall be made within thirty (30) days after delivery to Landlord of copies of paid invoices or receipts relating to the alterations and improvements to the Building for which Tenant is seeking reimbursement.

7. Option to Extend.

a. As of the Effective Date, Section 3.2 of the Existing Lease is hereby amended to grant Tenant two (2) options (in place of the one (1) option granted in the Existing Lease) to extend the applicable Initial Term of the Lease as to the Third Floor Portion, Fourth Floor Portion and Original Storage Space and as to the Seventh Floor Portion, Eighth Floor Portion and Additional Storage Space for two (2) additional periods of five (5) years each. Such options shall collectively be referred to as, the “Extension Options” and individually, as an “Extension Option.” The exercise of any Extension Option shall be governed by the terms and conditions of Section 3.2 of the Existing Lease; provided however that since the lease term for the Third Floor Portion, Fourth Floor Portion and Original Storage Space, on the one hand, and the lease term for the Seventh Floor Portion, Eighth Floor Portion and Additional Storage Space (if such Additional Storage Space has been delivered to Tenant), on the other hand, are not coterminous (a) reference to the Premises in Section 3.2 shall be deemed to refer to either the Third Floor Portion, Fourth Floor Portion and Original Storage Space or to the Seventh Floor Portion, Eighth Floor Portion and Additional Storage Space, as applicable; (b) the second Extension Option as to the Third Floor Portion, Fourth Floor Portion and Original Storage Space shall automatically terminate if Tenant fails to timely and properly exercise the first Extension Option as to the Third Floor Portion, Fourth Floor Portion and Original Storage Space in accordance with the terms and conditions of Section 3.2; and (c) the second Extension Option as to the Seventh Floor Portion, Eighth Floor Portion and Additional Storage Space shall automatically terminate if Tenant fails to timely and properly exercise the first Extension Option as to the Seventh Floor Portion, Eighth Floor Portion and Additional Storage Space.

b. The first sentence of Section 3.2.1 of the Existing Lease is deleted and replaced in its entirety with the following:

If no “Suspension Condition” (as hereinafter defined) exists at the time of Tenant’s exercise of the option to extend the Term or at the commencement of the Extended Term, and, with respect to the option to extend the Fourth Floor Portion, Tenant has timely and properly exercised the option to extend the fourth floor of the Annex set forth in the Annex Lease for the comparable extended term, Tenant shall have two (2) options (each, an “Extension Option”) to extend the Initial Term for additional periods of five (5) years (each, an “Extended Term”).

8. Retail Use. As of the Effective Date, Section 7.7 of the Existing Lease and Section 2 of the Fourth Amendment are each hereby deleted in their entirety.

9. Density. Section 8.4 of the Existing Lease is hereby amended to delete clause (ii) thereof and to insert in place thereof the following clause: “(ii) permit average permanent occupancy levels in excess of one person per one seventy five (175) feet of Rentable Area.”

8

Section 17.3 of the Existing Lease is hereby amended to delete (E) thereof and to insert in place thereof the following: “(E) result in increased density per floor in excess of one person/175 square feet of Rentable Area.”

10. Non-Disturbance. The last two sentences of Section 21.1 of the Existing Lease are hereby deleted and the following sentences are inserted in place hereof:

If any proceeding is brought for the foreclosure of any such encumbrance (or if any ground lease is terminated), (a) if requested by such purchaser or encumbrancer, Tenant (i) shall attorn, without any deductions or set-offs whatsoever, to the encumbrancer or purchaser or any successors thereto upon any foreclosure sale or deed in lieu thereof (or to the ground lessor), and (ii) shall recognize such purchaser or encumbrancer as the lessor under this Lease, and (b) such purchaser or encumbrancer shall accept this Lease and shall not disturb Tenant’s occupancy, so long as Tenant timely pays Rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Within ten (10) business days after request by Landlord or any encumbrancer, Tenant shall execute such further commercially reasonable instruments or assurances which are consistent with the provisions of this Section 21.1 to evidence or confirm the subordination or superiority of this Lease to any such encumbrance, the attornment by Tenant and the nondisturbance of Tenant.

11. Security Deposit. Landlord and Tenant acknowledge that the amount of the Security Deposit under the Existing Lease has been reduced to Two Million Eight Hundred Thousand Dollars ($2,800,000) as of the date hereof in accordance with the provisions of Section 26.2 of the Existing Lease. Within ten (10) business days after the Effective Date, Tenant shall increase the Security Deposit by the amount of Two Hundred Five Thousand Four Hundred Sixty Nine and 00/100 Dollars ($205,469.00). Tenant shall either deliver such increased Security Deposit to Landlord (i) in immediately available funds; (ii) by providing to Landlord an amendment to the existing L-C held by Landlord pursuant to Section 26 of the Existing Lease increasing the stated amount of the L-C to Three Million Five Thousand Four Hundred Sixty Nine and 00/100 Dollars ($3,005,469); or (iii) by providing to Landlord an additional L-C in the stated amount of Two Hundred Five Thousand Four Hundred Sixty Nine and 00/100 Dollars ($205,469.00). Such amendment to the existing L-C or new L-C shall comply with the requirements of Section 26.3 of the Existing Lease. Landlord agrees that to the extent that the Security Deposit is further reduced pursuant to Section 26.2 of the Existing Lease, Tenant may either replace the existing L-C with a reduced L-C, or cause the existing L-C to be amended to the reduced amount, at Tenant’s election.

12. Automobile Parking. As of the Effective Date, Section 30 of the Existing Lease is hereby deleted in its entirety and the following is inserted in place thereof:

30. Automobile Parking. There shall be no parking provided to Tenant in the Building or at any other location except as set forth in this Article 30. Pursuant to the terms of the lease between the owner of the Annex and Landlord (the “Annex Master Lease”), Landlord currently has the right to use a certain number of parking spaces located within and outside the One Market Tower Project adjacent

9

to the Building (as such number of spaces increase or decrease, the “Landlord Parking Rights”). For as long as Landlord maintains the Landlord Parking Rights, then Landlord shall provide to Tenant, at market rate costs to be paid by Tenant to Landlord, ten (10) parking spaces, a minimum of two (2) of such parking spaces shall be located within the One Market Tower project so long as Landlord has the Landlord Parking Rights to the Annex Master Lease for least eight (8) spaces in the One Market Tower project.

13. Signage. As of the Effective Date, Section 32 of the Lease is hereby deleted in its entirety and the following is inserted in place thereof:

32. Tenant’s Sign. Without Landlord’s prior consent, which Landlord may withhold in its sole discretion, Tenant shall not place on the Premises or on the Building any exterior signs nor any interior signs that are visible from the exterior of the Premises or Building. Tenant shall pay all costs and expenses relating to any such sign approved by Landlord, including without limitation, the cost of the installation and maintenance of the sign. On the date of expiration or earlier termination of this Lease, Tenant, at its sole cost and expense, shall remove all signs and repair any damage caused by such removal. Upon the Effective Date of the Fifth Amendment, Tenant shall remove the signs, if any, installed by Tenant pursuant to the Existing Lease at the exterior locations at the corner of Market and Spear Streets. Tenant shall be entitled to maintain its signage in the lobby of the Building existing as of the Effective Date for the remainder of the Term of this Lease. In addition, Landlord shall use commercially reasonable efforts to obtain the consent of Del Monte Corporation to the installation of a second similar sign in the lobby of the Building at the entrance from the One Market project (being the opposite end of the lobby from the existing signage).

14. Expansion Rights. As of the Effective Date, a new Section 34 is hereby added to the Existing Lease:

34. Expansion Rights.

34.1.1 Offer. For the period from the Effective Date until the fifth anniversary of the Effective Date, Tenant shall have a continuing right of first offer (the “Right of First Offer”) to lease (a) the entire second floor, (b) the entire fifth floor, and (c) the entire ninth, tenth and eleventh floors of the Building (each of the space described in clauses (a), (b) and (c) being an “Offering Space”) at such time as the existing tenants therefor fail to exercise their extension options in existence as of the date of the Fifth Amendment or the applicable lease is otherwise terminated (the occurrence of either making the applicable Offering Space “Available for Lease”). Landlord represents and warrants that no party other than the current tenant has any expansion right superior to the right of Tenant hereunder. If Offering Space becomes Available for Lease, Landlord shall not enter into a new lease for any such space without first giving Tenant written notice (an “Advice”) that Offering Space is or will be coming available for leasing and granting Tenant the opportunity to lease such

10

space (as well as any other space described therein) in accordance with this Section. Landlord shall provide Tenant with an Advice promptly after Landlord has determined that Offering Space is Available for Lease (but prior to leasing the Offering Space to a third party). The Advice shall describe with specificity the space that Landlord offers to Lease to Tenant (the “Expansion Space”) including, without limitation, Landlord’s determination of gross rentable square feet and location, the date on which the Expansion Space is expected to be available for delivery to Tenant, the parking rights that will be granted, and the base rent, base year and tenant improvement allowance at which the Expansion Space is offered. Tenant may lease the Expansion Space in its entirety only, under such terms, by delivering written notice of exercise to Landlord (“Notice of Exercise”) within ninety (90) days after the receipt of the Advice (“ROFO Exercise Period”), unless the Advice states that the Offering Space became available because of a early termination of the lease for such Offering Space in which case the ROFO Exercise Period shall be forty five (45) days. During such ROFO Exercise Period Landlord shall permit Tenant to physically inspect the Expansion Space. Expansion Space accepted by Tenant shall be deemed to be “Accepted Expansion Space”. Notwithstanding anything herein to the contrary, Tenant shall have no Right of First Offer and Landlord need not provide Tenant with an Advice, if:

(i) Tenant is in default under this Lease (beyond all applicable notice and grace periods) at the time Landlord would otherwise deliver the Advice; or

(ii) the Premises, or more than 32% of the Premises, is sublet to other than a Related Entity at the time Landlord would otherwise deliver the Advice; or

(iii) the Lease has been assigned to other than a Related Entity prior to the date Landlord would otherwise deliver the Advice; or

(iv) neither Tenant nor a Related Entity is occupying the Premises on the date Landlord would otherwise deliver the Advice; or

(v) the Offering Space is not intended for the exclusive use of Tenant or a Related Entity during the Term.

The rights of Tenant hereunder with respect to any applicable Advice shall terminate on the earlier to occur of: (i) Tenant’s failure to exercise its Right of First Offer within the ROFO Exercise Period and (ii) the date Landlord would have provided Tenant an Advice if one or more of the conditions set forth above is satisfied, notice of which shall be concurrently delivered to Tenant.

34.1.2. Tenant’s Exercise. In the event that Tenant exercises its Right of First Offer as provided above, the term for the Accepted Expansion Space shall commence upon the later of (i) the expected delivery date set forth in the Advice

11

and (ii) Landlord’s actual delivery of the Accepted Expansion Space and thereupon such Offering Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice shall govern Tenant’s leasing of such Accepted Expansion Space and only to the extent that they do not conflict with the Advice, the terms and conditions of this Lease shall apply to such Accepted Expansion Space. The Offering Space (including improvements and personalty, if any) shall be accepted by Tenant in its “AS-IS” condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Accepted Expansion Space or as of the date the term for such Accepted Expansion Space commences, unless the Advice specifies any work to be performed by Landlord in the Accepted Expansion Space, in which case Landlord shall perform such work in the Accepted Expansion Space. If Tenant exercises its Right of First Offer, Landlord shall prepare an amendment (the “Offering Amendment”) adding the Accepted Expansion Space to the Premises on the terms set forth in the Advice and reflecting the changes in Base Rent, rentable square feet in the Premises, Tenant’s Percentage Share, Base Year and other appropriate terms. A copy of the Offering Amendment shall be (i) sent to Tenant within a reasonable time after receipt of the Notice of Exercise executed by Tenant, and (ii) executed by Tenant and returned to Landlord within thirty (30) days thereafter, but an otherwise valid exercise of the Right of First Offer contained herein shall, at Landlord’s option, be fully effective whether or not the Offering Amendment is executed.

34.1.3 Limitation on Tenant’s Right as to 9th, 10th and 11th Floors Offering Space. With respect to Tenant’s exercise of its Right of First Offer as to Offering Space on the entire 9th, 10th and 11th Floors only, Tenant’s Notice of Election to be effective must be accompanied by evidence that Tenant has maintained a credit rating as determined by Moody’s (or other similar credit rating agency reasonably acceptable to Landlord) of BBB+ or better for the twelve-month period preceding Tenant’s delivery of its Notice of Election. Landlord shall advise Tenant within fourteen (14) days after receipt of the Notice of Election and evidence of credit rating whether such evidence is satisfactory to Landlord.

34.1.4 Reinstatement. If Tenant fails to exercise its Right of First Offer within the ROFO Exercise Period, then Landlord shall be free to lease the Offering Space to anyone to whom Landlord desires on any terms Landlord desires; provided however that if any of the economic terms of such lease shall not be 92% or greater than any of the economic terms in the Advice, Tenant’s rights hereunder shall be reinstated and Landlord shall be obligated to offer the Offering Space to Tenant on the revised terms (the “Revised Advise”) in accordance with the procedure set forth in Section 34.1.1, except that Tenant shall be obligated to exercise its Right of First Offer based on the Revised Advise within fifteen (15) days.

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34.1.5 Consents. At the time Landlord delivers the Accepted Expansion Space, Landlord shall also deliver to Tenant all consents, including any lender’s consent, necessary to effect the Offering Amendment and use commercially reasonable efforts to cause any lender to deliver any amendment or amendments necessary to cause the Accepted Expansion Space to be protected by any Subordination, Attornment and Non-Disturbance Agreement then in place.

15. Elevator Lobbies. Tenant shall have the right at any time during the Term to repaint the elevator lobbies on any floor of the Premises and the Premises to colors selected by Tenant without obtaining any consent or approval from Landlord.

16. Brokerage Commission. Each of Landlord and Tenant represents and warrants to the other that it has not had any dealings with any broker or agent in connection with the negotiation or execution of this Fifth Amendment other than Tenant’s broker Cushman & Wakefield. Landlord agrees to pay a commission to Cushman & Wakefield with respect to this Fifth Amendment per separate written agreement. Tenant agrees to indemnify, defend and hold Landlord harmless from any and all costs (including attorneys’ fees), expenses or liability for commissions or other compensation claimed by any broker or agent other than Cushman & Wakefield claiming to have had dealings with Tenant in connection with this Fifth Amendment. Landlord agrees to indemnify, defend and hold Tenant harmless from any and all costs (including attorneys’ fees), expenses or liability for commissions or other compensation claimed by any broker or agent other than Cushman & Wakefield claiming to have had dealings with Landlord in connection with this Fifth Amendment.

17. Conditions Precedent.

a. Landlord Conditions. The following shall be conditions precedent to the effectiveness of this Fifth Amendment for the benefit of Landlord:

(1) Lease Termination with Vignette. Landlord shall have entered into a termination of the Vignette Lease upon terms and conditions acceptable to Landlord in its sole discretion (the “Vignette Lease Termination”) and Vignette shall have surrendered the Seventh Floor Portion and Eighth Floor Portion in accordance with the terms and conditions of the Vignette Lease Termination.

(2) Annex Lease Amendment. Landlord and Tenant shall have entered into an amendment to the Annex Lease acceptable to Landlord in its sole and absolute discretion (the “Annex Lease Amendment”).

(3) Lender’s Consent. Landlord shall have obtained the consent of the beneficiary of the existing deed of trust encumbering the Building (“Existing Lender”) to (i) this Fifth Amendment and (ii) the Vignette Lease Termination.

If the conditions precedent set forth in this Paragraph 17(a) have not been satisfied or waived by Landlord on or before June 1, 2005, this Fifth Amendment shall be null and void and of no further force or effect. Landlord shall provide written notice to Tenant on or before June 1, 2005 indicating whether such conditions precedent are satisfied, unsatisfied or waived.

13

b. Tenant Conditions. The following shall be conditions precedent to the effectiveness of this Fifth Amendment for the benefit of Tenant:

(1) Annex Lease Amendment. Landlord and Tenant shall have entered into the Annex Lease Amendment acceptable to Tenant in its sole and absolute discretion.

(2) Sublease Termination Agreement. Tenant shall have entered into a termination of the Salesforce Sublease upon terms and conditions acceptable to Tenant in its sole discretion (the “Salesforce Sublease Termination”) and Vignette shall have surrendered the Seventh Floor Portion and portion of the Eighth Floor Portion currently occupied by Tenant in accordance with the terms and conditions of the Salesforce Sublease Termination.

(3) SNDA. Landlord shall have obtained from Existing Lender for the benefit of Tenant a subordination, non-disturbance and attornment agreement acceptable to Tenant with respect to Tenant’s interest in the entire Premises, including the Seventh Floor Portion and Eighth Floor Portion. Nothing contained in this Section 17(b)(3) shall be deemed an obligation or covenant of Landlord to obtain such subordination, non-disturbance and attornment agreement.

If the conditions precedent set forth in this Paragraph 17(b) have not been satisfied or waived by Tenant on or before June 1, 2005, this Fifth Amendment shall be null and void and of no further force or effect. Tenant shall provide written notice to Landlord on or before June 1, 2005 indicating whether such conditions precedent are satisfied, unsatisfied or waived.

18. Representations and Warranties. (a) As a material inducement to Landlord to enter into this Fifth Amendment, Tenant represents and warrants to Landlord that, as of the date of this Fifth Amendment to Lease:

(1) No Defaults. The Existing Lease is in full force and effect. There are no defaults by Tenant under the Existing Lease, and no circumstance has occurred which, but for the expiration of an applicable grace period, would constitute an event of default by Tenant under the Existing Lease. To Tenant’s knowledge, there are no defaults by Landlord under the Existing Lease, and no circumstance has occurred which, but for the expiration of an applicable grace period, would constitute an event of default by Landlord under the Existing Lease. To Tenant’s knowledge, Tenant has no defenses or rights of offset under the Existing Lease.

(2) No Assignment. Tenant is the sole lawful tenant under the Existing Lease, and Tenant has not sublet (other than pursuant to the Print 1 Sublease), assigned, conveyed, encumbered or otherwise transferred any of the right, title or interest of Tenant under the Existing Lease or arising from its use or occupancy of the Premises, and no other person, partnership, corporation or other entity has any right, title or interest in the Existing Lease or the Premises, or the right to occupy or use all or any part of the Premises.

(3) Authority. Tenant is a duly formed and existing entity qualified to do business in the State of California. Tenant has full right and authority to execute and deliver this Fifth Amendment and each person signing on behalf of Tenant is authorized to do so and no

14

consent of any party is required on behalf of Tenant for this Fifth Amendment to be in full force and effect.

(b) As a material inducement to Tenant to enter into this Fifth Amendment, Landlord represents and warrants to Tenant that, as of the date of this Fifth Amendment:

(1) No Defaults. The Existing Lease is in full force and effect. There are no defaults by Landlord under the Existing Lease, and no circumstance has occurred which, but for the expiration of an applicable grace period, would constitute an event of default by Landlord under the Existing Lease. To Landlord’s knowledge, there are no defaults by Tenant under the Existing Lease, and no circumstance has occurred which, but for the expiration of an applicable grace period, would constitute an event of default by Tenant under the Existing Lease.

(2) Authority. Landlord is a duly formed and existing entity qualified to do business in the State of California; Landlord has full right and authority to execute and deliver this Fifth Amendment and each person signing on behalf of Landlord is authorized to do so and no consent of any party is required on behalf of Landlord for this Fifth Amendment to be in full force and effect, excluding the Existing Lender.

19. Interpretation of Amendment. This Fifth Amendment and Existing Lease shall be construed as a whole in order to effectuate the intent of the parties to amend the Existing Lease in the manner specified in this Fifth Amendment. All provisions of the Existing Lease affected by this Fifth Amendment shall be deemed amended regardless of whether so specified in this Fifth Amendment. Subject to the foregoing, if any provision of the Existing Lease conflicts with any provision of this Fifth Amendment, the provision of this Fifth Amendment shall control.

20. No Further Amendment. Except as amended by this Fifth Amendment, the Existing Lease shall continue in full force and effect and in accordance with its terms.

21. Governing Law. This Fifth Amendment shall be construed in accordance with and governed by the laws of the State of California.

22. Partial Invalidity. If any one or more of the provisions contained in this Fifth Amendment shall be invalid, illegal or unenforceable in any respect, the remaining provisions contained herein shall not be affected in any way thereby.

[signatures follow on next page]

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IN WITNESS WHEREOF, the parties have executed this Fifth Amendment as of the date first hereinabove set forth.

LANDLORD:

TMG/ONE MARKET, L.P., a Delaware limited partnership

By:	Martin/One Market, LLC, a California limited liability company Its General Partner

	By:	TMG One Market Manager, Inc., a California corporation Its Managing Member

		By:	/s/ Cathy Greenwold

		Its:	EVP

TENANT:

SALESFORCE.COM, INC., a Delaware corporation

By:	/s/ David Schellhase

Its:	SVP & General Counsel

16

EXHIBIT A

DESCRIPTION OF PREMISES AS OF THE EFFECTIVE DATE

[GRAPHIC]

1

SCHEDULE 1 TO THE FIFTH AMENDMENT TO OFFICE LEASE

March 1, 2005	$403,924.28	January 1, 2010	$591,105.25
April 1, 2005	$505,395.21	February 1, 2010	$591,105.25
May 1, 2005	$518,288.76	March 1, 2010	$591,105.25
June 1, 2005	$518,288.76	April 1, 2010	$591,105.25
July 1, 2005	$518,288.76	May 1, 2010	$591,105.25
August 1, 2005	$518,288.76	June 1, 2010	$591,105.25
September 1, 2005	$504,061.93	July 1, 2010	$596,553.30
October 1, 2005	$504,061.93	August 1, 2010	$596,553.30
November 1, 2005	$504,061.93	September 1, 2010	$596,553.30
December 1, 2005	$504,008.34	October 1, 2010	$596,553.30
January 1, 2006	$504,008.34	November 1, 2010	$596,553.30
February 1, 2006	$504,008.34	December 1, 2010	$596,491.17
March 1, 2006	$504,008.34	January 1, 2011	$596,491.17
April 1, 2006	$504,008.34	February 1, 2011	$596,491.17
May 1, 2006	$504,008.34	March 1, 2011	$596,491.17
June 1, 2006	$538,253.17	April 1, 2011	$596,491.17
July 1, 2006	$572,498.00	May 1, 2011	$295,750.83
August 1, 2006	$572,498.00	June 1, 2011	$295,750.83
September 1, 2006	$572,498.00	July 1, 2011	$301,198.88
October 1, 2006	$572,498.00	August 1, 2011	$301,198.88
November 1, 2006	$572,498.00	September 1, 2011	$301,198.88
December 1, 2006	$572,442.84	October 1, 2011	$301,198.88
January 1, 2007	$572,442.84	November 1, 2011	$301,198.88
February 1, 2007	$572,442.84	December 1, 2011	$301,198.88
March 1, 2007	$572,442.84	January 1, 2012	$301,198.88
April 1, 2007	$572,442.84	February 1, 2012	$301,198.88
May 1, 2007	$572,442.84	March 1, 2012	$301,198.88
June 1, 2007	$572,442.84	April 1, 2012	$301,198.88
July 1, 2007	$577,890.89	May 1, 2012	$301,198.88
August 1, 2007	$577,890.89	June 1, 2012	$301,198.88
September 1, 2007	$577,890.89	July 1, 2011	$306,646.92
October 1, 2007	$577,890.89	August 1, 2011	$306,646.92
November 1, 2007	$577,890.89	September 1, 2011	$306,646.92
December 1, 2007	$577,833.97	October 1, 2011	$306,646.92
January 1, 2008	$577,833.97	November 1, 2011	$306,646.92
February 1, 2008	$577,833.97	December 1, 2011	$306,646.92
March 1, 2008	$577,833.97	January 1, 2012	$306,646.92
April 1, 2008	$577,833.97	February 1, 2012	$306,646.92
May 1, 2008	$584,698.22	March 1, 2012	$306,646.92
June 1, 2008	$584,698.22	April 1, 2012	$306,646.92
July 1, 2008	$589,147.62	May 1, 2012	$306,646.92
August 1, 2008	$589,147.62	June 1, 2012	$306,646.92
September 1, 2008	$589,147.62	July 1, 2012	$306,646.92
October 1, 2008	$589,147.62	August 1, 2012	$306,646.92
November 1, 2008	$589,147.62	September 1, 2012	$306,646.92
December 1, 2008	$589,089.03	October 1, 2012	$306,646.92
January 1, 2009	$589,089.03	November 1, 2012	$306,646.92
February 1, 2009	$587,394.22	December 1, 2012	$306,646.92
March 1, 2009	$585,699.41	January 1, 2013	$306,646.92
April 1, 2009	$585,699.41	February 1, 2013	$306,646.92
May 1, 2009	$585,717.54	March 1, 2013	$306,646.92
June 1, 2009	$585,717.54	April 1, 2013	$306,646.92
July 1, 2009	$591,165.58	May 1, 2013	$306,646.92
August 1, 2009	$591,165.58	June 1, 2013	$306,646.92
September 1, 2009	$591,165.58		$306,646.92
October 1, 2009	$591,165.58
November 1, 2009	$591,165.58
December 1, 2009	$591,105.25

1